As filed with the Securities and Exchange Commission on April 3, 2026

Registration No. 333-272750

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 7

to

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN

REAL ESTATE COMPANIES

IPC Alternative Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

IPC Alternative Real Estate Advisor, LLC

Robert H. Baum

Kristin A. Orlando

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Robert H. Bergdolt

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2002

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

IPC Alternative Real Estate Income Trust, Inc.

Maximum Offering of $1,250,000,000

IPC Alternative Real Estate Income Trust, Inc. is a recently organized corporation that intends to invest primarily in quality commercial real estate in the United States. We are externally managed by our advisor, IPC Alternative Real Estate Advisor, LLC (the “Advisor”). Our Advisor is an affiliate of Inland Real Estate Investment Corporation (“IREIC”), a leading sponsor of public and private real estate programs. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of stabilized, income-generating commercial real estate across alternative property types, with a non-exclusive focus on self-storage facilities, student housing properties and healthcare-related properties. We may also invest in value-add or other development projects in these asset classes, potentially through a variety of ownership structures including but not limited to direct ownership, joint ventures, co-investment opportunities, preferred equity positions and others. We elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2024. Until that time, we were subject to taxation at regular corporate rates under the Internal Revenue Code of 1986, as amended (the “Code”). We intend to continue to qualify as a REIT for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We have not yet identified any investments to make through our operating partnership with the proceeds of this offering and are considered a blind pool.

We are offering on a continuous basis up to $1,250,000,000 in shares of common stock, consisting of up to $1,000,000,000 in shares in our primary offering and up to $250,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The minimum initial investment to acquire Class T, Class S or Class D shares is $2,500. Unless waived by the Dealer Manager (as defined herein), the minimum initial investment to acquire Class I shares is $1,000,000. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that the dealer manager for this offering will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 27 for risks to consider before buying our shares, including:

•	We have a limited operating history, and there is no assurance that we will achieve our investment objectives.

public trading market. Although there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•	This is a “blind pool” offering, and thus you will not have the opportunity to evaluate our investments to be made through our operating partnership with the proceeds before we make them.
•

We have no employees and are dependent on our Advisor to conduct our operations. Our Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Inland Programs (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to our Advisor.

•

There is no public trading market for our common stock, and repurchase of shares by us will likely be the only way to dispose of your shares. We are not obligated to repurchase any shares under our share repurchase plan or to provide any other kind of liquidity. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

		•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•

We cannot guarantee that we will make distributions. If we do, we may fund such distributions from sources other than cash flow from operations, including the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

		•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•

If we fail to qualify as a REIT and no relief provisions apply, we will be subject to tax as a regular corporation and could face a substantial tax liability. Further, our NAV and cash available for distribution to our stockholders could materially decrease.

•	The purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV and will not be based on any

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Primary Offering(4)	$1,000,000,000	$19,395,064	$1,207,729	$979,397,206
Class T Shares, per Share	$24.2408	$0.7026	$0.1171	$23.4211
Class S Shares, per Share	$24.1724	$0.8174	$—	$23.3550
Class D Shares, per Share	$23.7165	$0.3505	$—	$23.3660
Class I Shares, per Share	$23.3550	$—	$—	$23.3550
Maximum Distribution Reinvestment Plan	$250,000,000	$—	$—	$250,000,000

(1)
The price per share shown for each of our classes of shares is the April 1, 2026 transaction price, which is equal to such class’s NAV as of February 28, 2026, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees.
(2)
The table assumes that $1,000,000,000 of shares are sold in the primary offering, with 25% of the primary offering proceeds from the sale of each of our Class T shares, Class S shares, Class D shares and Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors may pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay on a monthly basis the following selling commissions over time as distribution fees to the dealer manager, subject to a cap of 8.75% of gross proceeds (or a lower amount as determined by participating broker-dealers): (a) for Class T shares only, a representative distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares; and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain other items of underwriting compensation and other organization and offering expenses, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”
(3)
Proceeds are calculated before deducting distribution fees and other organization and offering expenses payable by us, which are paid over time.
(4)
We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is April 3, 2026

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Suitability Standards

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T, Class S or Class D common stock is $2,500. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•
a net worth of at least $250,000; or
•
a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama must have either (a) a minimum of $100,000 annual gross income and a net worth of $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in us and other non-traded direct participation programs by purchasers residing in Alabama shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made as a result of participation in a distribution reinvestment program nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

California Investors. Purchasers residing in California may not invest more than 10% of their net worth in this offering. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Idaho Investors. Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and similar investments to not more than 10% of their liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated public, non-listed REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Massachusetts investors must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (ii) a minimum liquid net worth of $350,000. For these purposes, “liquid net

i

worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. No more than 10% of any one Missouri investor’s liquid net worth shall be invested in us.

Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other public, non-listed direct participation programs to 10% of such investor’s net worth.

New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

New Mexico Investors. Purchasers residing in New Mexico who are not “accredited investors” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed real estate investment trusts.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other public, non-listed real estate investment trusts. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon Investors. In addition to general suitability standards, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law. In addition, because the minimum offering amount is less than $125,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions. Further, subscriptions from Pennsylvania residents will not be released from escrow until (i) we have received, prior to the termination of our primary offering, purchase orders from all sources for at least $62,500,000 (including subscription orders by residents of other jurisdictions and by Inland, its affiliates and our directors and officers) of shares of our common stock in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares and/or (ii) we obtain, prior to the termination of our primary offering, $62,500,000 in assets (including by consolidating our operating partnership in our financial statements under generally accepted accounting principles in the U.S.). Please refer to the “Prospectus Summary—At what point will the initial proceeds of this offering be released from escrow?” and See “Plan of Distribution—Special Notice to Pennsylvania Investors” for a discussion of the special escrow arrangement for Pennsylvania investors.

Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other public, non-listed REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

The U.S. Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest, which establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests, and should consider reasonable alternatives in determining whether the broker-dealer and its associated persons have a reasonable basis for making the recommendation. Broker-dealers are under a duty of care to evaluate other alternatives in the purchaser’s best interest and other alternatives are likely to exist. For example, investments in listed entities may be reasonable alternatives to an investment in us, and may feature characteristics like lower costs, less complexity, and lesser or different risks; transactions for listed securities involve nominal or no commissions at the time of initial purchase. This standard is different than the quantitative suitability standards we require for an investment in our shares and enhances the broker-dealer standard of conduct beyond previously existing suitability obligations. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. The impact of Regulation Best Interest cannot be determined at this time as Regulation Best Interest became effective June 30, 2020 and little administrative case law exists under Regulation Best Interest as of the date of this prospectus. The full scope of its applicability is uncertain.

Under SEC rules, the broker-dealer must meet four component obligations:

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Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.
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Care Obligation: The broker-dealer must exercise reasonable diligence, care and skill in making the recommendation.
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Conflict of Interest Obligation: The broker-dealer must establish, maintain and enforce written policies and procedures reasonably designed to address conflicts of interest.
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Compliance Obligation: The broker-dealer must establish, maintain and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

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meet the minimum income and net worth standards established in your state;
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are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and
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are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

About This Prospectus

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us,” “our” and the “Company” refer to IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation, and the term “Operating Partnership” refers to IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership of which we are the general partner (originally formed under the name “IPC Alternative Assets Operating Partnership, LP”), together with its consolidated subsidiaries, in each case unless the context requires otherwise.

IREIC is part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof, including IREIC, some or all of which are sometimes referred to herein as “Inland.” Unless otherwise noted, numerical information relating to IREIC or The Inland Real Estate Group of Companies (together with its affiliates, “Inland”) is approximate, and is as of December 31, 2025.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus.

Clarity of the text in this prospectus may be affected by the size of the screen on which it is displayed.

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Prospectus Summary

This prospectus summary highlights all material information contained elsewhere in this prospectus. However, this is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q: What is IPC Alternative Real Estate Income Trust, Inc.?

A: We are a recently organized Maryland corporation that intends to invest in a diversified portfolio of stabilized, income-generating commercial real estate across alternative property types, with a non-exclusive focus on self-storage facilities, student housing properties and healthcare-related properties. Healthcare-related assets may include medical outpatient buildings, ambulatory surgery centers, senior living communities and life science and laboratory facilities. We may also invest in value-add or other development projects in these asset classes, potentially through a variety of ownership structures including but not limited to direct ownership, joint ventures, co-investment opportunities, preferred equity positions and others.

We were originally formed on June 17, 2021 as a Delaware limited liability company named “Inland Private Capital Alternative Assets Fund, LLC.” As of December, 31, 2025, we had invested only approximately $11.0 million in the Operating Partnership and therefore did not own a significant interest in its underlying properties. As we raise proceeds in this offering, we will contribute additional capital to the Operating Partnership in exchange for additional economic interests such that we expect to eventually consolidate the Operating Partnership. Our Operating Partnership acquired a portfolio of 30 medical outpatient properties on September 2, 2021 through a “roll-up” transaction with eight separate programs sponsored by an affiliate of our sponsor. In exchange for the properties, our Operating Partnership issued limited partnership units (referred to as “Operating Partnership units” or “OP Units”) to the Delaware statutory trusts that owned the properties, which were subsequently distributed to the investors in those trusts and classified as Class A OP Units. On June 12, 2023, we converted to a Maryland corporation named IPC Alternative Real Estate Income Trust, Inc.

As of the date of this prospectus, our Operating Partnership’s real estate portfolio consists of 30 medical outpatient properties, four self-storage properties, and one student housing property.

Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and the telephone number of our principal executive offices is (630) 218-8000. We are externally managed by our Advisor, IPC Alternative Real Estate Advisor, LLC, a Delaware limited liability company. Our Advisor is an affiliate of IREIC, our sponsor.

Q: What is Inland?

A: Together with its affiliates, Inland is a fully integrated group of legally and financially separate companies that is involved in every aspect of real estate, including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. Since its founding in 1968, and through December 31, 2025, Inland has sponsored 851 programs and raised more than $31.2 billion in capital from more than 490,000 investors. IREIC, our sponsor, is a member company of Inland.

Pursuant to the advisory agreement between us and our Advisor (the “Advisory Agreement”), our Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Our Advisor will also oversee our other service providers. See “Management—Our Advisor and Inland” and “Management—The Advisory Agreement.” On April 1, 2026, our Advisor and Inland Advisory Services, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Inland (“Inland Advisory”) entered into an Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, Inland Advisory will act as sub-advisor to our Advisor with respect to our portfolio of investments. Neither we nor the Advisor pay Inland Advisory a fee under the Investment Advisory Agreement and the Advisor is responsible for expenses incurred by Inland Advisory relating to the investment of our assets.

We also rely on Inland Commercial Real Estate Services LLC, a Delaware limited liability company and an affiliate of our sponsor (“Inland Commercial”), or Inland Devon Self Storage Holdings LLC, an affiliate of our sponsor (“Devon”), to perform property management, construction management and leasing services for the properties we acquire. Inland Commercial manages our Operating Partnership’s current portfolio of healthcare properties and Devon manages our Operating Partnership’s portfolio of self-storage properties. Our Operating Partnership’s student housing property is managed by a third-party manager. We also may enter into property management agreements with third-party managers and/or operators who have expertise in certain sectors. We will enter into property management agreements with Inland Commercial, Devon, or a third-party manager, for the management, operation and maintenance of each property that we own.

Q: What potential competitive strengths do you achieve through your relationship with Inland?

A: We believe our relationship with Inland provides us with many benefits, including:

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Inland’s Sponsorship Experience—Inland has more than 50 years of experience in acquiring and managing real estate assets. As of December 31, 2025, Inland had sponsored 851 real estate investment programs, including 840 private and public limited partnerships, limited liability companies and Delaware statutory trusts and eleven non-listed REITs.
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Experienced Acquisition Team – Inland Real Estate Acquisitions, Inc., or “IREA,” and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since its inception, through December 31, 2025, IREA has facilitated more than $56 billion of purchases including self-storage properties, student housing properties, senior living communities and medical outpatient buildings.
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Inland’s Management Team—Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate. As of December 31, 2025, Inland entities cumulatively owned properties located in 42 states and managed assets with a value of approximately $16 billion.
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Experienced Acquirer and Manager of Alternative Real Estate Assets – Inland, primarily through the DST and private investment programs sponsored by Inland Private Capital Corporation (“IPC”), a subsidiary of our sponsor, has significant experience in acquiring, owning and operating alternative real estate assets. Specifically, as of December 31, 2025, IPC-sponsored programs had acquired healthcare properties (including senior living communities) with a total purchase price of over $1.6 billion, student housing properties with a total purchase price of over $1.9 billion and self-storage properties with a total purchase price of over $2.1 billion.
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Strong Industry Relationships –We believe that Inland’s extensive network of relationships with the real estate brokerage, development and operating partners enable us to successfully execute our strategies. These relationships augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In particular, we believe that Inland’s strong relationships with third-party operators of alternative property types, including in the storage, student housing, and senior living asset classes, will aid in attracting and retaining tenants.
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Inland’s Centralized Resources—Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

For more information regarding our Advisor and Inland’s investment management business, see “Management—Our Advisor and Inland” and “Investment Objectives and Strategies—Potential Competitive Strengths.”

Q: What are your investment objectives?

A: Our investment objectives are to invest in assets that will enable us to:

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deliver attractive current income in the form of regular, stable cash distributions,
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drive long-term value through acquisition and proactive asset management,
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provide exposure to demographic-driven, high conviction real estate sectors and
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preserve and protect invested capital.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-listed REITs may be subject to volatility related to the values of their underlying assets. In addition, the lower volatility of an investment in a non-listed REIT may in part be the result of the appraisal-based method for determining our NAV. Appraisal-based pricing for our shares may create a smoothing effect on our NAV due to the reliance on lagged variables such as comparable valuations or capitalization rates in the appraisal process. See the “Risk Factors” section of this prospectus.

Q: What is your investment strategy?

A: Our investment strategy is to acquire primarily stabilized, income-generating commercial real estate across alternative property types in the United States. We may also to a lesser extent invest in real estate debt and real estate-related securities to provide current income and a source of liquidity for our share repurchase plan, cash management and other purposes. We seek to create and maintain a portfolio of commercial real estate investments that generate stable income to enable us to pay attractive and stable cash distributions to our stockholders.

Our investments in primarily stabilized, income-generating U.S. commercial real estate focus on a range of asset types. These may include self-storage facilities, student housing properties and healthcare-related properties. As of the date of this prospectus, our Operating Partnership’s real estate portfolio consists of medical outpatient properties, self-storage properties, and a student housing property. For a description of our Operating Partnership’s investments as of December 31, 2025, see “Investment Portfolio—Real Estate Portfolio.”

We currently have no intention to make or acquire any investments outside the United States and may do so in the future only to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors.

Q: What types of properties do you intend to acquire?

A: Our property investments will consist primarily of stabilized, income-generating commercial real estate across alternative property types, with a non-exclusive focus on self-storage facilities, student housing properties, and healthcare-related properties. Healthcare-related assets may include medical outpatient buildings, ambulatory surgery centers, senior living communities and life science and laboratory facilities. We may also invest in value-add or other development projects in these asset classes, potentially through a variety of ownership structures including but not limited to direct ownership, joint ventures, co-investment opportunities, preferred equity positions and others.

Q: What is a real estate investment trust, or REIT?

A: We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2024. Until that time, we were subject to taxation at regular corporate rates under the Code. We intend to continue to qualify as a REIT for U.S. federal income tax purposes.

In general, a REIT is a company that:

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combines the capital of many investors to acquire or provide financing for real estate assets;
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offers the benefits of a real estate portfolio under professional management;
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satisfies the various requirements of the Code, including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and
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is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a “C” corporation.

Q: What is a non-listed, perpetual-life REIT?

A: A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. Although we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q: How will you identify investments and make decisions on whether to acquire properties?

A: Our Advisor will have the authority to implement our investment strategy, subject to the oversight of our board of directors.

Our Advisor will work with our sponsor and IREA to identify potential investments and will evaluate all elements of a proposed investment, including: geographic location; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing; and tax considerations. Because the factors considered, including the specific weight we place on each factor, may vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition, Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. The investment committee consists of members of senior management from various areas of the organization including property management, asset management, underwriting, finance, and legal. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all Inland Programs, as well as the factors described in the preceding paragraph. Our Advisor does not recommend any investments for us unless the investment is approved for consideration by Inland’s investment committee.

The primary sources of proposed real estate investments will include the following:

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Delaware statutory trusts, or “DSTs,” or other private investment programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code;
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major corporations, real estate owners, developers and real estate operators with which Inland has worked in the past and that wish to divest assets or partner with Inland;
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real estate brokers;
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investment/commercial banks and other lenders; and
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open market and off-market transactions.

A primary source of proposed real estate investments will consist of DSTs or other private investment programs sponsored by IPC and owning commercial real estate in alternative sectors. As of December 31, 2025, IPC-sponsored programs had acquired healthcare properties (including senior living communities) with a total purchase price of over $1.6 billion, student housing properties with a total purchase price of over $1.9 billion and self-storage properties with a total purchase price of over $2.1 billion. As part of this strategy, IPC has a program, which commenced on June 27, 2024 (the “DST Program”), through which it sponsors private placements (“Private Placements”) exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of beneficial interests in specific DSTs owning one or more real properties (each, a “DST Property”). In connection with the DST Program, the Operating Partnership receives a fair market value purchase option with respect to each DST, giving the Operating Partnership the option, but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require DST investors to exchange their DST interests for Class T OP Units, Class S OP Units, Class D OP Units, Class I OP Units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST interests pursuant to each Private Placement. As of the date of this prospectus, IPC had sponsored three Private Placements of beneficial interests in DSTs owning, in the aggregate, one student housing property and two senior living facilities, with a total purchase price of over $259.5 million. The Operating Partnership holds a fair market value purchase option with respect to each of these three DSTs.

Q: Why is real estate debt a potential part of your real estate investment strategy?

A: We may invest in real estate debt to contribute to our overall net returns. The type of real estate debt investments we may seek to originate or acquire are obligations backed principally by real estate of the type that generally meets our criteria for direct investment. We may source, originate and manage a real estate debt portfolio consisting of subordinated mortgages, mezzanine loans, loan participations and other forms of debt investments made with respect to real estate and real estate-related assets as well as mortgage loans, bank loans, and other interests relating to real estate and debt of companies in the business of owning or operating real estate-related businesses. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender. We expect that these investments will be generally illiquid in nature. Mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by a multifamily or commercial property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate. See “Investment Objectives and Strategies” for a more detailed discussion of the real estate debt investments we may make.

Q: Why are real estate-related securities a potential part of your real estate investment strategy?

A: We may invest in real estate-related securities as a cash management strategy before investing offering proceeds into longer-term real estate assets. In addition, we believe that, subject to applicable law, our real estate-related securities could be used, in part, to maintain appropriate liquidity levels in order to provide funds to satisfy repurchase requests under our share repurchase plan that we chose to satisfy in any particular month. Our securities portfolio will focus on agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”) and public equity real estate securities.

To the extent consistent with our intended qualification as a REIT, we may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. However, we may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

We do not intend that our investments in real estate-related securities will require us to register as an investment company under the Investment Company Act, and we intend to divest securities before any such registration would be required.

See “Investment Objectives and Strategies” for a more detailed discussion of real estate-related securities investments we may make.

Q: Will you use leverage?

A: Yes. Our target leverage ratio is approximately 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. As of December 31, 2025, our Operating Partnership’s leverage ratio was 60.1%.

We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the rationale for doing so to our stockholders.

Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion of the purchase price is not free from risk, however. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., SOFR) increases.

Q: Do your investment guidelines overlap with the objectives or guidelines of any of Inland’s affiliates, and do any Inland affiliates receive priority with respect to certain investments?

A: Our sponsor believes our investment objectives, guidelines and strategy are generally distinct from the other programs advised by our sponsor or its affiliates (collectively referred to as the “Inland Programs”). Accordingly, we believe there has been to date, and expect there will continue to be, sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market.

A primary source of proposed real estate investments will consist of DSTs or other private investment programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code. We do not anticipate that our acquisition strategy with respect to these investments will overlap with the strategy of any other Inland Program.

However, with respect to potential real estate investments that do not involve a tax-deferred contribution of the property to our Operating Partnership, there may be overlap of real estate and real estate debt investment opportunities with certain Inland Programs that are actively investing and similar overlap with future Inland Programs. In particular, we may seek to acquire the same alternative property types in which IPC-sponsored programs may invest. Programs sponsored by IPC generally consist of (a) private programs structured to provide replacement properties for investors wishing to complete a Section 1031 exchange, (b) private programs that intend to qualify as “qualified opportunity funds” under the Code and (c) development programs. We do not consider any of these programs to have investment objectives similar to ours.

Any such overlap will from time to time create conflicts of interest, which the Advisor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.

If more than one of the Inland Programs is interested in acquiring an investment, Inland’s allocation committee determines which Inland Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Inland Programs may compete with us with respect to certain investments that we may want to acquire. Certain investment opportunities that are suitable for us may also be suitable for another Inland Program. In the event that an investment opportunity becomes available that is considered suitable for both us and another Inland Program, then the Inland Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

We are presently unable to determine how our status as a company with a limited operating history will impact our ability to obtain investment opportunities. On the one hand, we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other Inland Programs that have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital that cannot be deployed until additional investment opportunities become available to us.

Q: Will you acquire properties in joint ventures, including joint ventures with affiliates?

A: We may acquire properties through one or more joint ventures with affiliates of our Advisor or with non-affiliated third parties. Any joint venture with an affiliate of our Advisor must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Inland Programs, including ones with similar investment objectives and strategies as us.

Q: How is an investment in shares of your common stock different from listed REITs?

A: An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

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Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities, rather than the trading market, will be used to determine our NAV. The purchase price per share for each class of our common stock will vary and will generally equal our prior month’s NAV per share, plus applicable upfront selling commissions and dealer manager fees.
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An investment in our shares has limited or no liquidity, and our share repurchase plan may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.
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Listed REITs are often self-managed, whereas our investment operations are managed by our Advisor, which is part of Inland. Our Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Inland Programs, the allocation of time of its investment professionals and the level of fees that we will pay to our Advisor. See “Conflicts of Interest.”
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Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.
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Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result of state-specific rules governing non-listed REITs, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our Advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related-party transactions, shareholder approvals and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we follow all of them.

Q: For whom may an investment in your shares be appropriate?

A: An investment in our shares may be appropriate for you if you:

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meet the minimum suitability standards described above under “Suitability Standards”;
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seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-generating portfolio of mostly U.S. real estate and real estate-related securities;
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seek to receive current income through regular distribution payments;
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wish to obtain the potential benefit of long-term capital appreciation; and
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are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future because we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. See “Share Repurchases—Repurchase Limitations.”

Q: How do you structure the ownership and operation of your assets?

A: We own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership, but as of December 31, 2025, we had invested only approximately $11.0 million in the Operating Partnership and therefore did not own a significant interest in its underlying properties. As we raise proceeds in this offering, we will contribute additional capital to the Operating Partnership in exchange for additional economic interests such that we expect to eventually consolidate the Operating Partnership. IPC REIT Special Limited Partner, LP (the “Special Limited Partner”), a Delaware limited partnership and an affiliate of Inland, owns a special limited partner interest in the Operating Partnership. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationships with Inland Real Estate Investment Corporation (which acts as our sponsor), IPC Alternative Real Estate Advisor, LLC (which acts as our Advisor), Inland Securities Corporation (which acts as our dealer manager, the “Dealer Manager”) and the Special Limited Partner.

Q: Are there any risks involved in buying your shares?

A: Investing in our common stock involves a high degree of risk. If we are unable to manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Risk Factors” in this prospectus.

Risk Factor Summary

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We have a limited operating history, and there is no assurance that we will achieve our investment objectives.
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Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments to be made through our Operating Partnership with the proceeds before we make them.
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Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. Although our share repurchase plan may be suspended for an indefinite amount of time, our board of directors will not terminate our share repurchase plan unless shares of our common stock are listed on a national securities exchange or unless required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
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We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
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The purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV and will not be based on any public trading market. Although there will be independent valuations of our properties from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.
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We have no employees and are dependent on our Advisor to conduct our operations. Our Advisor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Inland Programs, the allocation of time of its investment professionals and the level of fees that we will pay to our Advisor.
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This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.
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Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.
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There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”
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Although our investment strategy is to invest in stabilized commercial real estate diversified among alternative sectors with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in the Company, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.
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We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2024. Until that time, we were subject to taxation at regular corporate rates under the Code. We intend to continue to qualify as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.
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The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.
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Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent (whether due to property-specific factors, sector-level issues, or broader macroeconomic conditions), increases in interest rates and lack of availability of financing, tenant turnover and vacancies and changes in supply of or demand for similar properties in a given market.

See “Risk Factors.”

Q: What is the role of our board of directors?

A: We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five directors, three of whom have been determined to be independent of us, our Advisor, Inland and its affiliates. Our independent directors are responsible for reviewing the performance of our Advisor and approving the compensation paid to our Advisor and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Q: What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered?

A: We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing distribution fees. No upfront selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class T, Class S, Class D and Class I shares.

Assuming a constant net asset value per share of $25.00, assuming maximum applicable upfront selling commissions and dealer manager fees are paid and assuming a seven year investment period, we expect that a one-time investment in 400 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) in our primary offering with no subsequent purchases under our distribution reinvestment plan would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over 7 Years(1)	Total Fees Over 7 Years(1)
Class T	$300	$50	$85	$556	$906
Class S	$350	$0	$85	$556	$906
Class D	$150	$0	$25	$175	$325
Class I	$0	$0	$0	$0	$0
(1)
In year seven, we expect the 8.75% of gross proceeds limit described in “Compensation—Distribution Fee” would be reached with respect to Class T and Class S shares and they would convert to Class I shares, which have no ongoing distribution fees. If an investor held Class D shares for over seven years, the distribution fees would continue for up to 30 years, with total distribution fees of up to $888 over the life of the investment.

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity, (F) by our executive officers and directors and their immediate family members, as well as officers and employees of our Advisor, Inland or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fees to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued. See “—What fees and other consideration do you pay to the Advisor and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

If you are eligible to purchase all four classes of shares in our primary offering, then in most cases you should consider Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees, which will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares in our primary offering, in most cases you should consider Class D shares because Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual distribution fees. Investors should also inquire with their broker-dealer or financial representative about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.

Q: Do you have any other classes of common stock?

A: We are also authorized to issue Class A, Class X-1 and Class X-2 shares of common stock. However, Class A shares are not available for purchase in any offering and Class X-1 and Class X-2 shares are not available for purchase in this offering. We commenced a private offering of our Class I, Class X-1 and Class X-2 shares to “accredited investors” as defined in Regulation D promulgated under the Securities Act during the year ended December 31, 2025. No upfront selling commissions or dealer manager fees or distribution fees will be paid with respect to any purchases of Class I, Class X-1 and Class X-2 shares sold in our private offering.

Class I, Class X-1 and Class X-2 shares are only available in the private offering through distribution participants (“Selected Participants”) selected by the Dealer Manager as being eligible. The Dealer Manager will make such selections based on the amount of offering proceeds anticipated to be raised through such distribution participants, as well as other factors, in its discretion. Selected Participants that are initially eligible only to sell Class I or Class X-1 shares in our private offering, may become eligible to sell Class X-1 and/or Class X-2 shares in our private offering if the gross proceeds in the private offering raised by a Selected Participant reach the target specified by the Dealer Manager. We may also offer investors who have purchased Class I shares in this public offering and have held such shares for at least one year the option to exchange such shares for Class X-1 or Class X-2 shares at an exchange rate based on the NAV per share of each class involved in the exchange as of the exchange date if such investor’s financial intermediary has reached the requisite gross proceeds raised threshold in our private offering as specified by the Dealer Manager.

Class I shares sold in our private offering have the same management fees and performance participation allocations as Class I shares sold in this public offering. However, unlike Class I shares offered in this public offering, which may be eligible for exchange after a one-year hold period and only for investors that have purchased through certain distribution partners, all Class I shares sold in our private offering will be exchanged for Class X-1 or Class X-2 shares at an exchange rate based on the NAV per share of each class involved in the exchange as of the exchange date regardless of hold period if the gross proceeds in our private offering raised by the applicable Selected Participant reach the target specified by the Dealer Manager. Similarly, Class X-1 shares sold in our private offering will be exchanged for Class X-2 shares at an exchange rate based on the NAV per share of each class as of the exchange date if the gross proceeds in our private offering raised by the applicable Selected Participant reach the target specified by the Dealer Manager. With respect to Class X-1 and Class X-2 shares that may be sold in our private offering or exchanged for Class I shares sold in our private offering, the differences among the other share classes relate to management fees and performance participation allocations. Class X-1 and Class X-2 shares are subject to lower management fees and performance allocations than Class T, Class S, Class D and Class I shares. We expect the lower management fees and performance allocations for Class X-1 and Class X-2 shares will normally result in a higher NAV per share for Class X-1 and Class X-2 shares than the Class T, Class S, Class D and Class I shares. Holders of Class X-1 and Class X-2 shares are entitled to the same voting rights as holders of other classes of our common stock. For more information, see “Compensation.”

Q: What is the per share purchase price?

A: Each class of shares will be sold at the then-current offering price for such class, which is equal to the sum of (a) the transaction price for such class plus (b) applicable upfront selling commissions and dealer manager fees, if any. Because the transaction price for shares of our common stock is generally the prior month’s NAV per share for the applicable share class, the NAV per share of such class as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, or we may suspend our offering and/or our share repurchase plan. Each class of shares may have a different NAV per share because of distribution fees which are different for certain classes.

Q: How is your NAV per share calculated?

A: Our NAV is calculated monthly based on the value of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. SitusAMC Real Estate Valuation Services, LLC (“SitusAMC”), a valuation firm, was selected by our Advisor and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor and review annual third-party appraisals of our properties. In addition, our independent valuation advisor will provide monthly real property appraisals, based on the most recent annual third-party appraisals and current market data and other relevant information.

Our NAV per share is calculated by BDO USA, LLP (“BDO”), a third-party firm, and such calculation is reviewed and confirmed by our Advisor. However, our Advisor is ultimately responsible for the determination of our NAV.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related securities will be valued.

Q: Is there any minimum investment required?

A: The minimum initial investment in Class T, Class S or Class D shares of our common stock is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q: What is a “best efforts” offering?

A: This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q: What is the expected term of this offering?

A: We have registered $1,000,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $250,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q: When may I make purchases of shares and at what price?

A: Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first business day of November.

Q: When will the transaction price be available?

A: Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at www.ipcaltreit.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q: May I withdraw my subscription request once I have made it?

A: Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 866-My-Inland (866-694-6526).

Q: When will my subscription be accepted?

A: Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.ipcaltreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q: Will I receive distributions and how often?

A: We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a committee of the board of directors) and have paid, and intend to continue to pay, such distributions on a monthly basis. We commenced paying distributions in October 2023 and have paid distributions each month since such date. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan will be effectuated as of the opening of the last business day of each month and we expect to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date for such distribution.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T, Class S, Class D and, Class I, Class X-1 and Class X-2 shares will generally differ because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I, Class X-1 and Class X-2 shares, because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and, Class I, Class X-1 and Class X-2 shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I, Class X-1 and Class X-2 shares).

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Advisor elects to receive its management fee in Class I shares or Class I units and the Special Limited Partner elects to receive distributions on its performance participation allocations in Class I units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment of our assets, borrowings or proceeds of this offering will result in us having less funds available to acquire properties or real estate-related securities. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Q: Will the distributions I receive be taxable as ordinary income?

A: Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from “C” corporations (i.e., corporations generally subject to U.S. federal corporate income tax). Subject to certain limitations and holding-period requirements, taxpayers that are individuals, trusts or estates may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the effective tax rate on such dividends.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional shares?

A: Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing distribution fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Q: Can I request that my shares be repurchased?

A: Yes. Stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last business day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The end of the one-year holding period will be measured as of the subscription closing date immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 3:00 p.m. (Central time) on the fourth to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. A stockholder may withdraw its repurchase request by notifying Inland Investor Services before 12:00 p.m. (Central time) on the last business day of the applicable month.

The aggregate NAV of total repurchases of Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). We have also adopted a policy that requires the affiliate transaction committee of our board of directors, which is composed of all of our independent directors, to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

Our approach to portfolio construction is to maintain a portfolio consisting predominantly of quality commercial real estate properties and to a lesser extent in real estate-related securities, cash, cash equivalents and other short-term investments. Real estate and real estate debt investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition or settlement. Real estate-related securities are designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities, operating cash flow and offering proceeds, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest. Although our share repurchase plan may be suspended for an indefinite amount of time, our board of directors will not terminate our share repurchase plan unless shares of our common stock were to list on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Q: Will I be notified of how my investment is doing?

A: Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•
three quarterly financial reports and investor statements;
•
an annual report;
•
in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;
•
confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and
•
a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we will make available to you on our website, www.ipcaltreit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q: What fees and other consideration do you pay to the Advisor and its affiliates?

A: We pay our Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. In addition, income of the Operating Partnership is allocated to the Special Limited Partner for its performance participation interest.

All of the fees, expenses and performance allocations below are fees, expenses and performance allocations of the Operating Partnership pursuant to the Operating Partnership's partnership agreement, and we will only bear the economic burden of such fees, expenses and performance allocations to the extent that we own interests in the Operating Partnership (regardless of whether we consolidate the Operating Partnership under GAAP).

We do not intend to pay our Advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of our Advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our

Advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our Advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I, Class X-1 or Class X-2 shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $19.4 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.2 million if we sell the maximum amount, in each case in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 25% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the transaction prices of our Class T, Class S and Class D shares remain constant at $25.00.

Distribution Fees— The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees:

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with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•
with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and
•
with respect to our outstanding Class D shares, equal to 0.25% per annum of the

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For each of Class T shares and Class S shares, the distribution fees will equal approximately $2.1 million per annum if we sell the maximum amount. For Class D shares, the distribution fee will equal approximately $0.6 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 25% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $25.00 and that none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

aggregate NAV of our outstanding Class D shares.

We will not pay a distribution fee with respect to our outstanding Class I, Class X-1 or Class X-2 shares.

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV per share of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distribution Policy” for more information.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $25.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.34 and with respect to a Class D share would total approximately $1.82.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, on the date on which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Organization and Offering Expense Reimbursement—Our Advisor

We will reimburse our Advisor for any organization and offering expenses that it incurs on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, expense reimbursements for wholesaler compensation expenses and actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities and expense reimbursements for retail expenses, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

We estimate our organization and offering expenses to be approximately $10.2 million if we sell the maximum offering amount.
Investment Activities

Acquisition Expense Reimbursement—Our Advisor

We do not intend to pay our Advisor any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of our Advisor) or other similar fees in connection with making investments. We will, however, reimburse our Advisor for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related investments,

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
whether or not such investments are acquired, and make payments to third parties in connection with making investments.

Operational Activities

Management Fee and Expense Reimbursements—Our Advisor

We pay our Advisor a management fee of (i) 1.25% of the aggregate NAV of the Operating Partnership attributable to outstanding Class T units, Class S units, Class D units and Class I units of the Operating Partnership, (ii) 1.00% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-1 units, (iii) 0.75% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-2 units and (iv) 0.50% of the aggregate NAV of the Operating Partnership attributable to outstanding Class A units, in each case per annum payable monthly in arrears. In calculating the management fee, we will use the NAV of the outstanding Operating Partnership units before giving effect to monthly accruals for the management fee, the performance participation allocations, distribution fees or distributions payable on our shares or Operating Partnership units. The different management fee applicable to our Operating Partnership’s Class X-1, Class X-2 and Class A units are class-specific accruals that will be allocated to the Class X-1, Class X-2 and Class A unitholders specifically. This means Class X-1, Class X-2 and Class A units may receive greater distributions or have a higher NAV per unit or share compared to our other classes of units or shares.

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (ii) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

The management fee may be paid, at our Advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our

Actual amounts of the management fee depend upon the Operating Partnership’s aggregate NAV. The management fee attributed to the shares sold in this offering, the proceeds of which will be contributed to our Operating Partnership in exchange for Operating Partnership units, will equal approximately $12.5 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per unit of the Operating Partnership’s Class T, Class S, Class D and Class I units remains constant at $25.00 and before giving effect to any shares issued under our distribution reinvestment plan.

Actual amounts of out-of-pocket expenses paid by our Advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may be obligated to repurchase such Class I shares or Class I units from our Advisor at a later date. Such repurchases will be outside our share repurchase plan and thus will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy that requires the affiliate transaction committee of our board of directors, which is composed of all of our independent directors, to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Any Class I shares paid as a management fee (or received upon conversion of Class I units paid as a management fee) will have registration rights.

Performance Participation Allocation—The Special Limited Partner

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (a) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined herein), (b) with respect to Class X-1 Operating Partnership units, 10.0% of the Class X-1 Total Return, subject to a 5% Class X-1 Hurdle Amount and a Class X-1 High-Water Mark, with a Class X-1 Catch-Up (each term as defined herein) (the “Class X-1 Performance Allocation”) and (c) with respect to Class A Operating Partnership units, 12.5% of the Class A Total Return, subject to a 5% Class A Hurdle Amount and a Class A High-Water Mark, with a Class A Catch-Up (each term as defined herein) (the “Class A Performance Allocation”). Such allocations will be made annually and accrue monthly. The performance participation allocations are a class-specific accrual. No performance allocation is made with respect to Class X-2 Operating Partnership units.

Actual amounts of the performance participations depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

For a detailed explanation of how the Performance Allocation is calculated, see “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.” For a hypothetical calculation of the Performance Allocation calculation, see “Compensation—Performance Participation Allocation Example.”

Fees for Other Services — Affiliates of our Advisor

We have retained, and may in the future retain, certain of our Advisor’s affiliates, including Inland Commercial and Devon, from time to time, for services relating to our investments or our operations, which may include accounting and audit services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, loan origination services, debt servicing, brokerage services, transaction support services (which may consist of assembling relevant information with respect to investment acquisitions and dispositions, conducting financial and market analyses, coordinating closing and post-closing procedures, coordinating of design and development works, coordinating with brokers, lawyers, accountants and other advisors, assisting with due diligence, site visits and other services), transaction consulting services and other similar operational matters. Any fees paid to our Advisor’s affiliates for any such services will not reduce the management fee payable to our Advisor or the performance participation allocations. Any such arrangements will be at or below market rates.

Actual amounts depend on to what extent affiliates of the Advisor are actually engaged to perform such services.

In calculating the management fee, we use the NAV of the outstanding Operating Partnership units before giving effect to accruals for the management fee, performance participation allocations, distribution fees or distributions payable on our shares. In calculating distribution fees, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

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“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
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“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
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“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Q: What are your policies related to conflicts of interests with Inland and its affiliates?

A: To ameliorate the risks created by conflicts of interest, we have created an affiliate transaction committee of our board of directors composed of all of our independent directors. This committee will be asked to approve transactions with affiliates, including purchases and sales with related parties, the renewal or amendment of our advisory agreement and the annual evaluation of our advisor’s performance. Our affiliate transaction committee may retain its own legal and financial advisors at our expense.

Additionally, our charter contains a number of restrictions related to conflicts of interest. For more information, see “Will your investment guidelines overlap with the objectives or guidelines of any of Inland’s affiliates, and do any Inland affiliates receive priority with respect to certain investments?” above and “Conflicts of Interest—Certain Conflict Resolution Policies and Measures.”

Q: Are there any limitations on the level of ownership of shares?

A: Our charter contains restrictions on the number of shares any one person or group may own. Specifically, our charter will not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits (prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.

Q: Are there any ERISA considerations in connection with an investment in our shares?

A: The section of this prospectus captioned “Certain ERISA and Related Considerations” describes the effect that the purchase of shares will have on employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and plans that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should consider, at a minimum (as applicable): (1) whether the investment is in accordance with the documents and instruments governing the plan, IRA or other account; (2) whether the investment satisfies the fiduciary requirements associated with the plan, IRA or other account; (3) whether the investment will generate unrelated business taxable income to the plan, IRA or other account; (4) whether there is sufficient liquidity for that investment under the plan, IRA or other account; (5) the need to value the assets of the plan, IRA or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. See “Risk Factors—Retirement and Other Benefit Plan Risks” and “Certain ERISA and Related Considerations.”

Q: Are there any Investment Company Act of 1940 considerations?

A: We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

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under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
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under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Inland Programs may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the 40% test or the Section 3(c)(5)(C) exemption, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q: What is the impact of being an “emerging growth company”?

A: We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

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have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
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submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or
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disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Advisor, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q: When will I get my detailed tax information?

A: In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q: Who can help answer my questions?

A: If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or Inland Investor Services:

Inland Investor Services

2901 Butterfield Rd.

Oak Brook, IL 60523

Toll Free Number: 866-My-Inland (866-694-6526)

Risk Factors

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose all or a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent all known risks and uncertainties that we believe are material to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to This Offering and Our Organizational Structure

We have a limited operating history, and there is no assurance that we will be able to achieve our investment objectives.

We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Advisor and its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock entails more risk than the shares of common stock of a REIT with a substantial operating history.

You will not have the opportunity to evaluate our future investments to be made through the Operating Partnership before we make them, which makes your investment more speculative.

We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related securities that we may acquire in the future through the Operating Partnership with the proceeds of our offerings, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the net offering proceeds from our offerings, after the payment of fees and expenses, in the Operating Partnership so that it may acquire additional interests in properties and real estate-related securities. However, because you will be unable to evaluate the economic merit of our Operating Partnership’s future investments before we make them, you will have to rely entirely on the ability of our Advisor to select suitable and successful investment opportunities. Furthermore, our Advisor will have broad discretion in selecting the types of properties we will invest in through the Operating Partnership and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is currently no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares, and such repurchases are limited by the share repurchase plan. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to limitations. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar month, to no more than 2% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month) and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding three months). Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest. Although our share repurchase plan may be suspended for an indefinite amount of time, our board of directors will not terminate our share repurchase plan unless shares of our common stock are listed on a national securities exchange or unless required by law. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable. We have also adopted a policy that requires the affiliate transaction committee to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Cash redemptions to holders of Operating Partnership units will reduce cash available for distribution to our stockholders or to honor their redemption requests under our share redemption program.

After the applicable holding period, holders of units of our Operating Partnership will generally have the right to cause the Operating Partnership to redeem all or a portion of such units for, at our sole discretion, shares of our common stock or cash. Our election to redeem Operating Partnership units for cash may reduce funds available for distribution to our stockholders or to honor our stockholders’ redemption requests under our share redemption program. During the year ended December 31, 2025, certain Class A OP unitholders requested redemption of their units, for an aggregate of 121,924 Class A OP Units, amounting to approximately $2.9 million, all of which we accepted and agreed to redeem for cash. If a significant number of such unitholders seek to redeem such units, our cash flow could be materially adversely affected. We will have an ongoing need to provide liquidity for such redemptions, which we may seek to provide by drawing on a line of credit or by using our net proceeds to fund such redemptions, which could increase our financial leverage ratio or reduce our net proceeds available for other purposes, respectively.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Events affecting economic conditions in the United States and/or elsewhere or globally, such as the general negative performance of the real estate sector (including as a result of inflation or heightened interest rates), market volatility, trade conflict, civil unrest, national and international security events, geopolitical events, military conflicts and war (including, conflicts in South America, the Middle East and Ukraine), extreme weather events (including climate change, hurricanes, wild fires, earthquakes or floods) or the spread of infectious illnesses, pandemics or other health emergencies, could cause our stockholders to seek the repurchase of their shares pursuant to the share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow and liquidity could be materially adversely affected, and we may incur additional leverage. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

In addition, stockholders have and may continue to seek to repurchase some or all of the shares of our common stock that they hold. A significant volume of repurchase requests in a given period of time may cause requests to exceed the 2% monthly and 5% quarterly limits under the share repurchase plan, resulting in less than the full amount of repurchase requests being satisfied in such period.

Our Advisor manages our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations.

Our board of directors approved very broad investment guidelines that delegate to our Advisor the authority to execute acquisitions and dispositions of real estate and real estate-related securities on our behalf, in each case so long as such delegation and such investments are consistent with our board-approved investment guidelines, our charter and Maryland law. Our board of directors will review our investment guidelines on an annual basis (or more often as it deems appropriate) and review our investment portfolio periodically. Transactions entered into on our behalf by our Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offerings, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in our offerings and the time we invest the net proceeds. Pending investment, we may hold large amounts of cash in money market accounts or similar temporary investments, which are subject to management fees.

It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common stock or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

If we quickly raise a substantial amount of capital, we may have difficulty investing it in a timely manner.

If we quickly raise capital during our offerings, we may have difficulty identifying and purchasing suitable investments on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in our offerings and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to generate returns and could adversely affect our ability to pay regular distributions of cash flow from operations. If we fail to invest the net proceeds of our offerings promptly, our results of operations and financial condition may be adversely affected.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors approved very broad investment guidelines with which we must comply, but these guidelines provide our Advisor with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have a limited number of properties, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

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our inability to invest the proceeds from sales of our shares on a timely basis in income-generating properties;
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our inability to generate sufficient income from our investments;
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high levels of repurchase requests under our share repurchase plan for a prolonged period of time, which could lead to the disposition of investments to generate liquidity to satisfy repurchase requests;
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high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
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defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may fund distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering proceeds or the sale of our assets, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds or the sale of our assets. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Advisor elects to receive its management fee in Class I shares or Class I OP Units, the extent to which the Special Limited Partner elects to receive distributions on its performance participation allocations in Class I OP Units, how quickly we invest the proceeds from the current and any future offerings and the performance of our investments. Although we cannot predict the amount of future distributions or their sources of funding, the funding of distributions from the proceeds from the offerings or borrowings would likely cause our NAV per share to be lower than it otherwise would be and would likely not be sustainable for an extended period. Funding distributions from borrowings, offering proceeds or the sale of or repayment of our assets will result in us having less funds available to acquire properties or other real estate-related securities. As a result, the return you realize on your investment may be reduced. Funding distributions from such sources may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be funded from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We may also defer operating expenses or pay expenses (including the fees of our Advisor or distributions to the Special Limited Partner if so requested by them) with shares of our common stock or Operating Partnership units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem Operating Partnership units from our Advisor or the Special Limited Partner shortly after issuing such units or shares as compensation. The payment of expenses in shares of our common stock or with Operating Partnership units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and our Advisor and Special Limited Partner are under no obligation to receive future fees or distributions in shares of our common stock or Operating Partnership units and may elect to receive such amounts in cash.

Purchases and repurchases of shares of our common stock are generally made based on the prior month’s NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares; however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share.

Valuations and appraisals of our real estate and real estate-related investments are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. Each property will then be valued by an independent third-party appraisal firm within the first full calendar quarter after acquisition and no less frequently than annually thereafter. Our independent valuation advisor will update the valuations of our properties monthly, based on the then most recent annual third-party appraisals and current material market data and other information deemed relevant. Investments in real estate debt and other securities with readily available market quotations will be valued monthly at fair market value. Certain investments, such as mortgages and mezzanine loans, are unlikely to have market quotations. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by an independent third party within the first three full months after we invest in such investment and no less than quarterly thereafter. Additionally, material market data and other information that becomes available after the end of the applicable month may be considered in the valuation of our assets and liabilities and calculating our NAV for a particular month. For more information regarding our valuation process, see “Net Asset Value Calculation and Valuation Guidelines.”

Although monthly reviews of each of our real property valuations will be performed by our independent valuation advisor, such valuations are based, in part, on asset- and portfolio-level information provided by our Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and other information relevant to valuing the real property, which information will not be independently verified by our independent valuation advisor.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of our Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our Advisor and the Dealer Manager to the extent such valuations prove not to reflect accurately the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally our prior month’s NAV per share for the applicable share class, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that the annual appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least annually. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur for the month the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports reviewed by our independent valuation advisor and monthly valuations of our real estate debt and other securities for which market prices are not readily available provided by our Advisor, each in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. Our independent valuation advisor will review appraisal reports, and an independent third party will review our real estate debt and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation. It may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either stockholders whose shares we repurchase, or stockholders who buy new shares.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods used to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, to the extent permitted by our charter, the partnership agreement expressly limits our liability, and provides for our indemnification, by providing that we and our officers, directors, employees and designees will not be liable to, and will be indemnified by, our Operating Partnership for losses of any nature unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty or constituted willful misconduct or gross negligence; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. For a discussion of the indemnification provisions of our charter, see “Management––Limited Liability and Indemnification of Directors, Officers, our Advisor and Other Agents.”

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Payments to our Advisor or the Special Limited Partner in the form of common stock or Operating Partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.

Our Advisor or the Special Limited Partner may choose to receive our common stock or Operating Partnership units in lieu of certain fees or distributions. The holders of all Operating Partnership units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holders of the Operating Partnership units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances the Operating Partnership units held by our Advisor or the Special Limited Partner are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, proceeds from our offerings or other sources to make the payment, which will reduce cash available for distribution or for investment in our operations. Repurchases of our shares or Operating Partnership units from our Advisor paid to our Advisor as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such sales receive priority over other shares being put for repurchase during such period. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation allocations are not subject to the Early Repurchase Deduction, but such repurchases are subject to the monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period. Notwithstanding the foregoing, we have adopted a policy that requires the affiliate transaction committee to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of securities registered under the Exchange Act and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

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staggering the board of directors into three classes;
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requiring a two-thirds vote of stockholders to remove directors;
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providing that only the board of directors can fix the size of the board;
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providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
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providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

We will not elect to be subject to any provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”) if doing so would adversely affect the rights, preferences and privileges of stockholders unless each election would be of no force or effect following a vote of the stockholders to ratify such election if such vote failed to garner the approval of a majority of the outstanding shares entitled to vote on the matter. We will use our best efforts to hold such stockholders’ meetings as soon as possible following such election but may adjourn or postpone the meeting to solicit additional votes if at the time of such adjournment or postponement a majority of the shares represented by proxy have indicated support for such election.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such stockholder would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

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80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and
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two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum price (as defined in the MGCL) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Inland, the Dealer Manager and our Advisor, from the provisions of this law, provided that such business combination is first approved by our board of directors; however, our board may revoke this exemption at any time.

Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”) and Maryland law. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors or officers, or our Advisor and its affiliates, for any liability or loss suffered by them or hold our directors or officers, our Advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, our Advisor and Other Agents.”

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 2,200,000,000 shares of capital stock, of which 2,100,000,000 shares are classified as common stock, of which 400,000,000 shares are classified as Class T shares, 400,000,000 shares are classified as Class S shares, 400,000,000 shares are classified as Class D shares, 400,000,000 shares are classified as Class I shares, 200,000,000 shares are classified as Class X-1 shares, 200,000,000 shares are classified as Class X-2 shares and 100,000,000 shares are classified as Class A shares, and 100,000,000 shares are classified as preferred stock. We have issued shares in a private offering, have issued Operating Partnership units to holders other than the Company and expect to issue additional shares in private offerings and Operating Partnership units in the future. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or units in our Operating Partnership upon the exercise of the options we may grant to our independent directors or future employees; or (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire. In particular, issuing units in our Operating Partnership to sellers of properties we acquire has been and will continue to be a significant aspect of our investment strategy. Each such issuance will dilute your interest in us and our assets. In addition, we may be obligated to issue shares of our common stock or units in our Operating Partnership to our Advisor or the Special

Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocations. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we will hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any issuance of units in our Operating Partnership could result in the issuance of a corresponding number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders. Certain units in our Operating Partnership may have different and preferential rights to the terms of the common Operating Partnership units which correspond to the common stock held by our stockholders.

The net tangible book value of your shares will be substantially below the price you pay for them, thus increasing the risk of a loss on your investment.

We will incur substantial organization and offering expenses. Although the net asset value of our shares will only be affected by this liability as it is paid, the net tangible book value of our shares is a GAAP figure and must reflect the full amount of the liability. As a result, the net tangible book value of your shares will be less than the amount you paid for them. Moreover, purchasers of Class T, S and D shares will have to pay an upfront commission for their shares, further widening the spread between your purchase price and the net tangible book value of your shares. These factors increase the risk of loss on your investment.

Our bylaws designate the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the MGCL to authorize the adoption of such provisions. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by our Advisor and we do not directly compensate our executive officers, or reimburse our Advisor or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Advisor, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary—Are there any Investment Company Act of 1940 considerations?”

A change in the value of any of our assets could negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To maintain compliance with the applicable exclusion under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

We depend on our Advisor to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on our Advisor and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our Advisor’s systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, our Advisor will not be liable for losses incurred due to the occurrence of any such errors.

We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by our Advisor or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

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sudden electrical or telecommunications outages;
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natural disasters such as earthquakes, tornadoes and hurricanes;
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pandemics or epidemics;
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events arising from local or larger scale political or social matters, including terrorist acts and war; and
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cyber incidents.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our securities and our ability to pay distributions to our stockholders.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in our offerings, which could harm our ability to achieve our investment objectives.

Broker-dealers are required to comply with Regulation Best Interest, which, among other requirements, establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest may negatively impact whether participating broker-dealers and their associated persons recommend our offerings to certain retail customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors under the care obligation of Regulation Best Interest, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. As a result, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe is in the best interest of a particular retail customer. However, if broker-dealers choose alternatives to our shares, many of which likely exist, such as an investment in listed entities, which may be a reasonable alternative to an investment in us as such investments may feature characteristics like lower cost, nominal or no commissions at the time of initial purchase, less complexity and lesser or different risks, our ability to raise capital will be adversely affected. If Regulation Best Interest reduces our ability to raise capital in our offerings, it may harm our ability to achieve our objectives.

We are subject to risks associated with artificial intelligence and machine learning technology.

Technological developments in artificial intelligence, including machine learning, generative artificial intelligence and similar technologies that collect, aggregate, analyze or generate data or other materials (collectively “AI”), and their current and potential future applications including in the real estate, capital and financial markets, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving. While we and our Advisor have not directly integrated the use of AI in our and its business currently, our Advisor could integrate AI into our business in the future. We and our Advisor may also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to us, also use AI in their business activities. We and our Advisor may not be in a position to control the use of AI technology in third-party products or services. Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming accessible by other third-party AI applications and users. The use of AI could also exacerbate or create new and unpredictable risks to our business and the Advisor’s business, including by potentially significantly disrupting the markets in which we operate or subjecting us and our Advisor to increased competition and regulation, which could materially and adversely affect the business, financial condition or results of operations of us and our Advisor. The use of AI by bad actors could heighten the sophistication and effectiveness of cybersecurity attacks experienced by us and our Advisor. Further, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error. As AI technology and its applications continue to develop rapidly, it is impossible to predict the future risks that may arise from such developments to our industry or business.

We, the Advisor, the Dealer Manager and respective affiliates are subject to regulatory oversight which could negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

A number of regulatory authorities including the SEC and various other U.S. federal, state and local agencies oversee aspects of our and our affiliates’ respective businesses and may conduct examinations and inquiries into, and bring examinations, enforcement and other proceedings against us, the Advisor, the Dealer Manager and any of their respective affiliates. We, the Advisor, the Dealer Manager and their respective affiliates also have and in the future may receive requests for information or subpoenas from such regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests could relate to a broad range of matters, including specific practices of our business, the Advisor, the Dealer Manager, our investments or other investments the Advisor or its affiliates make on behalf of their clients, potential conflicts of interest between us and the Advisor, Dealer Manager or their affiliates, or industry wide practices. The costs of responding to legal or regulatory information requests, any increased reporting, registration and compliance requirements will be borne by us in the form of legal or other expenses, litigation, regulatory proceedings or penalties, may divert the attention of our management, may cause negative publicity that adversely affects investor sentiment, and may place us at a competitive disadvantage, including to the extent that we, the Advisor, the Dealer Manager or any of their respective affiliates are required to disclose sensitive business information or alter business practices.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus, particularly given the current administration, could result in additional burdens on our business.

Our business and the businesses of the Advisor, the Dealer Manager and their affiliates are subject to extensive regulation, including periodic examinations, inquiries and investigations, by governmental agencies and self-regulatory organizations in the jurisdictions in which we and they operate around the world. These authorities have regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities.

We, the Advisor, the Dealer Manager or their affiliates are also subject to requests for information, inquiries and informal or formal investigations by the SEC and other regulatory authorities. SEC actions and initiatives can have an adverse effect on our financial results, including as a result of the imposition of a sanction, a limitation on our or Inland’s activities, or changing our historic practices. Any adverse publicity relating to an investigation, proceeding or imposition of these sanctions could harm our or Inland’s reputation and have an adverse effect on our future fundraising or operations. The costs of responding to legal or regulatory information requests, any increased reporting, registration and compliance requirements will be borne by us in the form of legal or other expenses, litigation, regulatory proceedings or penalties, may divert the attention of our management, may cause negative publicity that adversely affects investor sentiment, and may place us at a competitive disadvantage, including to the extent that we, the Advisor, the Dealer Manager or any of their respective affiliates are required to disclose sensitive business information or alter business practices.

Failure by us, our Advisor, the Dealer Manager or our service providers (including our transfer agent and our independent valuation advisor) or tenants to implement effective information and cybersecurity policies, procedures and capabilities could disrupt our business and harm our results of operations.

We, the Advisor, the Dealer Manager and our service providers (including our transfer agent and our independent valuation advisor) or tenants are dependent on the effectiveness of our respective information and cybersecurity policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. An externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems or insufficient policies or procedures, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability.

Our operations may be subject to an increasing number of cyber incidents, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our success depends in part on our ability to provide effective cybersecurity protection in connection with our business, and the digital technologies and internal digital infrastructure we utilize. We operate information technology networks and systems for internal purposes that incorporate third-party software and technologies. We also connect to and exchange data with external networks that may be operated by the Advisor, the Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, or other third parties. We may also utilize software and other digital products and services that store, retrieve, manipulate, and manage our information and data, external data, personal data of our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, stockholders or other third parties, and our own information and data.

Our digital technologies, as well as third-party products, services and technologies that we rely on, are subject to the risk of cyberattacks and, given the nature of such attacks, some incidents can remain undetected for a period of time despite efforts to detect and respond to them in a timely manner. Cyberattacks are expected to accelerate on a global basis in both frequency and magnitude as threat actors are becoming increasingly sophisticated in using techniques and tools (including artificial intelligence) that circumvent controls, evade detection and even remove forensic evidence of the infiltration. There can be no assurance that the systems we have designed to prevent or limit the effects of cyber incidents or attacks will be sufficient to prevent or detect material consequences arising from such incidents or attacks, or to avoid a material adverse impact on our systems after such incidents or attacks do occur. We have experienced and will continue to experience varying degrees of cyber events in the normal conduct of our business, including defending against attacks from social engineering such as phishing. Even if we successfully defend our own digital technologies and internal digital infrastructure, we also rely on providers of third-party products, services, and networks, with whom we may share data, and who may be unable to effectively defend their digital technologies, services and internal digital infrastructure against attack.

Unauthorized access to or modification of, or actions disabling our ability to obtain authorized access to data of our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, stockholders or other third parties, other external data, personal data, or our own data, as a result of a cyber incident, attack or exploitation of a security vulnerability, or loss of control of our operations could result in significant damage to our reputation or disruption to our business and to our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, or other third parties. In addition, allegations, reports, or concerns regarding vulnerabilities affecting our digital products or services could damage our reputation. This could lead to fewer using our services, which could have a material adverse impact on our financial condition, results of operations, cash flows, and future prospects.

In addition, if our systems or third-party products, services, and network systems for protecting against cybersecurity risks prove to be insufficient, we could be adversely affected by, among other things, loss of or damage to any of our intellectual property, proprietary or confidential information; loss of data or disruption to our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, or other third parties; breach of personal data; interruption of our business operations; increased legal and regulatory exposure, including fines and remediation costs; and increased costs required to prevent, respond to, or mitigate cybersecurity attacks. These risks could harm our reputation and our relationships with our employees (if any), our Advisor, the Dealer Manager, service providers, tenants, stockholders or other third parties, and may result in claims against us.

Disruptions in our information technology systems or a compromise of security with respect to our systems could adversely affect our operating results by limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, or implement strategic initiatives.

We rely on our Advisor’s information technology systems to be able to monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives, and, in connection with our use of these systems, we rely on the cybersecurity strategy and policies implemented by Inland. Any disruptions in these systems or the failure of these systems to operate as expected could in the future adversely affect, our ability to access and use certain applications and could, depending on the nature and magnitude of the problem, adversely affect our operating results by limiting our ability to effectively monitor and control our operations, adjust to changing market conditions and implement strategic initiatives. We cannot guarantee that disruptions will not be material in the future. In addition, the security measures we employ to protect our systems have in the past not detected or prevented, and may in the future not detect or prevent, all attempts to hack our systems, denial-of-service attacks, viruses, malicious software (malware), employee error or malfeasance, phishing attacks, security breaches, disruptions during the process of upgrading or replacing computer software or hardware or integrating systems of acquired assets or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by the sites, networks and systems that we otherwise maintain, which include cloud-based networks and data center storage.

We have, from time to time, experienced threats to our data and systems, including malware and computer virus attacks in the normal course of business. Our Advisor is continuously developing and enhancing our controls, processes and practices designed to protect our systems, computers, software, data and networks from attack, damage, or unauthorized access. This continued development and enhancement requires us to expend resources. However, we may not anticipate or combat all types of future attacks until after they have been launched. If any of these breaches of security occur or are anticipated in the future, we could be required to expend additional capital and other resources, including costs to deploy additional personnel and protection technologies, and engage third-party experts and consultants. Our response to attacks, and our investments in our technology and our controls, processes and practices, may not be sufficient to shield us from significant losses or liability. Further, given the increasing sophistication of bad actors and complexity of the techniques used to obtain unauthorized access or disable systems, a breach or attack could potentially persist for an extended period of time before being detected. As a result, we may not be able to anticipate the attack or respond adequately or timely, and the extent of a particular incident, and the steps that we may need to take to investigate the incident, may not be immediately clear. It could take a significant amount of time before an investigation can be completed and full, reliable information about the incident becomes known. During an investigation, it is possible we may not necessarily know the extent of the harm or how to remediate it, which could further adversely impact us, and new regulations could result in us being required to disclose information about a material cybersecurity incident before it has been mitigated or resolved, or even fully investigated. We also face cybersecurity risks due to our reliance on internet technology, which could strain our technology resources or create additional opportunities for cybercriminals to exploit vulnerabilities.

We may become subject to greater liability due to changing regulations and laws regarding cybersecurity, which could materially adversely affect our business, operations, results of operations and profitability.

Because our systems sometimes retain information about our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, stockholders or other third parties, our failure to appropriately maintain the security of the data we hold, whether as a result of our own error or the malfeasance or errors of others, could in the future lead, to disruptions in our services or other data systems, and could lead to unauthorized release of confidential or otherwise protected information or corruption of data. Our failure to appropriately maintain the security of the data we hold could also violate applicable privacy, data security and other laws and subject us to lawsuits, fines and other means of regulatory enforcement. Regulators have been imposing new data privacy and security requirements, including new and greater monetary fines for privacy violations. These laws and regulations may be broad in scope and subject to evolving interpretations and increasing enforcement, and we may incur costs to monitor compliance and alter our practices. Moreover, certain new and existing data privacy laws and regulations could diverge and conflict with each other in certain respects, which makes compliance increasingly difficult. Complying with new regulatory requirements could require us to incur substantial expenses or require us to change our business practices, either of which could harm our business. As regulators have become increasingly focused on information security, data collection and use and privacy, we may be required to devote significant additional resources to modify and enhance our information security controls and to identify and remediate vulnerabilities, which could adversely impact our results of operations and profitability. Any compromise or breach of our systems could result in adverse publicity, harm our reputation, lead to claims against us and affect our relationships with our Advisor, Dealer Manager, service providers (including our transfer agent and our independent valuation advisor), tenants, stockholders or other third parties, any of which could have a material adverse effect on our business, operations, results of operations and profitability.

We will face risks associated with hedging transactions.

We utilize and expect to continue to utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Currently, a significant portion of our investment portfolio is subject to such hedging transactions. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and our Advisor may not be able to hedge against, or anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “General Risks Related to Investments in Real Estate-Related Securities—We may utilize derivatives, which involve numerous risks” below.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

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changes in global, national, regional or local economic, demographic or capital market conditions, including economic impacts resulting from trade conflict, civil unrest, national and international security events, geopolitical events, military conflicts, war (including conflicts in South America, the Middle East and Ukraine) and actual or perceived instability in the U.S. banking system;
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future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;
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changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;
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increased competition for properties targeted by our investment strategy;
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bankruptcies, financial difficulties or lease defaults by our tenants, particularly for tenants with net leases for large properties;
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increases in interest rates and lack of availability of financing; and
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changes in government rules, regulations and fiscal policies, including changes in tax laws and increases in property taxes, changes in zoning laws, climate-change initiatives, limitations on rental rates and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities, interest rates and inflation may affect our investment opportunities and the value of our investments. Inland’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Inland’s businesses and operations (including our Advisor).

A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets.

Additionally, geopolitical concerns and other global events such as trade conflict, civil unrest, national and international security events, war, terrorism, natural and environmental disasters and the spread of infectious illnesses, pandemics or other public health emergencies may adversely affect the global economy and the markets in which we invest. Currently, market uncertainty and volatility are heightened for a variety of reasons, including as a result of uncertainties regarding actual and potential shifts in U.S. and foreign policies on trade and other fiscal, monetary and regulatory policies, such as with respect to treaties and tariffs. The U.S. government has imposed, and may in the future impose, tariffs on certain foreign goods, including steel and aluminum, or on goods from particular countries. Some foreign governments have imposed, or may in the future impose, retaliatory tariffs on certain U.S. goods. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect our performance. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy, our operations and performance.

The failure of certain financial institutions, namely banks, increases the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our tenants have a commercial relationship could adversely affect, among other things, our or our tenant’s ability to access deposits or borrow from financial institutions on favorable terms.

Persistent inflation may adversely affect our financial condition and results of operations.

Inflation in the United States has accelerated at times in recent years and may do so in the future. It remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Rising inflation could have an adverse impact on our operating costs, including any floating rate mortgages, credit facilities, property operating expenses and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our percentage rents, where applicable.

In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common stock could be materially adversely affected.

Financial regulatory changes in the United States could adversely affect our business.

The financial services industry continues to be the subject of heightened regulatory scrutiny in the United States. There has been active debate over the appropriate extent of regulation and oversight of private investment funds and their managers. We may be adversely affected as a result of new or revised regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to climate change or environmental, social and governance factors, which could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.

Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of any new laws, regulations or initiatives that may be proposed is impossible to determine.

A major public health crisis, pandemic or epidemic, like the COVID-19 pandemic, could disrupt the U.S. and global economy and industries in which we operate and negatively impact our financial performance and results of operations.

A major public health crisis, pandemic or epidemic could impact the U.S. and global economy. Disruptions to commercial activity (such as the imposition of quarantines or travel restrictions) or, more generally, a failure to contain or effectively manage a public health crisis, may have an adverse impact on our NAV, results of operations (including funds from operations (“FFO”), adjusted FFO (“AFFO”) and funds available for distribution, cash flows and fundraising, and may have an adverse impact on our ability to source new investments, obtain financing, fund distributions to stockholders and satisfy repurchase requests, among other factors.

The impact and effects of any future health crises, pandemics or epidemics will depend on various factors, including how rapidly variants develop, availability, acceptance and effectiveness of vaccines along with related travel advisories, quarantines and restrictions, the recovery time of potentially disrupted supply chains and industries, the impact of labor market interruptions, and the impact of government interventions. Health crises, pandemics or epidemics, and resulting impacts on the financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, results of operations and ability to continue to pay distributions.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.

Rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing debts we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations, performance and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy, and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Similarly, certain of our properties, such as healthcare properties, may be leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business and other properties, such as self-storage properties, will generally be operated by a single operator. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on our business and financial results. As a result, such tenants or operators may be required to suspend operations at our properties for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate our properties, we may not be able to enter into a new lease or operating arrangement for such properties promptly, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or we may be required to make capital improvements to such properties for a new tenant or operator, any of which could adversely impact our operating results.

Our portfolio may be concentrated in a limited number of industries, geographies or investments.

Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. Concentration of our investments in a particular type of asset or geography makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

We are subject to risks related to tenant concentration, and an adverse development with respect to a large tenant could materially and adversely affect us.

Although we expect to increase tenant diversification over time, our Operating Partnership has certain tenants that represent a significant portion of its revenue. As a result, our Operating Partnership’s financial performance depends significantly on the revenues generated from such tenants and, in turn, their financial condition. In the future, we may experience additional tenant and industry concentrations. In the event that one of these tenants, or another tenant that occupies a significant portion of our properties or whose lease payments represent a significant portion of our rental revenue, were to experience financial weakness, it could have a material adverse effect on us.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

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we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;
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we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;
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acquired properties may fail to perform as expected;
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acquired properties may be located in markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and
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we may be unable to integrate new acquisitions efficiently, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-generating real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate, and there is no guarantee that any renovation or repositioning will be successful or that the actual costs will not be greater than our estimates.

Competition for investment opportunities may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by our Advisor and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities in accordance with Inland’s policies and procedures. Some of these entities, including other REITs, have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us, increase the bargaining power of property owners seeking to sell or cause us to pay more for an investment than we otherwise would. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related securities. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Advisor in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We may also share the acquisition of large portfolios of properties with our affiliates, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. It may also be difficult for our Advisor to analyze each property thoroughly in a large portfolio, increasing the risk that properties do not perform as anticipated. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

We may incur “dead deal costs” in connection with potential acquisitions.

We may incur costs in connection with potential acquisitions that ultimately are not acquired. For example, we may enter into contracts with non-refundable deposits to acquire certain properties. The amount deposited, if any, may be surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Additionally, we may incur due diligence and other costs when considering whether to acquire an asset, and such costs will not be reduced if the transaction fails to close. Any unreturned deposits, due diligence costs and other “dead deal costs” will reduce the amount of cash available for further investments or distributions to our stockholders.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex issues, including but not limited to those related to financial, tax, accounting, environmental, social governance, real property, legal and regulatory and macroeconomic trends.

Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our Advisor’s reduced control of the functions that are outsourced.

In the due diligence process and making an assessment regarding a potential investment, our Advisor will rely on the resources available to it, including information provided by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large portfolio investments. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

There can be no assurance that our Advisor will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about any investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.

When conducting due diligence and making an assessment regarding an investment, our Advisor will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that our Advisor carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the property, even activities that occurred prior to our investment therein, could have an adverse impact on us.

In the event of fraud by the seller of any property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such property. We will rely upon the accuracy and completeness of representations made by sellers of properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

In addition, we will rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we may believe such information to be accurate, such information cannot be independently verified by our Advisor, and in some cases such information may not be independently reviewed or audited while under our ownership or control or at all. We cannot assure you that the financial statements or metrics of properties we will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.

Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.

Investment analyses and decisions by our Advisor may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Advisor at the time of making an investment decision may be limited, and our Advisor may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that our Advisor will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, our Advisor may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation and/or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties.

We will face risks in effecting operating improvements.

In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at properties entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to sell one or more of our properties promptly on favorable terms or at all. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends or to create liquidity to satisfy repurchase requests or maintain distributions levels. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

Our Operating Partnership may be subject to tax indemnification obligations upon the taxable sale of certain of its properties.

In connection with our Operating Partnership’s acquisition of its current portfolio of 30 medical outpatient properties in September 2021 through a “roll-up” transaction with eight separate programs sponsored by an affiliate of our sponsor, the Operating Partnership provided tax protection to the investors in those eight programs, now limited partners of the Operating Partnership.

Pursuant to the tax protection provided to those limited partners, the Operating Partnership agreed, until September 2028, to indemnify the protected limited partners against certain tax consequences of a taxable transfer of all or any portion of the properties in the initial medical outpatient portfolio and to use commercially reasonable efforts to provide each of the protected limited partners with notice prior to any repayment or other action that could have the effect of reducing the amount of liabilities allocated to such limited partner in an amount that could result in taxable gain. These indemnification obligations could prevent our Operating Partnership from selling these properties at times and on terms that are in the best interest of the Operating Partnership, the Company and the respective equity owners of the Operating Partnership and the Company, and any indemnification payments that may become payable could be a significant expense for the Operating Partnership and the Company.

Additionally, in connection with the acquisition of four self-storage properties on April 5, 2024, we and the Operating Partnership provided to those investors that elected to receive OP Units in connection with the transaction the opportunity to enter into a tax protection agreement. Pursuant to this agreement, we and the Operating Partnership agreed as follows: (a) during the five-year period starting on April 5, 2024, the Operating Partnership will not dispose of the storage properties in a taxable transaction, other than in certain enumerated situations and will indemnify such limited partners for taxes arising to them in the event of a breach of such agreement by the Operating Partnership; and (b) during the 10-year period starting on April 5, 2024, the Operating Partnership will provide such limited partners with opportunities to ensure that they are allocated sufficient liabilities (including, as applicable, through a guarantee by such holders of indebtedness of the Operating Partnership) to prevent gain from being recognized to them as a result of any deemed distributions that would otherwise arise from a decrease in their share of liabilities of the Operating Partnership.

In addition, the Operating Partnership may in the future enter into tax indemnification agreements with certain persons who contribute their interests in properties to the Operating Partnership in exchange for limited partnership interests, including in connection with the DST Program. The obligations of our Operating Partnership under these and future indemnification agreements may constrain the Operating Partnership with respect to deciding to dispose of a particular property and may also result in financial obligations for us.

Investments in real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damages theories, including tort claims, for losses associated with latent defects or other problems not uncovered in due diligence.

We may make a substantial amount of joint venture investments, including with Inland affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may make joint venture investments with third parties and, subject to the requirements in our charter, co-invest in the future with Inland affiliates or third parties in partnerships or other entities that own real properties. We may enter into joint ventures as part of an acquisition with the seller of the properties. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might subject properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

We may co-invest with Inland Programs in certain types of debt investments in which we do not have control rights or rights over major decisions. In such cases our Advisor and/or the Inland Program may make decisions that are not in our best interest. In addition, in connection with any investments in which we participate alongside any Inland Programs, our Advisor may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Inland Program. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Inland Programs.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest will typically be determined by negotiations between us and our joint venture partner, and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason, or if our interest is subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Inland affiliates may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote payments, beyond their equity investment, which would reduce the amount of our economic interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Inland affiliates) include:

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The joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture.
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Our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us.
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Tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests.
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The joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours.
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Under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Inland.
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Under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so.
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Our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.
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Under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital.
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Under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit.
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The joint venture partner could have a right of first refusal, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations when we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may be subject to expenses and liabilities related to employees of certain portfolio entities owned by us.

We may acquire portfolio entities with employees and thereby become subject to expenses and liabilities related to such employees. These expenses and liabilities could include compensation, overhead and other administrative costs, as well as potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. We may also be subject to other operational risks from such employees, including cybersecurity risks or as a result of employee error or malfeasance. In addition, we may encounter unforeseen costs and expenses associated with acquiring such portfolio entities and such expenses may have an adverse effect on our results of operations.

We rely on management companies to operate our properties and leasing agents to lease vacancies in our properties.

Our Advisor hires management companies, including Inland Commercial and Devon, to manage our properties and leasing agents to lease vacancies in our properties. These management companies may be our partners in joint ventures that we enter into. The management companies have significant decision-making authority with respect to the management of our properties. In cases where we use third-party property managers, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our management companies to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our management companies or leasing agents could adversely impact the operation and profitability of our properties.

We may be unable to renew leases as leases expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to renew or enter into new leases promptly, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Short-term leases expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions.

To the extent we invest in any properties with short-term leases, such as student housing or self-storage properties, we may suffer losses if market rents decline. Thus, our ability to make distributions may be less certain than if we were to buy real estate with longer lease terms.

Certain of our real estate investments may not include title to the underlying land, exposing us to greater risks.

We may invest from time to time in real properties without acquiring title to the underlying land. This means that while we would have a right to use the property, we would not hold fee title to the underlying land. Accordingly, we would have no economic interest in the land or, in many instances the improvements located on the land, at the expiration of the ground lease, easement or permit. As the remaining term of a ground lease gets shorter, the prospect of expiration of the ground lease can result in a discount in its value and difficulty in subleasing the property. In addition, a default by us under the ground lease or easement could cause a termination of the ground lease or easement, which may adversely impact our investment performance. Finally, there are complexities associated with financing a ground leasehold or easement interest.

Certain of our tenants may be private companies, and their financial statements are not publicly available for stockholders to review.

Certain of our tenants may be private companies, and as private companies, these tenants are not required to file reports with the SEC. Stockholders will not have any access to the financial statements of these tenants.

Certain of our properties may be specifically designed for use by their tenants, which could result in substantial re-leasing costs or a lower sale price.

Certain of our properties may be designed for use by their tenants. Accordingly, if any lease is terminated for any reason, or if the applicable tenant does not renew its lease, that property might not be marketable to a different tenant without substantial capital improvements or alterations. Also, if another tenant could not be found to occupy a property, the property might have to be subdivided and the property might not be fully leased, resulting in a loss of income from such unutilized space. Moreover, if we decide to sell a property, the sale price might be lower than expected because of the property’s limited suitability.

Certain of our leases may provide for a right of first offer or right of first refusal to purchase the respective property, which may make it more difficult to sell such properties.

Certain of our leases may provide for a right of first offer or right of first refusal to purchase the respective property. The existence of these rights of first offer and the rights of first refusal may make such properties more difficult to sell a third party.

Our properties may face significant competition.

We may face significant competition from owners, operators and developers of properties. Many of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, hurricanes, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire (including wildfires), outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism (including cyber sabotage or similar attacks) or other catastrophes. We plan to carry insurance covering our properties under policies our Advisor deems appropriate. Our Advisor will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather- and climate-related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms we find acceptable. As a result of these risk factors, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or our Advisor.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes or petroleum products on, under, from or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, property damage or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets and investments. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. We may also provide such an indemnity to a purchaser of a property, which could adversely affect the profitability of any such disposition. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or may not be obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase student housing properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

We may be exposed to third party liability, which can reduce the performance of any associated investment.

The actions or omissions of any third-party operator, employee, guest or resident of our properties may involve criminal or civil liability, which could result in liability to us as owners of, or lenders to, such properties, loss of or restrictions on required licenses, fines, litigation, reputational impact and other matters that may adversely affect our performance.

Certain of our investments may have additional capital requirements.

We may acquire properties, including those that may be in a development phase, that will require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, and such financings may be only available at an unfavorable rate at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in such asset’s lifecycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such property in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such property’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond our control. There can be no assurance that we will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.

Technological or other innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.

In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. For example, the value of our healthcare facility properties may be affected by the expansion of telehealth and our medical outpatient properties may be affected by competition from shared office spaces (including co-working environments). Any of these new approaches could damage our investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of investments. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not be foreseeable at the time we make the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Any self-storage investments will be subject to risks from fluctuating demand and competition in the self-storage industry.

Any self-storage investments will be subject to operating risks common to the self-storage industry, which include business layoffs or downsizing, industry slowdowns, relocation of businesses and changing demographics, changes in supply of, or demand for, similar or competing self-storage properties in an area and the excess amount of self-storage space in a particular market, changes in market rental rates and inability to collect rents from customers. The self-storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of overbuilding might cause our self-storage investments to experience a decrease in occupancy levels, as well as limit the ability to increase rents and offer discounted rents.

There is significant competition among self-storage owners and operators and from other storage alternatives.

Our self-storage properties will compete with other owners and operators of self-storage properties in its market. The number of competing self-storage properties in the market could have a material effect on occupancy levels, rental rates and on the operating expenses of each of our self-storage investments. It is possible that customers will move to existing or new self-storage facilities in the surrounding area, which could adversely affect the financial performance of such property. The continued development of new self-storage properties has intensified the competition among storage operators in many markets. If competitors build new facilities that compete with our properties or offer space at rental rates below the rental rates charged at our properties, such properties may lose potential customers and the tenant may be pressured to discount rental rates to retain customers.

We could be negatively impacted by the condition of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and by changes in government support for student housing.

Fannie Mae and Freddie Mac are a source of financing for student housing real estate in the United States. We may utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for student housing more generally may adversely affect interest rates, capital availability, development of student housing communities and the value of student housing assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the student housing sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of student housing assets, which could impair the value of a significant portion of student housing communities. Specifically, the potential for a decrease in liquidity made available to the student housing sector by Fannie Mae and Freddie Mac could:

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make it more difficult for us to secure new takeout financing for any student housing development projects we acquire;
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hinder our ability to refinance any completed student housing assets;

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decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of student housing assets; and
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require us to obtain other sources of debt capital with potentially different terms.

Climate change and regulatory and other efforts to reduce climate change could adversely affect our business.

We face a number of risks associated with climate change including both transition and physical risks. The transition risks that could impact our company include those risks related to the impact of U.S. and foreign climate- and environmental, social and governance (“ESG”)-related legislation and regulation, as well as risks arising from climate-related business trends. Moreover, we are subject to risks stemming from the physical impacts of climate change.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations that could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase the costs to us, and those higher costs may continue to increase if new laws require additional resources, including spending more time, hiring additional personnel or investing in new technologies.

We also face business trend-related climate risks. Investors are increasingly taking into account ESG factors, including climate risks, in determining whether to invest in companies. Additionally, our reputation and investor relationships could be damaged as a result of our involvement with certain industries or assets associated with activities perceived to be causing or exacerbating climate change, as well as any decisions we make to continue to conduct or change our activities in response to considerations relating to climate change.

Further, significant physical effects of climate change including extreme weather events such as hurricanes or floods can also have an adverse impact on our real estate assets. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions to increase as well. For example, unseasonal or violent weather events can have a material impact to businesses or properties that focus on tourism or recreational travel.

Any student housing operations will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

Residential leases typically have terms of 12 months, all of which begin and end on the same schedule. Accordingly, each student housing property must be entirely re-leased to residents each year, exposing us to increased leasing risk. In addition, student housing properties are typically leased during a limited leasing season. Each student housing property therefore will be highly dependent on the effectiveness of its property manager’s marketing and leasing efforts and personnel during this season.

Additionally, residents may be more likely to default on their lease obligations during the summer months, which could further reduce our revenues during this period. Although property managers will typically require the residential leases to be guaranteed by a parent, we may have to spend considerable effort and expense in pursuing payment upon defaulted leases, and such efforts may not be successful.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live on campus, the demand for beds at our student housing properties may be reduced and occupancy rates may decline. While our property managers may engage in marketing efforts to compensate for such change in admission policies, the property managers may not be able to affect such marketing efforts prior to the commencement of the annual lease-up period, or its additional marketing efforts may not be successful.

The demand for student housing has been, and may in the future be, impacted by epidemics or pandemics, such as the COVID-19 pandemic, where students could be restricted from living in student housing for all or a considerable portion of the academic school year (or may otherwise have less desire to live in student housing, such as where classes are taught online during such period). In such circumstances, student housing properties may remain unoccupied and accordingly may not generate any revenue and cash flow during such time and the value of an investment in such properties may be adversely affected.

Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of a student housing property. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, a student housing property may have an adverse effect on both on-campus and off-campus businesses.

The financial performance of any student housing properties will be dependent upon the residents.

The financial performance of any student housing properties will depend on the performance of the residents and their payment of rent under their respective residential leases. Additionally, residents of student housing are inherently transient and the student housing properties will face significant resident turnover as students graduate or otherwise cease to attend the respective universities. If a large number of residents default or become unable to make rental payments when due, decide not to renew their residential agreements or decide to terminate their residential agreements, this could result in a significant reduction in rental revenues, which could require us to contribute additional capital or obtain alternative financing to meet obligations under our loans. In addition, the costs and time involved in enforcing rights under a residential lease with a resident, including eviction and re-leasing costs, may be substantial and could be greater than the value of such residential lease. There can be no assurance that we will be able to successfully pursue and collect from defaulting residents or re-let the premises to new residents without incurring substantial costs, if at all.

Our ability to retain and attract tenants and to increase rental rates as necessary will depend on factors both within and beyond our control. These factors include changing student housing and demographic trends and traffic patterns, the availability and rental rates of competing dormitories or private residential space, general and local economic conditions, the growth and success of the respective universities, and the financial viability of the residents.

The loss of residents and the inability to maintain favorable rental rates with respect to a student housing property would adversely affect our viability and the value of such property. Although insurance will be obtained with respect to the student housing properties to cover casualty losses and general liability and business interruption, no other insurance will be available to cover losses from ongoing operations. The occurrence of a casualty resulting in damage to a student housing property could decrease or interrupt the payment of residents’ rent at such property.

Increased competition and increased affordability of private student housing could limit our ability to retain residents, lease units or increase or maintain rents.

The student housing sector is highly competitive. We expect to face competition from many sources, including public dormitories and other private student housing, both in the immediate vicinity and in the geographic market where our properties may be located. Any student housing properties’ competitors may have greater experience and financial resources than we do, giving them an advantage in attracting tenants to their properties. In addition, universities may provide new or updated student housing facilities that have advantages over our student housing properties or private student housing in general, such as affordability and proximity to campus. If the costs of college education continue to rise, students at the universities may be unwilling or unable to afford luxury private student housing and may choose more cost-effective housing as an alternative to our student housing properties. Competitors may be willing to offer units at rental rates below the rental rates at our properties, which may cause us to lose residents and to reduce rental rates to retain existing residents or convince new residents to lease space at the property. In the event that residents are unable to pay rent or satisfy their obligations under their leases, we may experience loss of income.

The hospitals on or near the campus where our medical outpatient buildings are located and their affiliated health systems could fail to remain competitive or financially viable, which could adversely impact their ability to attract physicians and other healthcare-related tenants to our medical outpatient buildings.

We may acquire medical outpatient buildings in the future. Our medical outpatient building operations will generally depend on the competitiveness and financial viability of the hospitals on or near the campus where our medical outpatient buildings are located and their ability to attract physicians and other healthcare-related tenants to our medical outpatient buildings. The viability of these hospitals, in turn, depends on factors such as the quality and mix of healthcare services provided, competition for patients, physicians and physician groups, demographic trends in the surrounding community, market position and growth potential, as well as the ability of the affiliated health systems to provide economies of scale and access to capital. If a hospital on or near the campus where one of our medical outpatient buildings is located fails or becomes unable to meet its financial obligations, and if an affiliated health system is unable to support that hospital, the hospital may be unable to compete successfully or could be forced to close or relocate, which could adversely impact its ability to attract physicians and other healthcare-related clients. To the extent that we rely on proximity to and affiliations with hospitals to create leasing demand in our medical outpatient buildings, our medical outpatient buildings operating results could be materially and adversely affected by a hospital’s inability to remain competitive or financially viable, or to attract physicians, physician groups and other healthcare-related tenants.

Our healthcare properties and their tenants may be unable to compete successfully, which could negatively affect our tenants’ businesses and ability to pay rent to us.

Our healthcare properties often face competition from nearby hospitals and other healthcare facilities that provide comparable services, including urgent care and primary care facilities as well as home healthcare companies. These competitors may have greater geographic coverage, better access to physicians and patients and provide or are perceived to provide higher quality services. From time to time and for reasons beyond our control, managed care organizations may change their lists of preferred hospitals or in-network physicians, which may favor our tenants’ competitors. Furthermore, our tenants may lose physicians to their competitors or an increase in telehealth services could reduce the need for healthcare facilities. Any reduction in rental revenues resulting from the inability of our tenants or their associated healthcare delivery systems to compete or due to a reduced need for healthcare facilities generally may have a material adverse effect on our business, financial condition, results of operations, our ability to make distributions to our stockholders and the trading price of our common and preferred stock.

We may invest in healthcare-related properties subject to net leases, which could subject us to losses.

We may invest in healthcare-related properties subject to net leases. Typically, net leases require the tenants to pay substantially all of the operating costs associated with the properties. As a result, the value of, and income from, investments in healthcare-related or medical outpatient properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.

Certain of our healthcare-related or medical outpatient properties subject to net leases may be occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.

In addition, net leases typically have longer lease terms, and thus there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.

Any investments in life sciences properties are subject to unique risks.

Life science properties and their tenants are subject to a number of unique risks, the occurrence of any could adversely affect our results of operations and financial condition. In particular, life science tenants are subject to a number of risks unique to their industry, including (a) high levels of regulation including increasing government price controls and other healthcare cost containment measures, (b) failures in the safety and efficacy of their products, (c) significant funding requirements for product research and development, and (d) changes in technology, patent expiration, and intellectual property protection. These risks may adversely affect their ability to make rental payments to us or satisfy their other lease obligations and consequently may materially adversely affect property revenue and valuation.

In addition, improvements to life science properties are typically more costly than improvements to traditional office space or other property types. Many life science properties generally contain infrastructure improvements that are significantly more costly than improvements to other property types. Typical improvements include (a) reinforced concrete floors, (b) upgraded roof loading capacity, (c) increased floor-to-ceiling heights, (d) heavy-duty HVAC systems, (e) enhanced environmental control technology, (f) significantly upgraded electrical, gas, and plumbing infrastructure, and (g) laboratory benches.

Further, life sciences tenants may engage in research and development activities that involve controlled use of hazardous materials, chemicals, and biological and radioactive compounds. In the event of contamination or injury from the use of these hazardous materials, we could be held liable for damages that result. This liability could exceed our resources and any recovery available through any applicable insurance coverage, which could adversely affect our ability to make distributions to our stockholders. Together with our tenants, we must comply with federal, state, and local laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and waste products. Failure to comply with these laws and regulations, or changes thereto, could adversely affect our business or our tenants’ businesses and their ability to make rental payments to us.

Adverse trends in the healthcare service industry may negatively affect our revenues.

The financial performance of each healthcare property depends on the ability of the tenants to generate sufficient income from its operations to make rent payments. As part of the healthcare service industry, tenants face a wide range of economic, competitive, government reimbursement and regulatory pressures and constraints. In addition, the healthcare service industry in which tenants operate may be affected by various trends, including the following: trends in the method of delivery of healthcare services; competition among healthcare providers; lower reimbursement rates from government and commercial payors, high uncompensated care expense, investment losses and limited admissions growth pressuring operating profit margins for healthcare providers; liability insurance expense; regulatory and government reimbursement uncertainty resulting from the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; health reform initiatives to address healthcare costs through expanded value-based purchasing programs, bundled provider payments, accountable care organizations, state health insurance exchanges, increased patient cost-sharing, geographic payment variations, comparative effectiveness research, and lower payments for hospital readmissions; federal and state government plans to reduce budget deficits and address debt ceiling limits by lowering healthcare provider Medicare and Medicaid payment rates, while requiring increased patient access to care; congressional efforts to reform the Medicare physician fee-for-service formula that dictates annual updates in payment rates for physician services; heightened health information technology security standards for healthcare providers; and potential tax law changes affecting non-profit providers. These changes, among others, may adversely affect the economic performance of our tenants and, in turn, negatively affect the revenues and the value of our healthcare properties.

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of certain tenants and hinder their ability to make rent payments.

Sources of revenue for certain tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by such tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of the tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that the tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In 2014, state insurance exchanges were implemented, thus providing a new mechanism for individuals to obtain insurance. At this time, the number of payors that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payors that are participating in the state health insurance exchange. Therefore, it is possible that tenants may incur changes in their reimbursements if they do not have participation agreements with the state insurance exchange payors and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payors to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payor, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact tenants’ operations and ability to pay rent. In addition, the health insurance exchange provides a subsidy for some individuals to obtain insurance depending upon the individual’s income and a number of other factors.

In addition, federal and state healthcare legislation may from time to time introduce new payment models, including shared savings programs, demonstration programs, bundled payment models, and payments contingent upon reporting on satisfaction of quality benchmarks. Such legislative changes may materially alter how physicians and other healthcare providers are compensated for services. Additionally, because certain tenants may rely on government programs or agencies as a source of funding, such tenants may be adversely affected by changes in government spending and funding priorities. Funding from government agencies and reimbursement programs such as Medicare and Medicaid, including the overall availability and reimbursement rates under these programs, often fluctuates and is subject to the political process, which is often unpredictable. For example, federal policymakers have announced proposals to reduce overall healthcare spending, including with respect to Medicaid funding, which could impact certain tenants. Any reduction in the availability or rate of funding or reimbursement, or delays surrounding the approval of such funding or reimbursement, may adversely impact certain tenants’ operations or may cause certain tenants to cease making rent payment payments to us or delay or forgo leasing space in our properties, which in turn may negatively impact our business, financial condition, or results of operations. These changes could have a material adverse effect on the financial condition of our healthcare tenants. The financial impact on healthcare tenants could restrict their ability to make rent payments, which would have a material adverse effect on our financial condition and results of operations and our ability to pay distributions.

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure, failure to obtain licensure or other industry developments could result in the inability of the tenants of our healthcare properties to pay rent.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our healthcare properties generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations or the tenants’ failure to comply with these laws and regulations could negatively affect the ability of these tenants to make lease payments to us. Many of our healthcare properties and their tenants may require a license or certificate of need, or “CON,” to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. We cannot predict the impact of state CON laws or similar laws on the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our healthcare properties. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make lease payments to us.

The healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third-party reimbursement policies; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by governmental authorities. These factors may adversely affect the economic performance of some or all of our healthcare tenants and, in turn, our performance.

We may be exposed to the risks of investing in senior living communities.

We may invest in senior living communities, including but not limited to assisted care and memory care facilities. Revenues from senior living communities are primarily driven by occupancy and private pay rates. A weakened economy may have an adverse effect on the residents of these properties. If the operations’ cash flows are materially adversely impacted by economic conditions, these properties’ revenues and operations may be adversely affected. Additionally, senior living communities may be subject to a reduced availability of labor and increased employee costs and are subject to operational hazards and health-related risks, each of which may be exacerbated by the persistence of COVID-19. Finally, government reimbursement has, and may continue to, come under pressure due to reimbursement cuts and state budget shortfalls. This could have a negative impact on the industry and impact the value of senior living communities. Senior living communities are generally subject to varying levels of federal, state, local, and industry-regulated licensure, certification and inspection laws, regulations and standards and may require licenses, registrations or certificates of need to operate. Failure to comply with any of these laws, regulations or standards could result in loss of accreditation, denial of reimbursement, imposition of fines, suspension, decertification or exclusion from federal and state health care programs, loss of license or closure of the facility. Such actions may adversely affect the profitability of these facilities and the value of our investment in them.

There are inherent risks in the senior living sector.

We will be subject to the risks generally incident to the ownership of independent living, assisted living and memory care facilities. Several factors may adversely affect the economic performance and value of the properties in the senior living sector. The following details certain inherent risks.

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Increases in newly developed senior living communities and other competitive factors may have a material adverse effect on our senior living communities.
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The current trend for seniors to delay moving to senior living communities until they require greater care or to forgo moving to senior living communities altogether could have a material adverse effect on our senior living communities’ business, financial condition and results of operations.
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Circumstances that adversely affect the ability of seniors or their families to pay for senior living services, such as economic downturns, softness in the U.S. housing market, higher levels of unemployment among resident family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics, could cause our senior living communities’ occupancy rates, revenues and results of operations to decline.
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The senior living sector is subject to extensive regulation, which may require us to incur significant costs and may cause us to experience losses.
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The nature of the senior living sector exposes us to litigation and regulatory and government proceedings.

The current trend for seniors to delay moving to senior living communities until they require greater care or to forgo moving to senior living communities altogether could have a material adverse effect on our business, financial condition and results of operations.

Seniors have been increasingly delaying their moves to senior living communities until they require greater care, and increasingly forgoing moving to senior living communities altogether. Further, rehabilitation therapy and other services are increasingly being provided to seniors on an outpatient basis or in seniors’ personal residences in response to market demand and government regulation, which may increase the trend for seniors to delay moving to senior living communities. Such delays may cause decreases in occupancy rates and increases in resident turnover rates at any senior living communities. Moreover, older aged persons may have greater care needs and require higher acuity services, which may increase our cost of business or result in lost business and shorter stays at our senior living communities if we are not able to provide the requisite care services or fail to adequately provide those services. These trends may negatively impact any senior living communities’ occupancy rates, revenues and cash flows and their results of operations. Further, if we are unable to offset lost revenues from these trends by providing and growing other revenue sources, such as new or increased service offerings to seniors, our senior living communities may be unprofitable and we may receive lower returns and rent and the value of the senior living communities may decline.

Increases in labor costs at senior living communities may have a material adverse effect on us.

Wages and employee benefits associated with the operations of managed senior living communities represent a significant part of managed senior living communities’ operating expenses. The U.S. labor market has been experiencing an extended period of low unemployment. Further, there has been recent legislation enacted and proposed legislation to increase the minimum wage in certain jurisdictions. This, in turn, has put upward pressure on wages. Our property managers will compete with other senior living community operators, among others, to attract and retain qualified personnel responsible for the day to day operations of the property, and senior living communities have been experiencing increasing labor costs. We cannot be sure that labor costs at our properties will not similarly increase or that any increases will eventually be recovered by corresponding increases in the rates charged to residents or otherwise. Any significant failure by our property managers to prudently control labor costs or to pass any increases on to residents through rate increases could have a material adverse effect on the business, financial condition and results of operations of the property.

The market for qualified nurses, therapists and other healthcare professionals is highly competitive, and periodic or geographic area shortages of such healthcare professionals may require our property managers to increase the wages and benefits they offer to their employees in order to attract and retain such personnel or to utilize temporary personnel at an increased cost. Moreover, the low level of unemployment in the United States currently may result in our property managers being unable to fully staff its senior living communities or having to pay overtime to adequately staff its senior living communities.

In addition, employee benefit costs, including health insurance and workers’ compensation insurance costs, have materially increased in recent years and we cannot predict the future impact of the Affordable Care Act (“ACA”), or the possible future repeal, replacement or modification of the ACA, on the cost of employee health insurance. Our property managers’ employee health insurance and workers’ compensation insurance reserves may prove to be inadequate. Increasing employee health insurance and workers’ compensation insurance costs and increasing insurance reserves for labor related insurance may be considered property operating expenses under the property management agreement and as such may materially and adversely affect the financial performance of the property.

Federal, state and local employment related laws and regulations could increase the cost of doing business at our senior living communities, and our property managers may fail to comply with such laws and regulations.

The operations at our senior living communities will be subject to a variety of federal, state and local employment related laws and regulations, including, but not limited to, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, the Family and Medical Leave Act, overtime pay, compensable time, recordkeeping and other working conditions, and a variety of similar laws that govern these and other employment related matters. Because labor represents a significant portion of operating expenses at senior living communities, compliance with these evolving laws and regulations could substantially increase the cost of doing business at our senior living communities, while failure to do so could subject the property manager and us to significant back pay awards, fines and lawsuits. Our property manages’ failure to comply with federal, state and local employment related laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The nature of the senior living sector will expose us and our property managers to litigation and regulatory and government proceedings.

We and our property managers could in the future be involved in claims, lawsuits and regulatory and government audits, investigations and proceedings arising in the ordinary course of their business, some of which may involve material amounts. The defense and resolution of such claims, lawsuits and other proceedings may require us and our property managers to incur significant expenses. In several well publicized instances, private litigation by residents of senior living communities for alleged abuses has resulted in large damage awards against senior living companies. Some lawyers and law firms specialize in bringing litigation against senior living community operators. As a result of this litigation and potential litigation, the cost of our and our property managers’ liability insurance could increase. Medical liability insurance reform has at times been a topic of political debate, and some states have enacted legislation to limit future liability awards. However, such reforms have not generally been adopted, and our property managers’ insurance costs may increase. Increasing liability insurance costs could have a material adverse effect on our senior living communities’ business, financial condition and results of operations which could impact the returns to us.

Depressed U.S. housing market conditions may reduce the willingness or ability of seniors to relocate to our senior living communities.

Downturns or stagnation in the U.S. housing market could adversely affect the ability, or perceived ability, of seniors to afford our senior living communities’ resident fees as prospective residents frequently use the proceeds from the sale of their homes to cover the cost of such fees. If seniors have a difficult time selling their homes, their ability to relocate to our senior living communities or finance their stays at such properties with private resources could be adversely affected. If U.S. housing market conditions reduce seniors’ willingness or ability to relocate to our senior living communities, the occupancy rates, revenues and cash flows at such properties could be negatively impacted.

Our property managers may fail to comply with laws relating to the operation of our senior living communities.

We and our properties managers are subject to, or impacted by, extensive and frequently changing federal, state and local laws and regulations, including: licensure laws; laws protecting consumers against deceptive practices; laws relating to the operation of our senior living communities and how our property managers conduct their operations, such as with respect to health and safety, fire and privacy matters; laws affecting communities that participate in Medicaid; laws affecting skilled nursing facilities, clinics and other healthcare facilities that participate in both Medicare and Medicaid which mandate allowable costs, pricing, reimbursement procedures and limitations, quality of services and care, food service; resident rights laws (including abuse and neglect laws) and fraud laws; anti-kickback and physician referral laws; the Americans with Disabilities Act and similar laws; and safety and health standards established by the Occupational Safety and Health Administration.

Our property managers will need to expend significant resources to maintain compliance with these laws and regulations. However, if our property managers are alleged to fail, or do fail, to comply with applicable legal requirements, they may have to expend significant resources to respond to such allegations, and if they are not permitted or are unable to cure deficiencies, certain sanctions may be imposed which may adversely affect the profitability of the senior living community and our property managers’ ability to obtain, renew or maintain licenses at such property. Changes in applicable regulatory frameworks could also have similar adverse effects.

We may invest in properties where revenues are dependent on funding from government programs.

We may invest in residential properties where revenues are fully or partially dependent on funding from government programs, including affordable housing programs and Medicare or Medicaid reimbursements. Given this reliance, the performance of such properties is susceptible to risks associated with governmental programs and funding generally, including changing political support for different kinds of programs, temporary cessations in funding due to delays in legislative or bureaucratic processes, and ongoing governmental audits or inspections.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

Certain properties may require permits or licenses.

A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.

We face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Advisor may establish reserves or escrow accounts.

General Risks Related to Investments in Real Estate-Related Securities

Investments in real estate debt are subject to risks including various credit risks and early redemption features, which may materially adversely affect our results of operations and financial condition.

The debt and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possibility that the debt will be uncollectible on account of applicable bankruptcy or similar laws affecting the enforcement of creditors’ rights, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions, which could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated, or reinvesting in a new obligation at a lower return to us.

Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers and real estate collateral relating to our investments and may include economic and market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy and room rates for hotel properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war (including the continuation of hostilities in various parts of the world), real estate values generally and other factors that are beyond the control of our Advisor. Such changes may develop rapidly, and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments, which could cause rapid and large fluctuations in the values of such investments. Recent concerns about the real estate market, rising interest rates, inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and markets going forward. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Our Advisor cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the Global Financial Crisis, which has resulted in a modification to certain loan structures and market terms. These changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Our securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

Our debt investments will face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower-yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities.

Reinvestment risk could affect the price for our shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s then-current earnings rate. A decline in income could affect the NAV of our shares or their overall returns.

Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

Although it is generally anticipated that our investments in real estate-related securities will focus primarily on non-distressed real estate (based on our belief that there is a high likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate-related instruments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate-related investments at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default or that the market for such interests will improve. In addition, the market conditions for real estate-related investments may deteriorate further, which could have an adverse effect on the performance of our investments.

During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that our Advisor will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial writedown of the principal of such investment and other concessions, which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.

Under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that our Advisor may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on an investment, we will be subject to the risks associated with owning and operating real estate.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may from time to time invest in debt instruments, including junior tranches of commercial mortgage-backed securities (“CMBS”), “mezzanine” loans, junior mortgage loans or mortgage loan participations, that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.

Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including CMBS) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including CMBS), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults before, the holders of other more senior tranches of debt instruments with respect to such issuer.

We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default.

We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by multifamily, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to investments in direct real estate.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates increase with respect to the pool or tranche of commercial real estate loans in which we invest, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right, other than customary recourse carveouts, to assets beyond collateral attached to the commercial mortgage loan.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

Our Advisor may aggregate purchases or sales with Inland Programs.

Our Advisor may aggregate purchases or sales of investments for us with Inland Programs. It could be impossible, as determined by our Advisor and its affiliates in their sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices will, in certain circumstances, therefore be averaged which may be disadvantageous to us. Further, such aggregate purchases may result in us receiving a lower allocation of an investment than we would otherwise receive if we were the sole purchaser.

We will face risks related to any investments in CDOs.

We may also invest from time to time in CDOs. CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. For CLOs, the cash flows from the trust are split into two or more portions, called tranches. CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities, and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments, (ii) the quality of the collateral may decline in value or default, (iii) the possibility that we may invest in CDOs that are subordinate to other classes and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.

We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed- or variable-rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt generally is used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.

Our investments in real estate-related corporate credit will be subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.

We may invest in structured products or similar products that may include structural and legal risks.

We may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related securities. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We may invest in high-yield debt, which is subject to more risk than higher-rated securities.

Debt that is, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by our Advisor to be of comparable quality are commonly referred to as “high-yield” securities.

Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher-quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.

High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment-grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high-yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.

The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high-yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for investment-grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly, and we may have greater difficulty selling our portfolio securities. We will be more dependent on our Advisor’s research and analysis when investing in high-yield securities.

B-Notes and A/B Structures may pose additional risks that may adversely affect our results of operations and financial condition.

We may invest in B-notes, which are mortgage loans typically (i) secured by a first mortgage on a commercial property or group of related properties and (ii) subordinated to an A-note portion of the same first mortgage secured by the same collateral (which we would not expect to hold). As a result, if a borrower defaults, there may not be sufficient funds remaining to repay B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. In addition to the risks described above, certain additional risks apply to B-note investments, including those described herein. The B-note portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the A-note from taking certain actions or, receiving certain benefits to the detriment of the holder of the B-note, the holder of the B-note often (but not always) has the right to purchase the A-note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B-note interest or purchasing the A-note may alter our overall portfolio and risk/return profile to the detriment of our stockholders. In addition, a B-note may be in the form of a “rake bond.” A “rake bond” is a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.

We will face risks related to our investments in mezzanine loans.

Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.

With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature.

We may invest in equity securities of real estate owners, which is subordinate to any indebtedness of such owners.

We may invest from time to time in non-controlling preferred equity positions, common equity and other equity securities issued by real estate companies. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in equity securities issued by real estate companies will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related equity securities generally invest in real estate or real estate-related securities and are subject to the inherent risks associated with real estate discussed in “—General Risks Related to Investments in Real Estate.”

We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.

REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.

REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses. If we invest in REITs, we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources, and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

We utilize derivatives, which involve numerous risks.

We have entered into and may continue to enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.

The ability to successfully use derivative investments depends on the ability of our Advisor. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, our Advisor must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

We may make open market purchases or invest in traded securities.

We have the ability to invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because Inland may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit entering into hedging transactions that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which increases our financial risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio is approximately 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. See “Investment Objectives and Strategies—Borrowing Policies.” We may exceed our target leverage ratio, particularly during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than would be the case if our properties were owned with a smaller amount of debt.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee. A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties exposes us to greater market risks and higher current expenses.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. Financing arrangements with respect to our investments will generally require “bad boy” guarantees from us and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. Although our Advisor expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock or to fund the redemption of Class A units. There can be no assurances that we will be able to borrow under or maintain our lines of credit or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. We may obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.

The volatility of the current global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility (including the current market environment), which often occur during economic downturns, generally credit spreads widen, interest rates rise and investor demand for high-yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect stockholder returns.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

We may enter into loans with cross-collateralization provisions, which would heighten the risk of a default on any particular loan and increase the risk of a loss in the value of your investment in us.

We may enter into loans with cross-collateralization provisions that provide that a default under any obligation of a certain dollar threshold or more by us constitutes a default under the loan. If any of our future investments are foreclosed upon due to a default, our ability to pay distributions may be limited, which would have an adverse effect on your investment in us.

Risks Related to our Relationship with our Advisor and the Dealer Manager

We depend on our Advisor to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with our Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, our Advisor in the acquisition and management of our investments, and our corporate operations. Our Advisor may suffer adverse financial or operational problems in connection with Inland’s business and activities unrelated to us and over which we have no control. Should our Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives.

The termination or replacement of our Advisor could trigger a repayment event under a mortgage loan for a property, a credit agreement governing a line of credit and repurchase agreements.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our Advisor an event requiring the consent of the lender or immediate repayment of the full outstanding balance of the loan. The termination or replacement of our Advisor could also trigger repayment of outstanding amounts under credit agreements that may govern lines of credit that we may obtain or under repurchase agreements that we may enter into. If a repayment event is triggered with respect to any of our properties, our results of operations and financial condition may be adversely affected.

Our Advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our Advisor and its affiliates, each of whom would be difficult to replace. There is increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals, and there can be no assurance that such professionals will continue to be associated with the us or our Advisor, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with our Advisor, our operating results could suffer. We do not maintain key person life insurance on any person. Our future success depends, in large part, upon our Advisor’s ability to attract and retain highly skilled managerial, operational. investment and marketing professionals. If our Advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Any material adverse change to the Dealer Manager’s ability to successfully build and maintain a network of licensed broker-dealers could have a material adverse effect on our business and our offerings.

The dealer manager for our offerings is Inland Securities Corporation. Any material adverse change to the ability of our Dealer Manager to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on our business and our offerings. If the Dealer Manager is unable to build and maintain a sufficient network of participating broker-dealers to distribute shares in our offerings, our ability to raise proceeds through this offering and implement our investment strategy may be adversely affected. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise proceeds through our offerings and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Inland, we may incur additional fees and expenses.

Because the Advisor and the Dealer Manager are affiliates of our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. If any situation arises in which our interests are in conflict with those of the Advisor, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.

We do not own the Inland trademarks, but we may use them pursuant to a trademark license agreement with an affiliate of Inland. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

We have entered into a trademark license agreement (“Trademark License Agreement”), with The Inland Real Estate Group, LLC, an affiliate of our sponsor (“TIREG”), pursuant to which it grants us a fully paid-up, royalty-free, non-exclusive, non-transferable right and license to use the “Inland” marks and the goodwill associated with them, in connection with our business. TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the Trademark License Agreement. The Trademark License Agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of our obligations under the Trademark License Agreement. Either party may terminate the Trademark License Agreement upon 30 days prior written notice. If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Risks Related to Conflicts of Interest

We pay our Advisor and its affiliates fees and the Special Limited Partner receives the performance allocation, which could lead to conflicts of interest.

Our Advisor and its affiliates, including Inland Commercial and Devon, receive substantial fees from us, and the Special Limited Partner has received a performance allocation in the Operating Partnership, which fees and performance allocation were not negotiated at arm’s length. These fees and performance allocation could influence our Advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement;
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equity offerings by us, including using our securities to acquire portfolios or other companies, which would entitle our Advisor to additional asset management fees, which are based on our aggregate NAV irrespective of stockholder returns;
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the recommendation of higher-yielding but riskier investments, which may be encouraged by the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share;
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recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the independent valuation advisor or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our Advisor and the Special Limited Partner’s performance participation allocations are based on our NAV;
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redemptions, which have the effect of reducing asset management fees payable to our Advisor;
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asset sales, which have the effect of reducing asset management fees if the proceeds are distributed to our stockholders rather than reinvested; and
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whether we engage affiliates of our Advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us.

These conflicts of interest may not be resolved in our favor.

Our Advisor and its affiliates have interests in other programs managed by Inland, which gives rise to conflicts of interest.

Our Advisor and its affiliates sponsor or manage other programs, such private and public limited partnerships, limited liability companies and Delaware statutory trusts and public, non-listed REITs. All of our executive officers and our affiliated directors are also officers, directors, managers, key professionals or holders of direct or indirect interests in (i) our Advisor, (ii) other affiliated advisors or business managers that are the managers of other programs, or (iii) other Inland-managed or -sponsored investment vehicles. Our Advisor and its affiliates have legal and financial obligations with respect to other programs managed or sponsored by them. In the future, our Advisor and its affiliates are expected to sponsor and manage other programs.

Conflicts of interest may arise between us and the current and future programs advised or sponsored by our Advisor and its affiliates, including with respect to:

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the allocation of investment opportunities among programs managed by our Advisor and its affiliates (see “—Certain Inland Programs have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities” below);
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the allocation of personnel and time among programs managed or sponsored by our Advisor and its affiliates;
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the acquisition of assets from, or the sale of assets to, other Inland-managed programs; and
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competition from other Inland-managed programs when leasing a property or selling an asset or hiring service providers.

These conflicts of interest could result in decisions that are less favorable to us than they otherwise would be.

Certain Inland Programs have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities.

In the initial stages of our capital raise pursuant to the offerings, a primary source of proposed real estate investments will consist of DSTs or other private investment programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code. We do not anticipate that our acquisition strategy with respect to these investments will overlap with the strategy of any other Inland Program.

However, with respect to potential real estate investments that do not involve a tax-deferred contribution of the property to our Operating Partnership, there may be overlap of real estate and real estate debt investment opportunities with certain Inland Programs that are actively investing and similar overlap with future Inland Programs. In particular, we may seek to acquire the same alternative property types in which IPC-sponsored programs may invest. Programs sponsored by IPC generally consist of (a) private programs structured to provide replacement properties for investors wishing to complete a Section 1031 exchange, (b) private programs that intend to qualify as “qualified opportunity funds” under the Code and (c) development programs. We do not consider any of these programs to have investment objectives similar to ours.

Any such overlap will from time to time create conflicts of interest, which the Advisor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.

If more than one of the Inland Programs is interested in acquiring an investment, Inland’s allocation committee determines which Inland Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Inland Programs may compete with us with respect to certain investments that we may want to acquire. Certain investment opportunities that are suitable for us may also be suitable for another Inland Program. In the event that an investment opportunity becomes available that is considered suitable for both us and another Inland Program, then the Inland Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

We are presently unable to determine how our status as a company with a limited operating history will impact our ability to obtain investment opportunities. On the one hand, we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other Inland Programs that have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital that cannot be deployed until additional investment opportunities become available to us.

The amount of performance-based compensation charged and/or management fees paid by us may be less than or exceed the amount of performance-based compensation charged and/or management fees paid by one or more of the Inland Programs. Such variation may create an incentive for our sponsor to allocate a greater percentage of an investment opportunity to us or such Inland Programs, as the case may be.

Our Advisor faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which our Advisor is ultimately responsible for determining.

Our Advisor is paid a management fee for its services based on our NAV. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Advisor. Other components of our NAV will also be based on the subjective judgments of personnel of our Advisor. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Advisor and the distributions payable to the Special Limited Partner.

The Advisor will face a conflict of interest due to the nature of the Special Limited Partner’s performance participation interest in the Operating Partnership.

The Special Limited Partner, an affiliate of Inland, is entitled to receive distributions on its performance participation interest in the Operating Partnership each year based on the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV. The existence of the Special Limited Partner’s performance participation interest in the Operating Partnership may create an incentive for the Advisor to make riskier or more speculative investments on our behalf, cause us to incur more leverage, or sell an asset prematurely in an effort to increase the distributions to which the Special Limited Partner is entitled on its performance participation interest. Because the distributions the Special Limited Partner is entitled to receive are based in part on the Operating Partnership’s NAV, the Advisor may also be motivated to accelerate acquisitions to increase the Operating Partnership’s NAV or, similarly, delay or curtail repurchases of our shares to maintain the Operating Partnership’s NAV. The Special Limited Partner will not be obligated to return any portion of performance participation allocations due to the subsequent negative performance.

Inland and its employees and affiliates may invest for their own accounts.

Inland and its employees and affiliates may engage in investment activities for their personal accounts, which may involve the purchase and sale of securities that are the same as, but in different concentrations or effectuated at different times and prices than, those purchased or sold by us. In addition, they may also involve the purchase and sale of securities that are different from those purchased by the us. Additionally, Inland’s principals, employees and other affiliates may engage in limited investment activities, which may from time to time involve passive investments in companies or funds that may have dealings with Inland.

Certain of our investment interests may conflict with the interests of Inland Programs and vice versa.

Our Advisor and its affiliates employ a wide range of investment strategies for us and the Inland Programs. In specific instances, these strategies include buying and selling different securities and instruments within an issuer’s capital structure for different programs or pursuant to different strategies pursued by a single program. In pursuing these investment strategies, a program or an account may acquire an instrument that is senior or junior in the capital structure of an issuer relative to an instrument that may be acquired by us. These investment decisions may be made by the same team of investment professionals for the same or different programs or accounts depending upon the investment strategy employed. Under normal circumstances, investments in instruments that have different rankings of seniority in an issuer’s capital structure do not raise conflicts of interest. However, in other circumstances, such as when an issuer defaults on its debt or seeks protection from creditors in bankruptcy or reorganizations, a conflict of interest can arise as action taken to protect the interest of one set of holders (such as senior bank debt holders or preferred stockholders) can be at the potential detriment of other holders of the same issuer’s securities or instruments (such as unsecured debt holders or common stock holders). When different programs own securities and instruments of the same issuer in different ranks of seniority, action taken for the benefit of one program can favor that program at the expense of other programs.

Additionally, certain investments made by one program may indirectly benefit positions held by another program. For example, one program may hold a position in the equity of an issuer and another program may participate in a syndicated loan offering, the proceeds of which are applied to finance a third party’s acquisition of all or a portion of the issuer’s outstanding equity (including any portion owned by other programs). Further, in certain instances, proceeds of an investment in an issuer made by one program may be applied by the issuer (or an affiliate thereof) to make interest payments or distributions in respect of securities held by another program. For example, a program may participate in an offering of securities by a subsidiary or affiliate of an issuer in which another program holds a position. The proceeds of our offerings, or a portion thereof, may be distributed directly or indirectly to the parent company (or other affiliate) in which another program owns a position, and the parent company (or other affiliate) may use these proceeds to make payments or distributions to its debt and/or equity investors, including other programs.

Investors should expect that in employing various strategies for programs with differing investment objectives, our Advisor and its affiliates will make investment decisions that result in some programs owning senior positions and other programs owning junior positions or certain investments of some programs impacting positions of other programs indirectly. These investments may give rise to conflicts of interest, which may not be resolved in our favor.

The financial or other benefits received by our Advisor from us may be less than such benefits received by our Advisor from Inland Programs.

A conflict of interest arises where the financial or other benefits available to our Advisor or its affiliates differ among the programs that it manages. If the amount or structure of the management fee, the Special Limited Partner’s performance participation allocations, the property manager fee and/or our Advisor’s or its affiliates’ compensation differs among programs (such as where certain funds pay higher base management fees, incentive fees, performance-based management fees or other fees), our Advisor or its affiliates might be motivated to help certain programs over others. Similarly, the desire to maintain assets under management or to enhance our Advisor’s performance record or to derive other rewards, financial or otherwise, could influence our Advisor or its affiliates in affording preferential treatment to those programs that could most significantly benefit our Advisor or its affiliates. Our Advisor may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor certain programs. Additionally, our Advisor or its affiliates might be motivated to favor programs in which it has an ownership interest or in which Inland or its affiliates have ownership interests. If an investment professional at our Advisor or its affiliates does not personally hold an investment in us but holds investments in other Inland-affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

The fees we pay in connection with our offerings and the agreements entered into with our Advisor and its affiliates, including Inland Commercial and Devon, were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor and the Special Limited Partner for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Inland and its affiliates, including our Advisor and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Operating Partnership’s partnership agreement, and any property-related corporate services and other agreements we may enter into with affiliates of our Advisor from time to time.

Our Advisor’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce our Advisor and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We pay our Advisor a management fee regardless of the performance of our portfolio. We are required to pay our Advisor a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period. Our Advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, our Advisor may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV.

The existence of the Special Limited Partner’s performance participation allocations in our Operating Partnership, which are based on our total distributions plus the change in NAV per Operating Partnership unit, may create an incentive for our Advisor to recommend riskier or more speculative investments or to recommend us to use more leverage than it otherwise would. In addition, the change in NAV per Operating Partnership unit will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Special Limited Partner may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Inland will consider other relationships and the reputation of Inland in managing us.

Inland has long-term relationships with many significant participants in the real estate and related financial markets, including lenders. Inland also has longstanding relationships with other owners of real estate and real estate-related securities and their respective senior managers, shareholders and partners. Some of these parties may directly or indirectly compete with us for investment opportunities. Inland also has relationships with investors (including institutional investors and their senior management) that may invest in other investment funds or real estate assets. Inland considers these relationships in its management of us. In this regard, there may be certain investment opportunities or certain investment strategies that Inland does not undertake on our behalf in view of these relationships or refers to clients instead of referring to us. Further, because of the importance of Inland’s reputation, our Advisor may or may not take certain actions in order to protect or preserve such reputation. Inland’s consideration of these and other related factors give rise to various conflicts of interest, which may not be resolved in our favor.

We may sell or purchase assets to or from our Advisor and its affiliates, and the conflicts of interest inherent in such transactions could result in terms that are less favorable to us than they would be if the transactions were not with a related party.

We may sell or purchase assets to or from our Advisor and its affiliates. In particular, a primary source of our proposed real estate investments is DSTs or other private investment programs sponsored by IPC. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code. Although such transactions will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction, there is still a risk that the conflicts of interest inherent in such transactions could result in terms that are less favorable to us than they would be if the transactions were not with a related party. This risk is heightened on account of our directors’ reliance, at least in part, on our Advisor and its affiliates for information regarding the proposed and alternative transactions. The possibility of such related-party transactions makes an investment in our shares more speculative than it otherwise would be.

Our Advisor will engage consultants, advisors and service providers on our behalf.

Our Advisor and entities affiliated with our Advisor will provide certain accounting, administrative and other services to us, and will charge expenses to us for the provision of such services by their internal staff that will be in addition to the management fee payable by us to our Advisor. Please see “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements” for further details.

Individual consultants or advisors (some of whom may be former employees of Inland) may be engaged by our Advisor on our behalf to provide consulting or advisory services to us. These consultants or advisors may not work exclusively for our Advisor or us.

Compensation paid to these consultants or advisors for consulting/advisory services is generally borne by us, is not offset against the management paid to our Advisor and may include an annual fee and a discretionary performance-related bonus.

Our Advisor, on behalf of us and our investments, expects to engage service providers (including attorneys and consultants), some of which may also provide services to Inland and other programs managed by other parts of Inland. In addition, certain service providers to our Advisor, us and our investments may also be affiliates of Inland. These service providers may have business, financial, or other relationships with Inland or its employees, which may influence our Advisor’s selection of these service providers for us or our investments.

Inland personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

Our Advisor and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. However, Inland personnel, including members of the investment committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist other programs, including other programs to be developed in the future. Time spent on these other initiatives diverts attention from our activities, which could negatively impact us. Furthermore, Inland and Inland personnel derive financial benefit from these other activities, including fees and performance-based compensation. Our sponsor’s personnel share in the fees and performance-based compensation generated by other programs. These and other factors create conflicts of interest in the allocation of time by such personnel.

Our Advisor may have interests in recommending that we invest alongside Inland Programs and such interests could cause us to make acquisitions that we otherwise would not make.

Our Advisor and its affiliates may become aware of investment opportunities that are too big for us or any Inland Program to take on individually but which we and Inland Programs could acquire collectively. Our Advisor may have incentives to recommend that we invest in such an opportunity even if it would not be in our best interest in order that the Inland Programs not miss out on the opportunity and in order that our Advisor and its affiliates not miss out on the opportunity for higher fee income. The existence of Inland Programs and the possibility of investments alongside them, therefore, increases the risk that we may participate in an acquisition that is not in our best interest.

Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our board of directors has adopted a resolution that provides, subject to certain exceptions, that neither Inland nor its member companies, including specifically IREIC and its affiliates, or our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless (a) offered to a person expressly and solely in his or her capacity as one of our directors or officers or (b) discovered through the use of Company property, information or position. As a result, our potential investment opportunities may be reduced.

Inland will receive various kinds of information and data from us, which it may use without benefit to us.

Inland will receive or obtain various kinds of data and information from us, Inland Programs and portfolio entities, including data and information relating to business operations, trends, budgets, customers and other metrics, some of which is sometimes referred to as “big data.” Inland may enter into arrangements regarding information sharing and use with us, Inland Programs, portfolio entities, related parties and service providers which will give Inland access to (and rights regarding) data that it would not otherwise obtain in the ordinary course. Although Inland believes that these activities improve Inland’s investment management activities on our behalf and on behalf of Inland Programs, information obtained from us also provides material benefits to Inland or Inland Programs without compensation or other benefit accruing to us or our stockholders.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, and regulatory limitations on the use of material nonpublic information, Inland will generally be free to use data and information from our activities to assist in the pursuit of Inland’s various other activities, including to trade for the benefit of Inland or an Inland Program.

The sharing and use of “big data” and other information presents potential conflicts of interest, and any benefits received by Inland or its personnel (including fees, costs and expenses) will not offset our Advisor’s management fee or otherwise be shared with investors. As a result, our Advisor has an incentive to pursue investments that generate data and information that can be utilized in a manner that benefits Inland or Inland Programs.

We may be subject to potential conflicts of interest as a consequence of family relationships that Inland employees have with other real estate professionals.

Certain personnel and other professionals of Inland may have family members or relatives that are actively involved in industries and sectors in which we invest or may have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described herein) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets that are actual or potential investments of ours or our other counterparties and properties. Moreover, in certain instances, we may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, we will not be precluded from undertaking any of these investment activities or transactions.

Other potential or actual conflicts of interest may arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Inland has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Inland, our Advisor and the affiliates, partners, members, shareholders, officers, directors, family members and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. There can be no assurance that our board of directors or our Advisor will identify or resolve all conflicts of interest in a manner that is favorable to us.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to continue to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, we may fail to meet various compliance requirements, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

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we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to U.S. federal income tax on our taxable income at regular corporate income tax rates;
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any resulting tax liability could be substantial and could have a material adverse effect on our book value;
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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and
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we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of our assets may be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could reduce our income and amounts available for distribution to our stockholders.

Our charter does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our outstanding common stock, or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding capital stock of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common stock or our capital stock by a person could cause another person to constructively own in excess of 9.9% of our outstanding common stock or our capital stock, respectively, and thus violate the Ownership Limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the Ownership Limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of our charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of directors’ power to increase the ownership limit or grant further exemptions in the future.

Our participation in the DST Program could subject us to liabilities from litigation or otherwise.

IPC recently launched the DST Program, through which it expects to sponsor a series of Private Placements of beneficial interests in specific DSTs owning one or more DST Properties. The DST Program is designed for, but not limited to, prospective investors seeking to defer the recognition of gain on the sale of other real property under Section 1031 of the Internal Revenue Code. In connection with the DST Program, the Operating Partnership, each DST, and each DST investor will enter into an option agreement pursuant to which the Operating Partnership will be granted the option, but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require such DST investor to exchange his, her or its DST interest for Class T OP units, Class S OP units, Class D OP units, Class I OP units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST interests pursuant to each Private Placement. Investors who acquire interests pursuant to such private placements may be seeking certain tax benefits that depend on the interpretation of, and compliance with, federal and state income tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

Non-U.S. holders may be required to file U.S. federal income tax returns and be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “withholding qualified holder,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPI), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. No assurance can be given, however, that we are or will be a domestically controlled REIT. If we were to fail to so qualify as a domestically controlled REIT, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including a redemption) would be subject to tax under FIRPTA, unless (i) our shares of common stock were “regularly traded” on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. However, it is not anticipated that our common stock will be “regularly traded” on an established market. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”

A non-U.S. holder other than a “qualified shareholder” or a “withholding qualified holder” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common stock. In addition, a repurchase of our common stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Distributions” and “—Repurchases of our Common Stock.”

We seek to act in the best interests of the Company as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile and place of business, with respect to the purchase, ownership and disposition of shares of our common stock.

We may incur tax liabilities that would reduce our cash available for distribution.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election without the approval of our stockholders if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, subject to certain limitations and holding-period requirements, taxpayers that are individuals, trusts or estates may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which reduces the effective tax rate on such dividends. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Legislation has been previously proposed that includes, among other changes, increases in the corporate and capital gains rates and an overhaul of the international tax rules. It is unclear whether any legislation will be enacted into law or, if enacted, what form it would take, and it is also unclear whether there could be regulatory or administrative action that could affect U.S. tax rules. The current U.S. presidential administration recently signed into law the “One Big Beautiful Bill Act” (the “OBBBA”) which includes several new provisions (and other amendments) to the Code (including with respect to the LIHTC program). How the OBBBA will be implemented will depend on future administrative guidance and court rulings. The U.S. Congress may also pass additional tax reform legislation in the future. The timing and details of any such guidance, ruling and legislation, and the impact of the OBBBA and any other potential tax changes on us is uncertain.

Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. The impact of tax reform on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If our Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

We may not be able to recoup the costs associated with increased property taxes, which would adversely affect our performance and the value of your investment in us.

We may be responsible for paying real property taxes applicable to properties owned by us. The property taxes may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We may be unable to recoup such increased costs, which could have a material adverse effect on our operations and the value of your investment.

Retirement and Other Benefit Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in shares of our common stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of trusts, pension, profit sharing or 401(k) plans, health or welfare plans that are subject to ERISA, plans and arrangements such as IRAs or Keogh plans that are subject to Section 4975 of the Code and governmental, church and non-US plans (“Other Plans”) that are not subject to ERISA or Section 4975 of the Code but may be subject to U.S. or non-U.S. federal, state, local or other laws or regulations with provisions similar to those of the fiduciary and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code (“Similar Laws”). If you are investing the assets of any of the entities (any such entity, a “Plan”) identified in the prior sentence in our common stock, you should satisfy yourself that, as applicable:

•
the investment is consistent with your fiduciary obligations under applicable law, including Title I of ERISA, Section 4975 of the Code and Similar Laws;
•
the investment is made in accordance with the documents and instruments governing the Plan, including its investment policy;
•
the investment satisfies the prudence and diversification requirements of ERISA and Similar Laws;
•
you have considered the liquidity interests of the Plan;
•
you have considered whether the investment will produce “unrelated business taxable income” for the plan or IRA;
•
our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•
the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA, Section 4975 of the Code or Similar Laws.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of Title I of ERISA, Section 4975 of the Code or other applicable Similar Laws may result in the imposition of civil penalties and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA and Related Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are Covered Plans (as defined below), (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and Section 4975 of the Code, (ii) our management, as well as various providers of fiduciary or other services to us (including our Advisor), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code, and (iii) the fiduciaries of stockholders that are Covered Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”), or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “Covered Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any Covered Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

We may face risks arising from potential control group liability.

Under ERISA and the Code, all members of a group of commonly controlled trades or businesses may be jointly and severally liable for each other’s obligations to any defined benefit pension plans maintained by an entity in the controlled group or to which such entity is obligated to contribute. These obligations may include the obligation to make required pension contributions, the obligation to fund any deficit amount upon pension plan termination and the obligation to pay withdrawal liability owed to a multi-employer (union) plan to which such entity makes contributions if the entity withdraws from an underfunded multi-employer pension plan. A 2013 U.S. Federal Appeals court decision found that certain supervisory and portfolio management activities of a private equity fund could cause a fund to be considered a trade or business for these purposes, and thus, liable for withdrawal liability owed by a fund’s portfolio company to an underfunded multi-employer plan which covered the employees of the portfolio company. Accordingly, if we invested in a control type investment and if we were found to be engaged in a “trade or business” for ERISA purposes, we and the various entities in which we have a control type investment could be held liable for the defined benefit pension obligations of one or more of such investments.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include our financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in this prospectus and our annual report for the most recent fiscal year, and any such updated factors included in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or our other filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Estimated Use of Proceeds

The following table presents information about the net proceeds raised in this offering, assuming that we sell the maximum primary offering amount of $1,000,000,000 and no shares under our distribution reinvestment plan. The table assumes that 25% of our gross offering proceeds are from the sale of each of Class T shares, Class S shares, Class D shares and Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. The following tables do not include Class I shares, Class X-1 shares or Class X-2 shares of our common stock sold in our private offering or Class A units of the Operating Partnership or other classes of shares of our common stock or units of the Operating Partnership we determine to offer in separate private transactions.

We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class T, Class S and Class D shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan and to fund redemptions of Class A units. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of or repayment of our assets, borrowings or offering proceeds, or other sources to fund distributions to our stockholders.

Our organization and offering expenses shown below are expenses of the Operating Partnership pursuant to the Operating Partnership's partnership agreement, and we will only bear the economic burden of such expenses to the extent that we own interests in the Operating Partnership (regardless of whether we consolidate the Operating Partnership under GAAP).

	Maximum Offering of $1,000,000,000
Gross Proceeds(1)	$1,000,000,000	100.0%
Upfront Selling Commissions and Dealer Manager Fees(2)	20,602,794	2.06%
Organization and Offering Expenses(3)	10,210,750	1.02%
Net Proceeds Available for Investment	$969,186,456	96.92%

———————

(1)
Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.
(2)
The tables assume that 25% of our gross offering proceeds are from the sale of each of Class T shares, Class S shares, Class D shares and Class I shares. For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. For Class D shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions and dealer manager fees expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as distribution fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The distribution fees are selling commissions paid over time. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Distribution Fees.”
(3)
The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated Dealer Manager expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, distribution fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Investment Objectives and Strategies

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

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deliver attractive current income in the form of regular, stable cash distributions,
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drive long-term value through acquisition and proactive asset management,
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provide exposure to demographic-driven, high conviction real estate sectors and
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preserve and protect invested capital.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-listed REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus.

Investment Strategy

Through its affiliation with Inland, the Advisor acquires, manages and sells properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. Together with its affiliates, Inland is a fully-integrated group of legally and financially separate companies that is involved in every aspect of real estate, including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. Since its founding in 1968, through December 31, 2025, Inland has sponsored 851 programs and raised more than $31.2 billion in capital from more than 490,000 investors. IREIC, our sponsor, is a member company of Inland.

Our investment strategy is to acquire a diversified portfolio of stabilized, income-generating commercial real estate across alternative property types in the United States. We also to a lesser extent invest in real estate debt and real estate-related securities to provide current income and a source of liquidity for our share repurchase plan, cash management and other purposes. We seek to create and maintain a portfolio of commercial real estate investments that generate stable income to enable us to pay attractive and stable cash distributions to our stockholders. We currently have no intention to make or acquire any investments outside the United States and may do so in the future only to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors.

Our property investments will consist primarily of stabilized, income-generating commercial real estate across alternative property types, with a non-exclusive focus on self-storage facilities, student housing properties, and healthcare-related properties. Healthcare-related assets may include medical outpatient buildings, ambulatory surgery centers, senior living communities and life science and laboratory facilities. We may also invest in value-add or other development projects in these asset classes, potentially through a variety of ownership structures including but not limited to direct ownership, joint ventures, co-investment opportunities, preferred equity positions and others.

As of December 31, 2025, our Operating Partnership’s real estate portfolio consists of 30 medical outpatient properties, one student housing property and four self-storage properties. For a description of our Operating Partnership’s investments as of December 31, 2025, see “Investment Portfolio—Real Estate Portfolio.”

Our real estate debt strategy is focused on generating current income and contributing to our overall net returns. Alongside our credit facilities and operating cash flow, our real estate debt investments may provide an additional source of liquidity. These liquidity sources are collectively used for cash management, satisfying any stock repurchases under our share repurchase plan and other purposes.

Potential Competitive Strengths

We believe our relationship with Inland provides us with many benefits, including:

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Inland’s Sponsorship Experience — Inland has more than 50 years of experience in acquiring and managing real estate assets. As of December 31, 2025, Inland had sponsored 851 real estate investment programs, including 840 private and public limited partnerships, limited liability companies and Delaware statutory trusts and eleven non-listed REITs.
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Experienced Acquisition Team — Inland Real Estate Acquisitions, Inc., or “IREA,” and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since its inception, through December 31, 2025, IREA has facilitated more than $56 billion of purchases including self-storage properties, student housing properties, senior living communities and medical outpatient buildings.
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Inland’s Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate. As of December 31, 2025, Inland entities cumulatively owned properties located in 42 states and managed assets with a value of approximately $16 billion.
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Experienced Acquirer and Manager of Alternative Real Estate Assets — Inland, primarily through the DST and private investment programs sponsored by IPC, a subsidiary of our sponsor, has significant experience in acquiring, owning and operating alternative real estate assets. Specifically, as of December 31, 2025, IPC-sponsored programs had acquired healthcare properties (including senior living communities) with a total purchase price of over $1.6 billion, student housing properties with a total purchase price of over $1.9 billion and self-storage properties with a total purchase price of over $2.1 billion.
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Strong Industry Relationships — We believe that Inland’s extensive network of relationships with the real estate brokerage, development and operating partners enable us to successfully execute our strategies. These relationships augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In particular, we believe that Inland’s strong relationships with third-party operators of alternative assets, including in the storage, student housing, and senior living asset classes, will aid in attracting and retaining tenants.
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Inland’s Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

For more information regarding our Advisor and Inland’s investment management business, see “Management—Our Advisor and Inland.” There is no assurance that we will realize the benefits from Inland’s potential competitive strengths or that we will be able to successfully achieve our investment objectives. You should be aware of the potential risks and limitations because of our relationship with the Advisor and Dealer Manager. For more information regarding the Advisor, the Dealer Manager and the risks associated with our relationship, see “Risk Factors — Risks Related to our Relationship with the Advisor and the Dealer Manager” and “Risk Factors — Conflicts of Interest.”

Investment Guidelines and Portfolio Allocation

Our board of directors, including our independent directors, review our investment portfolio not less than quarterly. In addition, our board of directors have adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments, which we describe in more detail below. Our board of directors, including our independent directors, review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend any investment policies that are provided in our charter and described under “Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote.

Our investment guidelines delegate to our Advisor authority to execute acquisitions and dispositions of investments in real estate and real estate-related securities, in each case so long as such delegation and such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors, our charter and Maryland law. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to our Advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or portfolio of properties with a purchase price exceeding 10% of our most recent month-end total asset value (as measured under generally accepted accounting principles) plus the net proceeds expected in good faith to be raised in our registered offering over the next 12 months. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property.

We will seek to invest:

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at least 80% of our assets in properties; and
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up to 20% of our assets in real estate debt and real estate-related securities.

Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the levels provided above due to factors such as a large inflow of capital over a short period of time, our Advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Certain investments, such as preferred equity investments, could be characterized as either real estate or real estate debt depending on the terms and characteristics of such investments.

Identification of Investments

Our Advisor will work with our sponsor and IREA to identify potential investments and will evaluate all elements of a proposed investment, including: geographic location; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing; and tax considerations. Because the factors considered, including the specific weight we place on each factor, may vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition, Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. The investment committee consists of members of senior management from various areas of the organization including property management, asset management, underwriting, finance, and legal. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all Inland Programs, as well as the factors described in the preceding paragraph. Our Advisor does not recommend any investments for us unless the investment is approved for consideration by Inland’s investment committee.

The primary sources of proposed real estate investments will include the following:

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DSTs or other private investment programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code;
•
major corporations, real estate owners, developers and real estate operators with which Inland has worked in the past and that wish to divest assets or partner with Inland;
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real estate brokers;
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investment/commercial banks and other lenders; and
•
open market and off-market transactions.

A primary source of proposed real estate investments will consist of DSTs or other private investment programs sponsored by IPC and owning commercial real estate in alternative sectors. As part of this strategy, IPC has the DST Program through which it sponsors Private Placements of beneficial interests in specific DSTs owning one or more DST Properties. In connection with the DST Program, the Operating Partnership receives a fair market value purchase option with respect to each DST, giving the Operating Partnership the option, but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require DST investors to exchange their DST interests for Class T OP Units, Class S OP Units, Class D OP Units, Class I OP Units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST interests pursuant to each Private Placement. As of the date of this prospectus, IPC had sponsored three Private Placements of beneficial interests in DSTs owning, in the aggregate, one student housing property and two senior living facilities, with a total purchase price of over $259.5 million. The Operating Partnership holds a fair market value purchase option with respect to each of these three DSTs.

Investments in Real Estate

To execute our investment strategy, we invest primarily in stabilized, income-generating commercial real estate within alternative sectors—self-storage, healthcare, and student housing. Our investments focus on cycle-resilient sectors with demographic-driven demand from increasing college enrollments, a more mobile society, and the growth of an aging population. In addition, self-storage facilities, student housing properties, and healthcare-related properties – including medical outpatient buildings and senior living communities – tend to be highly fragmented, making access and scalability difficult.

Alternative sectors have proven resilient through various macroeconomic cycles and outperformed in recent black swan events—the global financial crisis of 2008 and 2009 and the COVID-19 pandemic. The recipe for the success of these sectors was stable performance throughout market cycles driven by life events. Strong demographic tailwinds and life events may continue to benefit these sectors, resulting in attractive potential returns for investors.

Self-Storage

For more than a decade, the self-storage sector has seen significant growth with the average storage space used per person increasing from six square feet to between 10 and 13 square feet. Four major life events—death, divorce, downsizing, dislocation—that occur regardless of the economic environment continue to drive consumer demand for extra storage space. Unique aspects of the self-storage sector that make it a compelling investment include the short-term lease structure that allows for high responsiveness to inflationary pressures; low tenant sensitivity to pricing adjustments that could support outsized rent growth; and the fact that self-storage has the lowest capital expenditures amongst all real estate sectors. We intend to target self-storage properties with high visibility and easy accessibility off major interstates and highways.

Healthcare

An aging population that continues to grow and live longer drives demand for healthcare properties, including medical outpatient buildings and senior living communities. The U.S. population entering retirement age is growing with nearly 10,000 baby boomers turning 65 each day. In 2031, the U.S. population age 65-plus is expected to account for 75 million people, nearly double that of 2008, and by 2060 nearly one-in-four Americans will be 65 years or older, supporting the thesis that strong demand for healthcare properties is expected to continue.

Tenant demand for medical outpatient buildings also continues to increase with the shift to outpatient care that results in health systems seeking convenient locations and advancements in healthcare technology that requires additional space. Growth in senior housing is sustained by a supply shortage with a low near-term construction pipeline and increasing occupancy rates.

Student Housing

Stable historical performance coupled with a supply and demand imbalance at the campus level supports student housing growth. College enrollment rates are generally unaffected by recessionary periods with enrollments increasing from 2000 to 2018, amid two different recessions. Demographics are expected to drive student housing growth through 2030 with college enrollments increasing by eight percent or nearly one million more students expected to be enrolled in post-secondary institutions. By 2040, the number of students in higher education is projected to reach 594 million, compared to 216 million in 2016.

The consolidation of higher education systems has led to outsized demand compared to the number of beds available. In addition to the demographic demand, student preferences have shifted to seek modern amenities at off-campus residences with more privacy in single-occupancy units. The sector continues to experience increasing occupancy rates, which translates to stable income opportunities. We intend to target student housing properties that are in close proximity to campus and downtown, with easy access to public transit.

While we do intend to focus our strategy on the self-storage, student housing, and healthcare sectors, other alternative sectors we may consider include manufactured housing, life science and infrastructure. We may also invest elsewhere and opportunistically in the equity of public and private real estate-related companies. We may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. We will generally limit investment in new developments on a standalone basis, but may consider development that is ancillary to an overall investment.

We do not designate specific geographical allocations for the portfolio; rather we intend to invest in regions or sectors where we see the best opportunities that support our investment objectives. However, we currently have no intention to make or acquire any investments outside the United States and may only do so in the future to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors.

Ownership Interests

Our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. In many cases, we will acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of our Advisor, to acquire properties. We generally will acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leasehold interests and other non-fee simple interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Ventures and Other Co-Ownership Arrangements

We may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with entities affiliated with our Advisor as well as third parties for the acquisition or improvement of properties. In many cases, we may not control the management of the affairs of the joint venture. In determining whether to invest in a particular joint venture, our Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risk Factors—General Risks Related to Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Inland affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with Inland affiliates will result in certain conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest.”

Due Diligence

The Inland personnel who perform investment management services for us pursuant to the Advisory Agreement will conduct due diligence on each property that our Advisor proposes to purchase on our behalf, including these four primary types:

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Financial Due Diligence. A preliminary review of each opportunity is conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial financial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data from Inland’s other portfolios. If our Advisor deems appropriate, further due diligence will be conducted, as described below, to confirm the initial financial review. Our Advisor will forecast expected cash flows and analyze various scenarios and exit strategies utilizing its proprietary models and the financial information received. We believe that our Advisor’s approach to the analysis of potential investment opportunities will provide us with a competitive advantage.
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Books and Records. Our Advisor and its affiliates will review relevant books and records (for example, comparing rent rolls to leases for medical outpatient buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.
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Physical Due Diligence. This primarily will involve an analysis of environmental and engineering matters by third-party consultants. Conclusions will be incorporated from environmental/engineering reports into the financial projection analysis. Additionally, our Advisor will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence.
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Legal and Tax Due Diligence. Our Advisor will work closely with our counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., joint venture agreements, loan documents, leases, management agreements, purchase contracts, etc.). Additionally, our Advisor will work with internal and external tax advisors to structure investments in an efficient manner and consistent with the REIT requirements.

Exit Strategies

Our investment strategy is not reliant on prompt sale of the properties we acquire, and we anticipate that we will hold most properties for 7-10 years. One of our Advisor’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, our Advisor will take the following steps:

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Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.
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Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.
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Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of our Advisor’s projected cash flows of the property.
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Evaluate Status of Business Objectives. Evaluate whether the business objectives set forth at the time of acquisition have been successfully achieved and determine if value has been maximized as a result.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

Investments in Real Estate Debt and Real Estate-Related Securities

Real Estate Debt

Our real estate debt strategy is focused on generating current income and contributing to our overall net returns. The type of real estate debt investments we may seek to acquire are obligations backed principally by real estate of the type that generally meets our criteria for direct investment. We may source, originate and manage a real estate debt portfolio consisting of subordinated mortgages, mezzanine loans, loan participations and other forms of debt investments made with respect to real estate and real estate-related assets as well as mortgage loans, bank loans, and other interests relating to real estate and debt of companies in the business of owning or operating real estate-related businesses. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender. We expect that these investments will be generally illiquid in nature. Mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by a multifamily or commercial property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

Real Estate-Related Securities

Our real estate-related securities will serve as a cash management strategy before investing offering proceeds into longer-term real estate assets. In addition, we believe that, subject to applicable law, our real estate-related securities could be used, in part, to maintain appropriate liquidity levels in order to provide funds to satisfy repurchase requests under our share repurchase plan that we chose to satisfy in any particular month. Our securities portfolio will focus on agency and non-agency RMBS, CMBS, CLOs, CDOs and public equity real estate securities.

To the extent consistent with our intended qualification as a REIT, we may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. However, we may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

We do not intend that our investments in real estate-related securities will require us to register as an investment company under the Investment Company Act, and we intend to divest securities before any such registration would be required.

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders will have no preemptive rights to purchase any such shares of our stock or limited partnership units in the Operating Partnership, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times.

We and our Operating Partnership are organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. A primary source of our proposed real estate investments is DSTs or other private investment programs sponsored by IPC. Programs sponsored by IPC may determine to transfer the properties owned by such programs to the Operating Partnership in exchange for OP Units on a tax-free basis. Any such OP Units issued on this basis generally may not be transferred, sold, assigned, pledged or otherwise hypothecated for a period of two years from the completion each transaction. After the lapse of the foregoing two-year holding period, OP Units may be redeemed for our common stock and/or cash, at the sole election of our Company.

Investment Process for Real Estate Debt and Real Estate-Related Securities

The following is a brief summary of certain key aspects of the real estate debt and real estate-related securities investment process our Advisor expects to generally utilize:

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Fundamental Analysis. Our Advisor expects to utilize an asset-by-asset valuation approach to evaluate potential investments with a focus on underlying cash flow projections, replacement costs and market-by-market supply/demand trends.
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Disciplined Investment Approach. Our Advisor expects to employ conservative underwriting and rigorous due diligence with respect to each investment while carefully assessing the impact of certain potential downside scenarios.
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Leverage Proprietary Knowledge and Relationships. Our Advisor expects to utilize the knowledge, relationships and expertise of the existing Inland team to evaluate the sponsorship and collateral of potential investments.

Derivative Instruments and Hedging Activities

We may use derivatives for hedging purposes and, subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors—General Risks Related to Investments in Real Estate-Related Securities—We may utilize derivatives, which involve numerous risks.”

Cash, Cash Equivalents and Other Short-Term Investments

We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);
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U.S. government or government agency securities; and
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Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, subject to any required approvals from our board of directors, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our status as a non-investment company under the Investment Company Act. We do not intend to underwrite securities of other issuers.

Borrowing Policies

We intend to use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitation on indebtedness for money borrowed in our charter described below, our target leverage ratio is approximately 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. As of December 31, 2025, our Operating Partnership’s leverage ratio was 60.1%.

Our real estate debt portfolio may have embedded leverage through the use of reverse repurchase agreements and may also have embedded leverage through the use of derivatives, including, but not limited to, total return swaps, securities lending arrangements and credit default swaps. During times of increased investment and capital market activity, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or our Operating Partnership. We may seek to obtain lines of credit under which we would reserve borrowing capacity. Borrowings under lines of credit may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if our Advisor deems it advisable for us. For example, if we fund a repurchase under a line of credit, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio in the range of 60% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed the range of 60% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments, unless any excess over this limit is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. This limitation includes indebtedness for money borrowed with respect to our real estate debt portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities.

Temporary Strategies

During periods in which our Advisor determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our investment guideline of investing at least 80% of our assets in properties and/or up to 20% of our assets in real estate debt and real estate-related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that our Advisor considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, our Advisor will use these alternative strategies. There can be no assurance that such strategies will be successful.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds:

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We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

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We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).
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We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

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We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with our Advisor, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.
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We will not make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.
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We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, our Advisor or their affiliates.
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We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, our Advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, our Advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.
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We will not engage in the business of underwriting or the agency distribution of securities issued by other persons.
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We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.
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We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.
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We will not violate any provisions of our charter in connection with any purchase, sale, lease, loan or other transaction involving us and one or more of Inland, our Advisor, our directors, or any of their affiliates.
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We will not violate any provisions of our charter in connection with any roll-up transaction.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. See “Conflicts of Interest—Certain Conflict Resolution Policies and Measures—Charter Provisions Relating to Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

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under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
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under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40%

test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related securities directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate debt.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we were required to re-classify our assets, we might not be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Inland Programs. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the 40% test or Section 3(c)(5)(C) exemption, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Investment Portfolio

As of December 31, 2025, we had invested only approximately $11.0 million in the Operating Partnership and therefore did not own a significant interest in its underlying properties. As we raise proceeds in this offering, we will contribute additional capital to the Operating Partnership in exchange for additional economic interests such that we expect to eventually consolidate the Operating Partnership.

Real Estate Portfolio (all dollar amounts in thousands, except per square foot amounts)

Overview of our Operating Partnership’s Portfolio

As of December 31, 2025, the Operating Partnership’s real property portfolio consisted of 35 properties totaling approximately 746,601 square feet of medical outpatient properties (our “healthcare portfolio”), 250,755 square feet of self-storage properties and one student housing property with 406 student housing beds. These properties are located in 17 markets throughout the U.S.

The following table summarizes certain operating metrics of our Operating Partnership’s real property portfolio by segment and by market as of December 31, 2025:

Property	Number of Properties	Percentage of Gross Asset Value (1)	Rentable Square Feet	Percentage of Rentable Square Feet	Percentage Leased(2)
Healthcare
Austin MSA(3), TX	1	2.6%	16,388	2.2%	100.0%
Chicago MSA, IL	3	6.2%	56,173	7.5%	100.0%
Connecticut	2	4.9%	112,369	15.1%	100.0%
Dallas, TX	1	1.5%	16,050	2.1%	100.0%
Garden City, NY	1	2.3%	16,920	2.3%	100.0%
Greendale, IN	1	2.1%	24,722	3.3%	100.0%
Houston, TX	2	12.5%	88,450	11.8%	100.0%
Indianapolis, IN	1	2.7%	42,187	5.7%	100.0%
Oklahoma City, OK (4)	1	3.2%	33,500	4.5%	100.0%
Phoenix MSA, AZ	10	26.4%	199,958	26.8%	100.0%
Raleigh, NC	1	1.6%	13,131	1.8%	100.0%
San Antonio MSA, TX	4	7.1%	71,995	9.6%	75.8%
Salt Lake City MSA, UT	2	6.4%	54,758	7.3%	100.0%
Healthcare Total	30	79.5%	746,601	100.0%

Self-Storage
Decatur, GA	1	1.2%	37,650	15.0%	72.7%
Marietta, GA	1	1.8%	59,250	23.6%	82.0%
Montgomery, AL	2	6.7%	153,855	61.4%	84.2%
Self-Storage Total	4	9.7%	250,755	100.0%

Student Housing			Beds	Percentage of Beds
St. Louis, MO	1	10.8%	406	100.0%	88.4%
Portfolio Total	35	100.0%
(1)
Based on fair value as of December 31, 2025.
(2)
For the Operating Partnership’s student housing property, this percentage was calculated as the number of leased beds divided by the total beds as of December 31, 2025.
(3)
“MSA” refers to metropolitan statistical area.
(4)
Sole tenant on the property has been on cash basis since September 30, 2022.

As of December 31, 2025, all of the properties listed in the table were owned in fee simple, with the exception of the following:

•
The Operating Partnership owns a leasehold interest in the medical outpatient property located in Greendale, Indiana, as well as a fee simple interest in the improvements located thereon. The ground lessor is Saint Elizabeth Medical Center, Inc. The ground lease has a term of approximately 60 years, expiring on December 31, 2077, with two 15-year renewal options. The Operating Partnership is required to pay the ground landlord base rent of $9 per month until December 31, 2026. On January 1, 2027 and every 10 years thereafter throughout the term, the base rent will be increased by an amount equal to 15% of the base rent for the immediately preceding 10-year period.
•
The Operating Partnership owns a leasehold interest in a medical outpatient property located in Phoenix, Arizona, as well as a fee simple interest in the improvements located thereon. The ground lessor is the State of Arizona, as Trustee through the State Land Commissioner. The ground lease has a term of 99 years, expiring on July 6, 2092. The Operating Partnership is required to pay the ground landlord a current annual base rent of $67, which increases by an annual amount of $6 every five years starting on July 7, 2028 through maturity. The original calculation of the base rent was based on a percentage of the appraised value of the land but is fixed going forward, adjusted for the increases every five years.
•
The Operating Partnership owns a leasehold interest in a medical outpatient property located in West Jordan, Utah, as well as a fee simple interest in the improvements located thereon. The ground lessor is Jordan Valley Medical Center, L.P. The ground lease has a term of 99 years, expiring on October 7, 2114, with three 15-year renewal options. Base rent over the first 15 years of the ground lease term is $360; however, the entirety of this amount has been paid. Total base rent after the first 15 years, i.e., from October 2030 through the remainder of the term, is $1.

Average Effective Annual Base Rents

The following table provides a summary of the average effective annual base rents across the Operating Partnership’s portfolio as of December 31, 2025:

Property Type	Average Effective Annual Base Rent per Leased Square Foot / Beds(1)
Healthcare	$28.05
Self-Storage	$16.02
Student Housing	$11,665
(1)
For healthcare and self-storage properties, average effective annual base rent represents the base rent per leased square foot for the year ended December 31, 2025. For the student housing property, average effective annual base rent represents the base rent per leased bed for the year ended December 31, 2025. The average effective annual base rent includes the effects of rent concessions, abatements and rent collected from cash basis tenants, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

Lease Terms

Medical outpatient lease terms typically range from 5 to 15 years, and often include renewal options. Most of the Operating Partnership’s medical outpatient leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of the Operating Partnership’s self-storage leases and student housing residential leases expire within 12 months.

Lease Expirations

As of December 31, 2025, the weighted-average remaining term of the Operating Partnership’s total leased healthcare portfolio was approximately 6.2 years based on annualized base rent and 6.3 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at the Operating Partnership’s medical outpatient properties for leases in place as of December 31, 2025, without giving effect to the exercise of renewal or termination rights, if any. The table excludes ground leases described above as well as the self-storage and student housing properties, as substantially all leases at such properties expire within 12 months.

Year Ending December 31	Number of Expiring Leases(2)	Rentable Square Feet	Percentage of Total Leased Square Feet	Annualized Base Rent ($)(1)	Percentage of Total Annualized Base Rent
2026	—	—	—	$—	—
2027	—	—	—	—	—
2028	2	58,575	8.0%	1,595	7.6%
2029	2	42,442	5.8%	1,365	6.5%
2030	2	71,851	9.9%	1,902	9.1%
2031	5	98,935	13.6%	3,257	15.5%
2032	8	252,171	34.6%	6,373	30.4%
2033	9	164,457	22.5%	5,530	26.4%
2034	—	—	—	—	—
2035	2	16,050	2.2%	428	2.0%
Thereafter	1	24,722	3.4%	516	2.5%
Total	31	729,203	100.0%	$20,966	100.0%
(1)
Annualized base rent is calculated as monthly base rent excluding the impact of any contractual tenant concessions per the terms of the lease as of December 31, 2025, multiplied by 12.
(2)
None of the Operating Partnership’s medical outpatient properties have early termination provisions.

Tenant Diversification

The Operating Partnership believes that the tenants that occupy the Operating Partnership’s real estate portfolio are generally well-diversified. As of December 31, 2025, there were three tenants that represented more than 10.0% of the Operating Partnership’s healthcare portfolio’s total annualized base rent or more than 10.0% of the Operating Partnership’s healthcare portfolio’s total leased square feet.

The following table reflects the Operating Partnership’s ten largest healthcare tenants, based on annualized base rent, as of December 31, 2025.

Tenant Name	Number of Leases	Rentable Square Feet	Percentage of Rentable Square Feet	Total Annualized Base Rent	Percentage of Healthcare Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot
Ironwood Cancer & Research Centers	8	146,245	19.6%	$5,040	24.1%	$34.46
Memorial Hermann Health System	2	88,450	11.8%	3,207	15.3%	36.26
Dermatology Associates of San Antonio	2	36,385	4.9%	1,304	6.2%	35.85
Starling Physicians, P.C.	2	112,369	15.0%	1,291	6.2%	11.49
Surgical Hospital of Oklahoma(1)	1	33,500	4.5%	1,099	5.2%	32.79
Banner Health	1	29,350	3.9%	953	4.5%	32.46
Jordan Valley Medical Center LP	1	25,056	3.4%	901	4.3%	35.95
Community Hospitals of Indiana	1	42,187	5.6%	863	4.1%	20.46
NYU School of Medicine	1	16,920	2.3%	767	3.7%	45.35
Emerus Community Hospital	1	16,388	2.2%	731	3.5%	44.62
Total	20	546,850	73.2%	$16,156	77.1%	$29.54
(1)
Tenant has been on cash basis since September 30, 2022.

Debt Financings

As of December 31, 2025 and 2024, the Operating Partnership had total debt outstanding of $273.4 million and $273.4 million, respectively, excluding the discount on assumed mortgage loan and unamortized debt issuance costs, and bore interest at a weighted average interest rate of 4.92% and 4.03% per annum, respectively. The debt consists of:

(i)
a secured term loan in an original maximum total principal commitment amount of $105.9 million (the “CONA Mortgage Loan”) with Capital One, National Association, individually and as administrative agent, and other lenders from time to time. On October 30, 2025, the Operating Partnership amended and restated the CONA Mortgage Loan. The amendment reduced the maximum total principal commitment amount to $96.5 million, extended the maturity date to October 29, 2027, and added three one-year extension options subject to the payment of certain fees and expenses and certain other conditions. The CONA Mortgage Loan had an outstanding balance of $95 million as of December 31, 2025.
(ii)
a secured term loan in an original principal amount of $122.7 million (the “BMO Mortgage Loan”) with BMO Harris Bank N.A., individually and as administrative agent, and other lenders from time to time. The BMO Mortgage Loan had an outstanding balance of $122.7 million as of December 31, 2025. On January 26, 2026, the Operating Partnership amended the BMO Mortgage Loan. The amendment extended the maturity date from September 30, 2026 to September 30, 2028 and removed any further extension options,
(iii)
a secured term loan in the principal amount of $27.8 million (the “Parkway UL Mortgage Loan”) with Parkway Bank and Trust Company (“Parkway”). On March 28, 2026, the Operating Partnership entered into a loan modification that extended the maturity date of the Parkway UL Mortgage Loan through March 28, 2029. The Parkway UL Mortgage Loan had an outstanding balance of $27.8 million as of December 31, 2025.
(iv)
a secured term loan in an original principal amount of $28 million (the “Parkway Storage Mortgage Loan”) with Parkway. The Parkway Storage Mortgage Loan had an outstanding balance of $28 million as of December 31, 2025, matures on April 25, 2026, and the Operating Partnership has the option to extend the maturity date for an additional three-year period subject to the payment of an extension fee, certain costs and expenses and certain other conditions.

As of December 31, 2025 and 2024, the Operating Partnership had an outstanding balance of $8 million and $10 million, respectively, on the revolving credit facility loan agreement and revolving promissory note entered into by the Operating Partnership with IPC, as lender (the “Credit Facility”). The Credit Facility provides for loan advances in an aggregate amount not to exceed $22.5 million. The current maturity date of the Credit Facility is November 30, 2026. The daily balance of the loan under the Credit Facility bears interest at a rate of 4.25% per annum, however in connection with the occurrence and continuance of certain events of default (and at IPC’s option for all other events of default), the interest rate will increase to 9.25% per annum. The Operating Partnership has the right to prepay all or any part of the loan at any time upon five days’ notice to IPC. The Credit Facility acts in the manner of a revolving credit facility wherein prepayments from the Operating Partnership shall be available for funding future advances to the Operating Partnership.

As of December 31, 2025 and 2024, the Operating Partnership had paid all interest amounts when due, and was in compliance with all financial covenants under the mortgage loans as amended.

Selected Information Regarding Our Operations

Other than our investment in the Operating Partnership, we had neither engaged in any operations nor generated any revenues through December 31, 2025. Our entire activity from inception through December 31, 2025 primarily consisted of investment in the Operating Partnership, allocation of income (loss) and receipt of distributions from the Operating Partnership and distributions paid to our common stockholders. When we receive proceeds from the sale of shares of our common stock in this offering, we contribute such proceeds to the Operating Partnership and receive OP Units that correspond to the classes of our shares sold. As of December 31, 2025, we hold 176,028 Class T OP Units, 24,491 Class D OP Units, 347,759 Class I OP Units and 4,298 Class X-1 OP Units, representing a total 9.2% interest in the Operating Partnership. We accounted for the units acquired in the Operating Partnership as an equity method investment during the period our investment in the Operating Partnership was not considered significant to the Operating Partnership. and will consolidate the Operating Partnership at such time our investment in the Operating Partnership is considered significant to the Operating Partnership (based on GAAP), and thereafter present the results of operations on a consolidated basis. We expect to invest our capital and all our offering proceeds in the Operating Partnership and hold no other assets other than OP Units.

Funds from Operations and Adjusted Funds from Operations – Operating Partnership

Accounting for real estate assets in accordance with GAAP assumes the value of real estate assets is reduced over time due primarily to non-cash depreciation and amortization expense. Because real estate values may rise and fall with market conditions, operating results from real estate companies that use GAAP accounting may not present a complete view of their performance. The Operating Partnership uses Funds from Operations, or “FFO”, a non-GAAP metric to evaluate its performance. FFO provides a supplemental measure to compare the Operating Partnership’s performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or “NAREIT”, has promulgated a standard known as FFO, which the Operating Partnership believes more accurately reflects the operating performance of a REIT. FFO, as defined by NAREIT and presented below, is net income (loss) computed in accordance with GAAP, excluding depreciation and amortization related to real estate, excluding gains (or losses) from sales of certain real estate assets, excluding impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate and excluding gains and losses from change in control.

The Operating Partnership also believes that AFFO is an additional meaningful non-GAAP supplemental measure of its operating results. AFFO further adjusts FFO to reflect the performance of the Operating Partnership’s portfolio by adjusting for items the Operating Partnership believes are not directly attributable to its operations. The Operating Partnership’s adjustments to FFO to arrive at AFFO include removing the impact of (i) amortization of above- and below-market lease intangibles, (ii) straight-line income and expense, (iii) amortization of deferred financing costs, (iv) amortization of mortgage premium/discount, and (v) amortization of derivatives costs.

The Operating Partnership’s presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs. The Operating Partnership believes that the use of FFO and AFFO provides a more complete understanding of its operating performance to unitholders, investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. Neither FFO nor AFFO is intended to be an alternative to “net income” or to “cash flows from operating activities” as determined by GAAP as a measure of the Operating Partnership’s capacity to pay distributions. Management uses FFO and AFFO to compare the Operating Partnership’s operating performance to that of other REITs and to assess its operating performance.

FFO and AFFO for the years ended December 31, 2025 and 2024 are calculated as follows ($ amounts in thousands):

		For the year ended December 31,
		2025	2024
	Net loss	$(11,199)	$(11,711)
Add:	Depreciation and amortization related to investment properties	17,978	19,219
	Funds from operations (FFO)	6,779	7,508

Less:	Above- and below-market rent intangible lease amortization, net	(1,364)	(1,389)
	Straight-line income, net	(418)	(819)
	Realized gain on termination of interest rate swaps	—	(185)
Add:	Amortization of deferred financing costs	1,651	1,588
	Amortization of mortgage premium/discount	40	121
	Amortization of derivatives costs	727	1,982
	Adjusted funds from operations (AFFO)	$7,415	$8,806

Our Indebtedness

The Company

As of December 31, 2025 and December 31, 2024, we did not have any outstanding debt.

The Operating Partnership

As of December 31, 2025 and 2024, the Operating Partnership had the following mortgage loans payable ($ in thousands):

	December 31, 2025		December 31, 2024
Type of Debt	Principal Amount	Interest Rate	Principal Amount	Interest Rate
CONA Mortgage Loan (maturity date October 29, 2027)
Variable rate with swap agreements	$95,000	4.99%	$26,500	3.03%
Variable rate with cap agreements	—	—	68,439	4.10%
BMO Mortgage Loan (maturity date September 30, 2026)*
Variable rate with swap agreements	61,500	2.97%	61,500	2.97%
Variable rate	61,155	5.97%	—	—
Variable rate with cap agreements	—	—	61,155	3.85%
Parkway UL Mortgage Loan (maturity date March 28, 2026)**	27,759	5.80%	27,759	5.80%
Parkway Storage Mortgage Loan (maturity date April 25, 2026)	28,000	5.80%	28,000	5.80%
Total debt before discount and debt issuance costs including impact of interest rate swaps/caps	273,414		273,353
Less: Unamortized discount on assumed mortgage loan	(126)		(166)
Less: Unamortized debt issuance costs	(2,416)		(3,328)
Total mortgage loans payable, net	$270,872		$269,859

*On January 26, 2026, the Operating Partnership amended the BMO Mortgage Loan. The amendment extended the maturity date from September 30, 2026 to September 30, 2028 and removed any further extension options.

**On March 28, 2026, the Operating Partnership entered into a loan modification that extended the maturity date of the Parkway UL Mortgage Loan from March 28, 2026 to March 28, 2029

Distributions

The Company

The table below presents the aggregate monthly distributions declared by us by record date for all classes of shares of our common stock outstanding since June 12, 2023.

Record Date	Aggregate monthly gross distribution declared per share(1)
August 31, 2023	$0.0885
September 30, 2023	$0.0885
October 31, 2023	$0.0885
November 30, 2023	$0.0885
December 31, 2023	$0.0885
January 31, 2024	$0.0885
February 29, 2024	$0.0885
March 31, 2024	$0.0885
April 30, 2024	$0.0885
May 31, 2024	$0.0885
June 30, 2024	$0.0885
July 31, 2024	$0.0885
August 31, 2024	$0.0885
September 30, 2024	$0.0885
October 31, 2024	$0.0885
November 30, 2024	$0.0885
December 31, 2024	$0.0885
January 31, 2025	$0.1042
February 28, 2025	$0.1042
March 31, 2025	$0.1042
April 30, 2025	$0.1042
May 31, 2025	$0.1042
June 30, 2025	$0.1042
July 31, 2025	$0.1042
August 31, 2025	$0.1042
September 30, 2025	$0.1042
October 31, 2025	$0.1042
November 30, 2025	$0.1042
December 31, 2025	$0.1042
(1)
For Class I and Class X-1 common stock, these gross distributions declared also represent their net distributions declared.

The gross distribution declared was reduced each month for Class T and Class D shares of the Company’s common stock for applicable class-specific distribution fees to arrive at a lower net distribution amount paid to such class. As of December 31, 2025, the Company had not issued any shares of Class S or Class X-2 common stock.

The following table shows the monthly net distribution per share for shares of Class T and Class D common stock outstanding since May 1, 2024 and December 1, 2024, respectively, the first day such shares became outstanding.

Record Date	Monthly net distribution declared per share of Class T common stock	Monthly net distribution declared per share of Class D common stock
May 31, 2024	$0.0704	$—
June 30, 2024	$0.0711	$—
July 31, 2024	$0.0707	$—
August 31, 2024	$0.0711	$—
September 30, 2024	$0.0718	$—
October 31, 2024	$0.0713	$—
November 30, 2024	$0.0717	$—
December 31, 2024	$0.0711	$0.0834
January 31, 2025	$0.0867	$0.0990
February 28, 2025	$0.0884	$0.0995
March 31, 2025	$0.0869	$0.0991
April 30, 2025	$0.0875	$0.0992
May 31, 2025	$0.0870	$0.0991
June 30, 2025	$0.0876	$0.0993
July 31, 2025	$0.0873	$0.0992
August 31, 2025	$0.0872	$0.0992
September 30, 2025	$0.0879	$0.0994
October 31, 2025	$0.0874	$0.0992
November 30, 2025	$0.0879	$0.0994
December 31, 2025	$0.0874	$0.0992

The following table summarizes distributions declared by us during the years ended December 31, 2025 and 2024 ($ in thousands):

	Year Ended December 31,
	2025	2024
Distributions to Holders of Common Stock
Paid in cash	$273	$131
Reinvested in shares	143	8
Total distributions	$416	$139
Cash flows from operating activities	$—	$—

During both the years ended December 31, 2025 and 2024, 100% of our distributions were funded by the Operating Partnership, which used its cash flows generated from operations to fund these distributions.

The Operating Partnership

A summary of the distributions accrued to unitholders, distributions paid to unitholders and cash flows provided by operations for the years ended December 31, 2025 and 2024 is as follows ($ in thousands):

	Year Ended December 31, 2025	Year Ended December 31, 2024
Distributions accrued	$7,360	$6,188
Distributions paid	$7,103	$6,196
Cash flows from operations	$8,428	$8,489

For the years ended December 31, 2025 and December 31, 2024, 100% of the Operating Partnership’s distributions were funded by cash flows from operations generated during the period.

Related Party Transactions

The following table summarizes the related party transactions for the years ended December 31, 2025 and 2024. Certain compensation and fees payable to the Advisor for services provided to the Operating Partnership are limited to maximum amounts. Dollar amounts are stated in thousands.

		Year ended December 31,		Unpaid amounts as of December 31,
		2025	2024	2025	2024
General and administrative reimbursements	(a)	$1,000	$1,014	$121	$56
Loan costs	(b)	$—	$6	$—	$—
Acquisition related costs		$—	$25	$—	$—
Interest expense	(c)	$382	$335	$29	$37
Offering Costs	(d)	$104	$82	$264	$45

Property management fees		$744	$641	$20	$15
Property operating expenses		452	360	3	24
Construction management fees		5	10	—	10
Total property management related costs	(e)	$1,201	$1,011	$23	$49

Advisor management fee	(f)	$787	$759	$68	$64
(a)
The Advisor and its related parties are entitled to reimbursement for certain general and administrative expenses incurred by the Advisor or its related parties relating to the Operating Partnership’s administration. Such costs are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. Unpaid amounts are included in due to related parties on the consolidated balance sheets.
(b)
The Advisor and its related parties are entitled to reimbursement for certain legal costs and financing fees related to securing financing for the Operating Partnership. Such costs are capitalized as debt issuance costs on the consolidated balance sheets and amortized into interest expense on the consolidated statements of operations and comprehensive loss over the term of the related financing. Unpaid amounts are included in due to related parties on the consolidated balance sheets.
(c)
The Operating Partnership incurs interest expense on the amounts drawn under the Credit Facility (as defined below) with IPC. See “Related Party Line of Credit” below for further information on the Credit Facility.
(d)
The Operating Partnership pays offering costs to certain related parties, for the Operating Partnership as well as the Company, attributable to the preparation of the registration statement and registration and qualification of the Company’s common stock under federal and state laws. Unpaid amounts are included in due to related parties on the consolidated balance sheets.

Unpaid amounts include accrued distribution fees payable to the Dealer Manager. In connection with the acquisition of the Storage Properties, on February 13, 2024, the Operating Partnership, the Company and the Dealer Manager entered into a dealer manager agreement (the “DST Dealer Manager Agreement”) under which the OP Units were sold through the Dealer Manager to the investors electing to receive OP Units. Under the DST Dealer Manager Agreement, the Operating Partnership will pay the Dealer Manager (a) a distribution fee with respect to outstanding Class T OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate net asset value (“NAV”) (as determined in accordance with the Company’s valuation guidelines) of such outstanding Class T OP Units; (b) a distribution fee with respect to outstanding Class S OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S OP Units; and (c) a distribution fee with respect to outstanding Class D OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D units. The Operating Partnership will not pay a distribution fee with respect to Class I OP Units sold pursuant to the DST Dealer Manager Agreement. The Operating Partnership will cease paying the distribution fee with respect to any Class T, Class S or Class D OP Unit held in a unitholder’s account upon the occurrence of certain events. The Operating Partnership accrues the full cost of the distribution fee as an offering cost at the time the Operating Partnership sells Class T, Class S, and Class D OP Units. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

(e)
For each property that is managed by Inland Commercial, the Operating Partnership pays a monthly property management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, 5.0% of the base rent for one of the properties, and up to 3.9% of the gross income from any other property type. Inland Commercial may, in its sole discretion, waive fees with respect to a particular property. For each property that is managed directly by Inland Commercial or its affiliates, the Operating Partnership pays Inland Commercial a separate leasing fee, if applicable. Further, in the event that the Operating Partnership engages Inland Commercial to provide construction management services for a property, the Operating Partnership pays a separate construction management fee. Leasing fees are included in deferred costs, net and construction management fees are included in building and other improvements in the consolidated balance sheets. The Operating Partnership also reimburses Inland Commercial and its affiliates for property-level expenses that they pay or incur on the Operating Partnership’s behalf, including the salaries, bonuses and benefits of persons performing services for Inland Commercial and its affiliates except for the salaries, bonuses and benefits of persons who also serve as an executive officer of Inland Commercial or the Operating Partnership.

For the properties managed by Devon, an affiliate of IREIC, the Operating Partnership pays Devon a monthly management fee in an amount equivalent to the greater 5.0% of the “gross revenue,” as defined in the agreement, generated on an aggregate basis from the property during the preceding calendar month or $3 on an aggregate basis, whichever is greater. If Devon supervises any capital improvement project for the property owner, the Operating Partnership will also pay Devon a development supervision fee, in an amount equal to 10% of the cost of the project if the project is completed by Devon or in an amount equal to 7% if the project is completed by a third party. Additionally, Devon will issue the Operating Partnership a monthly credit equal to any monthly administrative fee collected by Devon in connection with the insurance premiums collected at the property.

Property management fees and reimbursable expenses are included in property operating expenses in the consolidated statements of operations and comprehensive loss. Unpaid amounts are included in due to related parties on the consolidated balance sheets.

(f)
Per the Advisory Agreement, as amended and restated, the Operating Partnership or the Company pays the Advisor a management fee equal to (i) 1.25% of aggregate NAV of the Operating Partnership attributable to outstanding Class T OP Units, Class S OP Units, Class D OP Units and Class I OP Units of the Operating Partnership, (ii) 1.00% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-1 OP Units, (iii) 0.75% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-2 OP Units and (iv) 0.50% of the aggregate NAV of the Operating Partnership attributable to outstanding Class A OP Units, in each case per annum payable monthly in arrears. The management fee may be paid, at the Advisor’s election, in cash, Class I shares of the Company or Class I OP Units of the Operating Partnership. The management fee is included within Advisor management fee in the consolidated statements of operations and comprehensive loss. Unpaid amounts are included in due to related parties on the consolidated balance sheets.

Performance Participation Allocation

The Operating Partnership is governed by the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated August 28, 2025 (as may be amended or restated from time to time, the “Amended and Restated Limited Partnership Agreement”).

On August 24, 2023, the Company admitted the Special Limited Partner, an affiliate, as a limited partner of the Operating Partnership and the Special Limited Partner contributed $10,000 for a performance participation interest in the Operating Partnership. The Special Limited Partner’s performance participation interest in the Operating Partnership provides for the Special Limited Partner to receive an allocation from the Operating Partnership equal to (a) with respect to Class T, Class S, Class D and Class I OP Units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up, (b) with respect to Class A OP Units, 12.5% of the Class A Total Return, subject to a 5% Class A Hurdle Amount and a Class A High-Water Mark, with a Class A Catch-Up and (c) with respect to Class X-1 OP Units, 10.0% of the Class X-1 Total Return, subject to a 5% Class X-1 Hurdle Amount and a Class X-1 High-Water Mark, with a Class X-1 Catch-Up. The performance allocations are subject to a loss carryforward which initially equaled zero and is cumulatively increased by the absolute value of any negative annual Total Return, Class A Total Return or Class X-1 Total Return (as applicable) and decreased by any positive annual Total Return, Class A Total Return or Class X-1 Total Return (as applicable), provided that the loss carryforward amount shall at no time be less than zero and provided further that the calculation of the loss carryforward amount will exclude the Total Return, Class A Total Return or Class X-1 Total Return (as applicable) related to any OP Units redeemed during the year, which are subject to the performance allocation upon redemption. As of December 31, 2025, there was a loss carryforward of approximately $24,000. As of both December 31, 2025 and 2024, the Special Limited Partner had not accrued a performance participation allocation.

Related Party Line of Credit

On October 27, 2023, the Operating Partnership, as borrower, entered into a revolving credit facility loan agreement (the “Credit Agreement”) and a revolving promissory note (the “Promissory Note, and together with the Credit Agreement, as modified, the “Credit Facility”) with IPC, as lender. The Credit Facility provides for loan advances in an aggregate amount not to exceed $22.5 million, with an initial maturity date of November 30, 2024 (as may be amended, modified, extended or renewed, but not accelerated, in IPC’s sole discretion) or the date IPC declares obligations under the Credit Facility, or the obligations become, due and payable after the occurrence of an event of default (the “Loan”). The current maturity date of the Credit Facility, as extended, is November 30, 2026. The daily balance of the Loan under the Credit Facility bears interest at a rate of 4.25% per annum, however in connection with the occurrence and continuance of certain events of default (and at IPC’s option for all other events of default), the interest rate will increase to 9.25% per annum. The Operating Partnership began making monthly payments of all accrued and unpaid interest on the Loan in the month subsequent to the first borrowing made by the Operating Partnership on the Loan. The Operating Partnership has the right to prepay all or any part of the Loan at any time upon five days’ notice to IPC. The Credit Facility acts in the manner of a revolving credit facility wherein prepayments from the Operating Partnership shall be available for funding future advances to the Operating Partnership.

The Credit Facility contains representations and warranties, covenants, conditions precedent, events of default and acceleration and indemnities that are customary for agreements of this type, including that in connection with certain events of default (and at IPC’s option for all other events of default) all obligations of the Operating Partnership under the Credit Facility become immediately due and payable to IPC.

During the fiscal year ended December 31, 2025, the Operating Partnership repaid $2 million on the Credit Facility. During the fiscal year ended December 31, 2024, the Operating Partnership borrowed $19 million under the Credit Facility and repaid $9 million on the Credit Facility. As of December 31, 2025 and 2024, the Operating Partnership had an outstanding balance of $8 million and $10 million, respectively, on the Credit Facility. During the years ended December 31, 2025 and 2024, the Operating Partnership accrued $0.4 million and $0.3 million, respectively, of interest expense on the Credit Facility.

Self-Storage Portfolio Acquisition

On April 5, 2024 (the “Storage Closing Date”), the Operating Partnership acquired the Storage Properties for a total purchase price of $43.8 million (paid in cash and Class T and Class I OP Units), including $17.6 million of assumed loans and corresponding swaps with First Merchants Bank. The purchase price was determined based on appraisal performed by an independent third-party appraiser. On April 26, 2024, the Operating Partnership entered into a loan agreement with Parkway for an aggregate principal amount of $28 million, which was used to repay the assumed loans and settle the corresponding swaps with First Merchants Bank.

The acquisition resulted from a tender offer initiated by our Operating Partnership, in which the Operating Partnership sought to acquire all of the beneficial interests in a Delaware statutory trust then managed by an affiliate of the Advisor, from investors in such Delaware statutory trust in exchange for cash, Class T OP Units, Class S OP Units, Class D OP Units, or Class I OP Units (the “Storage Transaction”). The Class T and Class I OP Units offered in connection with the Storage Transaction were offered by the Operating Partnership pursuant to a private offering exempt from registration under the Securities Act.

In connection with the Storage Transaction, on February 13, 2024, the Operating Partnership, we, and the Dealer Manager, entered into a dealer manager agreement (the “DST Dealer Manager Agreement”) under which the OP Units were sold through the Dealer Manager to the investors electing to receive OP Units. Under the DST Dealer Manager Agreement, the Operating Partnership will pay the Dealer Manager (a) a distribution fee with respect to outstanding Class T OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with our valuation guidelines) of such outstanding Class T OP Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T OP Units; provided, however, with respect to Class T OP Units sold through certain selected broker-dealers and registered investment advisors engaged by the Dealer Manager (collectively, “Transaction Offering Participants”), the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Class T OP Units; (b) a distribution fee with respect to outstanding Class S OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S OP Units; and (c) a distribution fee with respect to outstanding Class D OP Units sold pursuant to the DST Dealer Manager Agreement that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D OP Units. The Operating Partnership will not pay a distribution fee with respect to Class I OP Units sold pursuant to the DST Dealer Manager Agreement. During the years ended December 31, 2025 and 2024, the Operating Partnership paid $883 and $609, respectively, of distribution fees pursuant to this agreement.

If, subsequently, the Operating Partnership delivers Class T shares pursuant to the terms of the limited partnership agreement of the Operating Partnership in exchange for Class T OP Units sold pursuant to the DST Dealer Manager Agreement (“Resulting Class T Shares”), Class S shares in exchange for Class S OP Units sold pursuant to the DST Dealer Manager Agreement (“Resulting Class S Shares”), or Class D shares in exchange for Class D OP Units sold pursuant to the DST Dealer Manager Agreement (“Resulting Class D Shares”), in each case pursuant to the terms of the limited partnership agreement of the Operating Partnership, we will pay to the Dealer Manager (a) a distribution fee with respect to outstanding Resulting Class T Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with our valuation guidelines) of such outstanding Resulting Class T Shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Resulting Class T Shares; provided, however, with respect to Resulting Class T Shares for which the prior OP Units were sold through certain Transaction Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such shares; (b) a distribution fee with respect to outstanding Resulting Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Resulting Class S Shares; and (c) a distribution fee with respect to outstanding Resulting Class D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Resulting Class D Shares. We will not pay a distribution fee with respect to Class I shares.

The Operating Partnership will cease paying the distribution fees with respect to any Class T OP Unit, Class S OP Unit or Class D OP Unit held in a limited partner’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total distribution fees paid with respect to the OP Units held by such limited partner within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and the Transaction Offering Participant who sold such OP Units at the time such OP Units were issued) of the value of the limited partner’s OP Units received by the limited partner at the closing of the Storage Transaction, as recorded on the Operating Partnership’s books and records. At the end of such month, pursuant to the terms of the limited partnership agreement of the Operating Partnership, each such Class T OP Unit, Class S OP Unit and Class D OP Unit shall automatically and without any action on the part of the holder thereof convert into a number of Class I OP Units (including any fractional OP Units), each with an equivalent aggregate NAV as such Class T OP Unit, Class S OP Unit or Class D OP Unit. The foregoing limitations on distribution fees shall continue to apply if any OP Units are exchanged for shares pursuant to the limited partnership agreement of the Operating Partnership. The Dealer Manager and the Operating Partnership have also agreed to provide indemnification as set forth in the Dealer Manager Agreement. Any party may terminate the Dealer Manager Agreement upon 30 days’ written notice.

We and the Operating Partnership offered to those Storage Investors that elect to receive OP Units the opportunity to enter into a tax protection agreement (a “Storage Tax Protection Agreement”). The Storage Tax Protection Agreement provides that: (a) during the five-year period starting on the closing of the Storage Transaction, the Operating Partnership will not dispose of the Storage Properties in a taxable transaction, other than in certain enumerated situations and will indemnify the Storage Investors that receive OP Units for taxes arising to them in the event of a breach of such agreement by the Operating Partnership; and (b) during the 10-year period starting on the closing of the Storage Transaction, the Operating Partnership will provide OP Unit holders with opportunities to ensure that they are allocated sufficient liabilities (including, as applicable, through a guarantee by such holders of indebtedness of the Operating Partnership) to prevent gain from being recognized to them as a result of any deemed distributions that would otherwise arise from a decrease in such OP Unit holder’s share of liabilities of the Operating Partnership.

Class A OP Units held by Affiliates

As of both December 31, 2025 and December 31, 2024, 75,484 Class A OP Units, which represents 1.40% and 1.37%, respectively, of the total Class A OP Units, were held by IPC and its affiliates.

Affiliate Investment

On December 1, 2023, IPC, an affiliate of the Advisor, purchased 99,634 Class I shares for a purchase price of $2.5 million in the offering.

Share Repurchases

There were no repurchases through the share repurchase plan for the year ended December 31, 2025. Please see the “Share Repurchases” section of this prospectus for more information on the limitations of our share repurchase plan.

DST Program

The DST Program commenced on June 27, 2024. The DST Program is designed for, but not limited to, prospective investors seeking to defer the recognition of gain on the sale of other real property under Section 1031 of the Code. In connection with the DST Program, the Operating Partnership, each DST, and each DST investor enter into an option agreement pursuant to which the Operating Partnership will be granted the option (the “FMV Option”), but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require such DST investor to exchange his, her or its DST interest for Class T OP Units, Class S OP Units, Class D OP Units, Class I OP Units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST interests pursuant to each private placement.

In connection with each private placement, each DST, the Company, the Operating Partnership and the Dealer Manager enter into a placement agent agreement pursuant to which the Dealer Manager, as placement agent, will offer and sell beneficial interest in the applicable DST. The Company and the Operating Partnership are only party to such placement agent agreement for the limited purpose of paying the distribution fees that may be payable to the Dealer Manager in connection with an exercise of the FMV Option.

In connection with the DST Program, IPC, the Company and the Operating Partnership entered into a letter agreement (the “IPC Indemnification Agreement”) on June 27, 2024 pursuant to which parties provide mutual indemnification obligations with respect to the private placements sponsored by IPC. Under the IPC Indemnification Agreement, the Company and the Operating Partnership have agreed to indemnify IPC, its officer and directors, and each person, if any, who controls IPC within the meaning of the Securities Act, against any and all Loss (as defined in the IPC Indemnification Agreement) caused by or based on: (i) any untrue statement or alleged untrue statement of a material fact relating to the Company or the Operating Partnership which was furnished or approved by the Company or the Operating Partnership specifically for inclusion in, and actually contained in the offering materials related to the private placements but specifically excluding any tax consequences related to the OP Units (collectively, the “Company Information”) and (ii) the omission or alleged omission therefrom of a material fact regarding the Company or the Operating Partnership required to be stated in the Company Information (excluding any tax consequences related to the OP Units) or necessary to make the statements in the Company Information, in light of the circumstances under which they were made, not misleading.

Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our Advisor to manage the acquisition and dispositions of our investments, subject to the board of directors’ oversight.

As of the date of this prospectus, we have a five-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless we amend our bylaws, more than 15. Our charter provides that a majority of our directors must be independent directors. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Inland or our Advisor. Pursuant to our charter, a director is deemed to be associated with Inland or our Advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with Inland, our Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Inland or advised by our Advisor. A business or professional relationship will be deemed material per se if the gross income derived by the director from Inland, our Advisor or any of their affiliates during either of the last two years exceeds 5% of (1) the director’s annual gross income derived from all sources or (2) the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Inland, our Advisor or any of their affiliates. Our charter requires that a director have at least three years of relevant experience demonstrating the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws were ratified by our board of directors, including a majority of our independent directors, prior to the commencement of this offering.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors, and in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our Advisor and on information provided by our Advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our Advisor. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings, the terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.

Directors and Executive Officers

Our directors and executive officers and their positions and ages are as follows:

Name	Age*	Position
Ella S. Neyland	71	Director, Chair of the Board
Anthony Chereso**	63	Director
Michael W. Reid	72	Independent Director
Daniel Rigby	64	Independent Director
Alan Feldman**	62	Independent Director
Denise C. Kramer	47	Chief Executive Officer
Jerry Kyriazis	57	Chief Financial Officer
Joseph E. Binder	43	Chief Capital Officer
Kristin A. Orlando	48	Secretary

* As of January 1, 2026

** Appointed effective January 6, 2026

Ella S. Neyland has served as one of our directors since August 2023. In October 2025, Ms. Neyland accepted the role of interim President and Chief Executive Officer of IREIC and its subsidiary, IPC, which roles she held until February 2026. As result of Ms. Neyland’s acceptance of an officer position with IREIC, she no longer qualifies as an independent director of the Company. Ms. Neyland has been appointed as Chair of the Board of the Company, effective as of October 20, 2025. Ms. Neyland most recently served as Chief Operating Officer and a member of the board of directors of Independence Realty Trust, positions she held from December 2021 through December 2022. Until its merger with Independence Realty Trust, Ms. Neyland served in various roles at Steadfast Apartment REIT, Inc., including President from September 2013 to December 2021, Chief Financial Officer and Treasurer from June 2020 to December 2021 and as an affiliated director from August 2013 to December 2021. Ms. Neyland also served as President and affiliated director of Steadfast Income REIT, Inc., positions she held from October 2012 through March 2020. Prior to joining the Steadfast Apartment REIT, Ms. Neyland served in various roles as advisor and founder of several privately owned medical services related companies from 2004 to 2011. From 2001 to 2004, Ms. Neyland was the Executive Vice President, Treasurer and head of Investor Relations for UDR. Prior to 2001, Ms. Neyland worked for various banks including CIBC and Frost Bank and also worked for Lincoln Property Company initially in charge of their debt restructuring and then lead their multi-family finance group. For six years she served on the board of the IPA (the Institute for Portfolio Alternatives) and in 2019 was elected as the first female chair in its 33 year history. She has served on the board of directors of Westwood Financial since September 2022. She is a member of the ULI Silver Multi-family council and has served as the Co-Chair. She has also served on the Board of Directors of NMHC, the National Multi-family Housing Council. Ms. Neyland received her B.S. in Finance from Trinity University. We believe that Ms. Neyland’s experience in the commercial real estate industry, including through her leadership positions at other REITs, make her well qualified to serve as a member of our board of directors.

Anthony Chereso has served as one of our directors since January 2026. Mr. Chereso is also the chief executive officer and president of The Inland Real Estate Companies, LLC, which is part of Inland, a position in which he has served since January 2024. Mr. Chereso joined Inland in July 2022 as the chief financial officer and has over 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry. Mr. Chereso served as one of our directors from January 2024 to October 2025 and has served on the board of managers of our Advisor since August 2023. Mr. Chereso also serves on the boards of directors of numerous Inland entities, including Inland Real Estate Income Trust, Inc. (“IREIT”) (since November 2025) and its business manager (since May 2025), IREIC (since February 2024), IPC (since February 2024), our Dealer Manager (since May 2025), and Inland Real Estate Acquisitions, LLC (since February 2023 and as Chairman since January 2025). Prior to joining Inland, Mr. Chereso worked as president and chief executive officer of the Institute for Portfolio Alternatives from 2015 to 2022. Previously, he was a director at United Development Funding from 2013 to 2015, the president and chief executive officer of FactRight, a third-party independent securities due diligence and research firm, from 2007 to 2013, and has held roles in capital markets at various real estate investment companies. Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) from 1985 to 2000. Mr. Chereso is a graduate of the DePaul University School of Business. We believe that Mr. Chereso’s extensive experience in finance, tax, audit, commercial real estate, capital markets, the alternative investment industry and natural leadership ability make him well qualified to serve as a member of our board of directors.

Michael W. Reid has served as one of our independent directors since August 2023. Mr. Reid is a Partner of Resolution Real Estate Partners, a position he has held since 2024. Prior to his current role, Mr. Reid was Co-Founder and Managing Partner of Resolution Real Estate Partners and its predecessor from 2009 to 2024, where he was responsible for strategic planning, finance and reporting, acquisitions and dispositions, debt financings, and structuring joint ventures. Since the formation of Resolution Real Estate, Mr. Reid has worked on the highly successful purchase and sale of 1372 Broadway with Starwood Capital and the purchase, redevelopment and sale of 142 West 36th Street and 234 West 39th Street with The Davis Companies. He also worked on notable asset management assignments including the Lipstick Building, the McGraw Hill Building, 292 Madison Avenue and 24-32 Union Square. He formerly served as Chief Operating Officer of SL Green from 2002 to 2004 where his responsibilities included strategic planning, corporate and real estate operations, finance and reporting, and capital raising in the public and private debt and equity markets and risk management. In this capacity, he worked on over $2 billion of acquisitions and dispositions. He took SL Green public in 1998. Prior to SL Green, Mr. Reid was a Managing Director of Lehman Brothers responsible for the REIT Equity practice and managed over $7 billion in primary and secondary equity offerings. Mr. Reid worked at Lehman Brothers for fourteen years in sales and trading and real estate investment banking. Prior to joining Lehman, Mr. Reid worked in the real estate banking and acquisition department of The First Boston Corporation. He currently serves on the Board and member of the audit committee of The Osborn, a senior living community located on 56 acres in Rye, New York. Mr. Reid also served as a director and as the Chairman of the Audit Committee for Inland Residential Properties Trust, Inc. from its inception in September 2014 until October 2019. He also previously served as Chairman of the Board of Sonida Senior Living, Inc., from May 2016 until November 2021 and as Head of the Audit Committee of Sonida in 2015 and 2016. Mr. Reid holds a B.A. and Master of Divinity Degree from Yale University. We believe that Mr. Reid’s commercial real estate and finance experience make him well qualified to serve as a member of our board of directors.

Daniel Rigby has served as one of our independent directors since January 2024. Mr. Rigby has served as the Owner and President of Fox Title Company since October 2010, where he is responsible for all operations of the organization. Since December 2020, Mr. Rigby has also served as a Partner of Knight Rigby, LLC, an employee benefit and government grant consulting company. Prior to his current roles, Mr. Rigby acted as President and Founder of Human Resource Management Systems (“HRMS”) from 1989 through 2012 when HRMS was acquired by Arthur J. Gallagher & Co. Following the acquisition, Mr. Rigby served as a Area Senior Vice President of Arthur J. Gallagher & Co. through March 2020. In addition to his current roles, Mr. Rigby is past Chair and currently serves on the board of Benedictine University, a position he has held since 2001. We believe that Mr. Rigby’s commercial real estate and mission-driven dedication make him well qualified to serve as a member of our board of directors.

Alan Feldman has served as one of our independent directors since January 2026. Mr. Feldman currently serves as a senior fellow of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he has also taught since 2013. Mr. Feldman has served as an independent director of EQT Exeter Real Estate Income Trust, Inc. since June 2023 and an independent director of IREIT since January 2026. Mr. Feldman served as the chief executive officer and chairman of the board of directors of Resource REIT from October 2012 to May 2022, and as Resource REIT’s president from September 2020 to May 2022. Resource REIT was a non-listed REIT which was acquired by Blackstone Real Estate Income Trust, Inc. in May 2022. At Resource REIT, Mr. Feldman was responsible for overseeing the strategy for the company and its real estate investment strategy. Prior to Resource REIT’s mergers with Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and Resource Apartment REIT III, Inc. (“REIT III”) in January 2021, he was also chief executive officer and chairman of the board of REIT I from June 2009 and REIT III from June 2017. He also served as the president of REIT I and REIT III from September 2020 until the mergers. Mr. Feldman served as a senior vice president of Resource America from August 2002 to September 2020 and as chief executive officer of its wholly owned subsidiary, Resource Real Estate (Resource REIT’s founding sponsor) from May 2004 to September 2020. From 1998 to 2002, Mr. Feldman was a vice president at Lazard Freres & Co., an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an executive vice president of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full-service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Bristol-Myers Squibb Corporation. Mr. Feldman received Bachelor of Science and Master of Science degrees in chemical engineering from Tufts University, and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe that Mr. Feldman’s experience as a director of numerous other non-traded REITs makes him well qualified to serve as a member of our board of directors.

Denise C. Kramer has served as our Chief Executive Officer and as Chief Executive Officer of the Advisor, roles she has held since October 2025. Prior to her appointment as Chief Executive Officer, Ms. Kramer served as our Chief Operating Officer, Lead Portfolio Manager from June 2023 to October 2025. Ms. Kramer also serves as the Chief Executive Officer and a director of InPoint Commercial Real Estate Income, Inc. (“InPoint”), positions she has held since December 2024, and as the President of InPoint’s advisor, Inland InPoint Advisor, LLC, a position she has held since January 2022. Ms. Kramer also serves as Senior Vice President, Investment Product Management of IREIC, a position she has held since December 2022. Ms. Kramer began her career with Inland in 2016, serving as Senior Vice President, Investment Product Research for Inland Securities Corporation, Inland’s managing broker dealer. Prior to joining Inland, Ms. Kramer served as Director of Investment Research at Advisor Group from January 2010 to August 2016 where she was responsible for the oversight of due diligence on all packaged products made available on Advisor Group’s platforms including real estate private placements, REITs and interval funds. Ms. Kramer has a B.A. in accounting from the University of Maine and a Master’s degree in finance from Northeastern University, she holds Series 7 and 66 licenses with FINRA, and is a CFA Charterholder.

Jerry Kyriazis has served as our Chief Financial Officer since June 2023, and as the Chief Financial Officer of our Advisor since October 2022. Mr. Kyriazis also has served as the Chief Financial Officer and Treasurer of IREIT since May 2025, as the Chief Financial Officer and Treasurer of the MH Ventures Fund III, LLC and its business manager since their inception in September 2022, and as the Chief Financial Officer and Treasurer of MH Ventures Fund II, Inc. and its business manager since their inception in September 2020. Mr. Kyriazis joined Inland in 2018 as a Senior Vice President, Director of Portfolio Finance for IREIC serving several Inland entities, including, InPoint and MH Ventures 2019-1, LLC. Prior to joining Inland, Mr. Kyriazis served as Director of Financial Reporting and

Accounting Policy for Citadel LLC (a global hedge fund manager) from 2007 to 2018. He served as Vice President, Finance and Chief Accounting Officer for Trizec Properties, Inc. (a public office real estate investment trust) from 2002 to 2007. He also served as Vice President, Controller for LaSalle Hotel Properties (a public hotel real estate investment trust) from 1998 to 2000. Mr. Kyriazis worked for PricewaterhouseCoopers LLP from 1990 to 1998. Mr. Kyriazis received his MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Kyriazis received his B.A. in accounting from Northern Illinois University. Mr. Kyriazis is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

Joseph E. Binder has served as our Chief Capital Officer since June 2023. Mr. Binder also serves as the Chief Investment Officer of The Inland Real Estate Group, LLC, a position he assumed in December of 2024. As Chief Investment Officer of The Inland Real Estate Group, LLC, Mr. Binder is responsible for managing and executing Inland’s investment strategies and capital markets activities and related strategic transactions.

Mr. Binder joined Inland in 2008 and has served as a senior member of IPC’s management team leading the underwriting, due diligence, and structuring of its acquisitions, along with all debt capital market transactions and corporate lines of credit. In his time with IPC, Mr. Binder has overseen transactions in excess of $14 billion in investment real estate across nearly all asset types and a variety of investment structures and joint ventures. Mr. Binder serves as IPC’s Executive Vice President of Acquisition Structure and Finance, a position he has held since January 2019, and manages a 10-person team that supports the entire Inland enterprise.

Mr. Binder received a B.A. in finance from the University of Wisconsin at Whitewater and began his career in 2004 working in commercial real estate brokerage, followed by work in the commercial mortgage-backed securities industry. Mr. Binder holds an Illinois Real Estate Broker’s license.

Kristin A. Orlando serves as our Secretary and as Secretary of our Advisor, positions she has held since June 2023 and October 2022, respectively. Ms. Orlando joined the law department of The Inland Real Estate Group, LLC in October 2012, and is currently Associate General Counsel and Senior Vice President, positions she has held since October 2025 and June 2024, respectively. In her capacity as Associate General Counsel, Ms. Orlando represents funds sponsored by Inland Real Estate Investment Corporation and its affiliates on corporate, securities and regulatory matters. She also represents other entities within The Inland Real Estate Group of Companies that are in the business of real estate securities. Ms. Orlando serves as the corporate secretary of IPC (since May 2017), as the corporate secretary of the advisor to InPoint (since January 2025) and of the business manager to IREIT (since January 2025), and as the corporate secretary of Inland Venture Partners, LLC and certain of its subsidiaries (since December 2024). Prior to joining Inland, Ms. Orlando had been employed by the law firm Shefsky & Froelich (now Taft Stettinius & Hollister LLP) in Chicago, Illinois, in the Corporate and Securities practice group, since 2004. She is admitted to practice law in the State of Illinois. Ms. Orlando received her B.A. from Northwestern University and her J.D. from Chicago-Kent College of Law.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each of the committees discussed below are appointed by our board of directors.

Audit Committee. Our board of directors has established an audit committee, which consists of Messrs. Reid, Rigby and Feldman, each of whom is an independent director. Mr. Reid serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

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our accounting and financial reporting processes,
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the integrity and audits of our financial statements,
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our compliance with legal and regulatory requirements,
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the qualifications and independence of our independent auditors and
•
the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Affiliate Transaction Committee. The affiliate transaction committee is currently comprised of Messrs. Reid, Rigby and Feldman, each of whom is an independent director. Mr. Feldman serves as the chairperson of the affiliate transaction committee. The primary purpose of the affiliate transaction committee is to review transactions between us and Inland or its affiliates (including our Advisor) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and Inland.

The affiliate transaction committee is responsible for ensuring the fair application of any reasonable method for the allocation of the acquisition of properties by two or more programs of Inland seeking to acquire similar types of assets. The affiliate transaction committee is also responsible for reviewing and approving the terms of all transactions between us and Inland or its affiliates (including our Advisor) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions. In addition, the affiliate transaction committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. See “—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of Messrs. Reid, Rigby and Feldman , each of whom is an independent director. Mr. Rigby serves as the chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and the nominating and corporate governance committee and recommending to the board a slate of director nominees for election by the stockholders at the annual meeting; (2) periodically reevaluating any corporate governance policies and principles adopted by the board, including recommending any amendments thereto if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Advisor and by stockholders. In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s knowledge, experience, judgment and skills such as an understanding of the real estate industry or financial industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company, the Advisor and the sponsor and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on persons who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. The committee considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all of these factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any). Our Code of Business Conduct and Ethics, as it relates to those also covered by Inland’s code of conduct, operates in conjunction with, and in addition to, Inland’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Compensation of Directors

We pay our independent directors an annual retainer of $100,000, consisting of $75,000 in cash, payable on a quarterly basis, and a $25,000 grant of restricted stock, plus an additional retainer of $15,000 to the chairperson of the audit committee, $8,500 to the chairperson of the affiliate transaction committee and $8,500 to the chairperson of the nominating and corporate governance committee. Each director may elect to receive all or a portion of the amounts otherwise payable in cash in the form of restricted stock, pursuant to our director compensation plan (the “DCP”). The annual grant of restricted stock will be based on the then-current per share transaction price of our Class I shares at the time of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings

(including, but not limited to, airfare, hotel and food). Other than certain non-independent directors who are designated as participants by the board of directors, our directors who are affiliated with our Advisor or Inland will not receive additional compensation for serving on the board of directors or committees thereof.

The DCP provides us with the ability to grant awards of restricted stock to our independent directors and certain non-independent directors who are designated as participants by the board of directors. Restricted stock issued will generally vest one year from the date of grant and become fully vested earlier upon a liquidity event or upon the termination of a director by reason of his or her death or disability. The total number of common shares granted under the DCP may not exceed 500,000 at any time (as such number may be adjusted to reflect any increase or decrease in the number of outstanding shares resulting from a reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend, or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of our Advisor and are employees of our Advisor or one or more of its affiliates. Our Advisory Agreement provides that our Advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our Advisor. In addition, we do not reimburse our Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling our Advisor’s obligations to us under the Advisory Agreement. Accordingly, our Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as our Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay our Advisor the fees described under the heading “—The Advisory Agreement.”

Our Advisor and Inland

We are externally managed by our advisor, IPC Alternative Real Estate Advisor, LLC, a Delaware limited liability company. Our Advisor is an affiliate of IREIC, our sponsor.

Together with its affiliates, Inland is a fully integrated group of legally and financially separate companies that is involved in every aspect of real estate, including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. Since its founding in 1968, through December 31, 2025, Inland has sponsored 851 programs and raised more than $31.2 billion in capital from more than 490,000 investors. IREIC, our sponsor, is a member company of Inland.

Pursuant to the Advisory Agreement, our Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Our Advisor will also oversee our other service providers. See “Management—The Advisory Agreement.” We or our Advisor may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support.

The management team of our Advisor are as follows:

Name	Age*	Position
Catherine L. Lynch	67	Chairperson of the Board
Joseph E. Binder	43	Manager
Anthony Chereso	63	Manager
Cathleen M. Hrtanek	49	Manager
Denise C. Kramer	47	Chief Executive Officer
Jerry Kyriazis	57	Chief Financial Officer
Kristin A. Orlando	48	Secretary

* As of January 1, 2026

For information concerning the background of Messrs. Binder, Chereso and Kyriazis, Ms. Kramer and Ms. Orlando, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.

Catherine L. Lynch is the Chairperson of the Board of Managers of our Advisor. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, LLC (formerly The Inland Group, Inc.) since June 2012 and has served as the Chief of Staff of The Inland Group, LLC since March 2026. She serves as the Treasurer and Secretary (since January 1995), the Chief Financial Officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and Chief Financial Officer and Secretary (since June 1995) of the Dealer Manager. She served as the Chief Financial Officer of IREIT from April 2014 to May 2025 and Treasurer of IREIT from April 2018 and May 2025. Ms. Lynch has served as a director of IREIT’s business manager since August 2011. Ms. Lynch has served as the Chief Financial Officer and Treasurer of InPoint since October 2016 and as the Chief Financial Officer and Treasurer of InPoint’s advisor since August 2016. Ms. Lynch also served as Chief Financial Officer of Inland Residential Properties Trust, Inc. (“Inland Residential”) and its business manager from December 2013 to October 2019 and has served as the Treasurer of the business manager of Inland Residential from December 2013 to October 2014. Ms. Lynch also has served as a director of IPC since May 2012. Ms. Lynch served as Treasurer of Inland Capital Markets Group, Inc. from January 2008 through October 2010, as a director and Treasurer of Inland Investment Advisors, Inc. from June 1995 to December 2014 and as a director and Treasurer of Inland Institutional Capital Partners Corporation from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch holds a B.S. in Accounting from Illinois State University. Ms. Lynch is a member of the Illinois CPA Society. Ms. Lynch also is registered with FINRA as a financial operations principal.

Cathleen M. Hrtanek has been a member of the Board of Managers since February 2024. Ms. Hrtanek joined Inland in 2005 and is currently Chief Operating Officer of The Inland Real Estate Group, LLC, a position she assumed in May 2024 after most recently holding the titles of Associate General Counsel and Senior Vice President. Ms. Hrtanek has served as a Director of Inland Securities Corporation and a Director of Inland Private Capital Corporation since February 2024. Ms. Hrtanek has served as the Secretary of IREIT and its business manager since August 2011, as the Secretary of InPoint since March 2022, its Assistant Secretary from August 2016 to March 2022 and Secretary of its advisor from August 2016 to December 2024. Ms. Hrtanek also served as the Secretary of Inland Diversified Real Estate Trust, Inc. from September 2008 to July 2014 and its business manager from September 2008 to March 2016, and as the Secretary of IPC from August 2009 to May 2017. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois starting in September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and holds a bachelor’s degree in Political Science and French from the University of Notre Dame and a J.D. from Loyola University Chicago School of Law.

The Advisory Agreement

Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to our Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, our Advisor is responsible for, among other things:

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serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;
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sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;
•
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
•
providing us with portfolio management and other related services;
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serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and
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engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions that our Advisor will perform for us, and it is not intended to include all of the services that may be provided to us by our Advisor or third parties.

Term and Termination Rights

The Advisory Agreement, as amended and restated, is dated effective as of August 28, 2025. The term of the Advisory Agreement ends August 30, 2026, subject to successive one-year renewals upon the mutual consent of the parties. Our independent directors evaluate the performance of our Advisor each year before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

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immediately by us for “cause,” upon the bankruptcy of our Advisor or upon a material breach of the Advisory Agreement by our Advisor;
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upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
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upon 60 days’ written notice by our Advisor.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our Advisor under the Advisory Agreement.

In the event the Advisory Agreement is terminated, our Advisor will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, our Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

Management Fee, Performance Participation and Expense Reimbursements

Management Fee. Subject to the limitations described below under “—Reimbursement by our Advisor,” as compensation for its services provided pursuant to the Advisory Agreement, we pay our Advisor a management fee of (i) 1.25% of the aggregate NAV of the Operating Partnership attributable to outstanding Class T units, Class S units, Class D units and Class I units of the Operating Partnership, (ii) 1.00% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-1 units, (iii) 0.75% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-2 units and (iv) 0.50% of the aggregate NAV of the Operating Partnership attributable to outstanding Class A units, in each case per annum payable monthly in arrears. In calculating the management fee, we will use the NAV of the outstanding Operating Partnership units before giving effect to monthly accruals for the management fee, the performance participation allocations, distribution fees or distributions payable on our shares or Operating Partnership units. The different management fee applicable to our Operating Partnership’s Class X-1, Class X-2 and Class A units are class-specific accruals that will be allocated to the Class X-1, Class X-2 and Class A unitholders specifically. This means Class X-1, Class X-2 and Class A units may receive greater distributions or have a higher NAV per unit or share compared to our other classes of units or shares.

The management fee may be paid, at our Advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. An election by our Advisor to receive Class I shares of our common stock or Class I units of our Operating Partnership may benefit us for cash management purposes and would further align our Advisor’s interests with our stockholders. Any repurchase requests by our Advisor will be consistent with our Advisor’s fiduciary duties to us and our stockholders. Notwithstanding the foregoing, we have adopted a policy that requires the affiliate transaction committee to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Performance Participation. So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (a) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up, (b) with respect to Class X-1 Operating Partnership units, 10.0% of the Class X-1 Total Return, subject to a 5% Class X-1 Hurdle Amount and a Class X-1 High-Water Mark, with a Class X-1 Catch-Up and (c) with respect to Class A Operating Partnership units, 12.5% of the Class A Total Return, subject to a 5% Class A Hurdle Amount and a Class A High-Water Mark, with a Class A Catch-Up (each term as defined under “Summary of our Operating Partnership Agreement—Special Limited Partner Interest”). Such allocations will be made annually and accrue monthly. The performance participation allocations are a class-specific accrual. No performance allocation is made with respect to Class X-2 Operating Partnership units.

Expense Reimbursement. Subject to the limitations described below under “—Reimbursement by our Advisor,” we will reimburse the Advisor and its affiliates for all expenses attributable to us paid or incurred by the Advisor or its affiliates in providing serves to us, including all expenses and costs of salaries and benefits of persons employed by the Advisor and its affiliates and performing services for us, except for the salaries and benefits of persons who also serve as one of our executive officers or an executive officer of the Advisor or its affiliates. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses our Advisor incurs in connection with the services it provides to us related to (1) legal, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our Advisor (as described further below), (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related investments, whether or not such investments are acquired. We may change our expense reimbursement arrangements with our Advisor in the future.

Our Advisor may require us to reimburse it for any organization and offering expenses associated with this offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, expense reimbursements for wholesaler compensation expenses and actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities and expense reimbursements for retail expenses, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Reimbursement by our Advisor. Our Advisor will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets or (2) 25% of our Net Income.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, our Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees, performance allocations and expense reimbursements for operating expenses paid to our Advisor and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

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the amount of fees paid to our Advisor in relation to the size, composition and performance of our investments;
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the success of our Advisor in generating investments that meet our investment objectives;
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rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;
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additional revenues realized by our Advisor and its affiliates through their advisory relationship with us (including the performance participation allocations paid to the Special Limited Partner);
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the quality and extent of the services and advice furnished by our Advisor;
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the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
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the quality of our portfolio in relationship to the investments generated by our Advisor for its own account.

In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless our Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

Other Activities by Inland and its Affiliates

Businesses or Services Provided by our Advisor to Others. The Advisory Agreement provides that (i) our Advisor and its affiliates, officers, directors or employees may engage in other businesses or render services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring or managing of any Inland Programs, (ii) our Advisor or any of its affiliates, officers, directors or employees may buy, sell or trade any securities for their own accounts or for the account of others for whom our Advisor or any of its affiliates, officers, directors or employees may be acting and (iii) our Advisor and any of its affiliates may receive fees or other compensation or profits from activities described in clauses (i) or (ii) above, which shall be for our Advisor’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of investment opportunities with certain Inland Programs that are actively investing and similar overlap with future Inland Programs.

Allocation of Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in our Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by our Advisor or its affiliates to others (including, for greater certainty, the Inland Programs and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of our Advisor advise and/or manage one or more Inland Programs and we expect will in the future sponsor, advise and/or manage additional Inland Programs. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us. See “Risk Factors—Risks Related to Conflicts of Interest—Certain Inland Programs have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities.”

Pursuant to the terms of the Advisory Agreement, we have acknowledged and agreed that (i) as part of Inland’s or its affiliates’ regular businesses, personnel of our Advisor and its affiliates will from time to time work on other projects and matters (including with respect to one or more Inland Programs), and that conflicts will from time to time arise with respect to the allocation of personnel between us and one or more Inland Programs and/or our Advisor and such other affiliates, (ii) unless prohibited by our charter, Inland Programs may invest, from time to time, in investments in which we also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Inland Program in a debt or mezzanine interest with respect to the same portfolio entity in which we own an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which we have an interest) and while Inland and its affiliates will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of Inland Programs) in accordance with its policies and procedures with respect to conflicts resolution among Inland Programs generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, and (iii) the terms and conditions of the governing agreements of such Inland Programs (including with respect to the economic, reporting, and other rights afforded to investors in such Inland Programs) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Inland Programs as a result of an investment in us or otherwise.

Transactions with any Inland Program or Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, our Advisor is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Inland, any Inland Programs or any of their affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any acquisition of real property by us from Inland, any Inland Programs or any of their affiliates, our purchase price will be limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the real property as determined by an independent expert. In addition, we may enter into joint ventures with Inland Programs, or with Inland, our Advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. Pursuant to the terms of the Advisory Agreement, it is agreed that our Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of Inland Programs) in accordance with its policies and procedures with respect to conflicts resolution among Inland Programs generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).

Companies Affiliated with the Advisor

Sub-Advisor

On April 1, 2026, our Advisor and Inland Advisory entered into an Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, Inland Advisory will act as sub-advisor to our Advisor with respect to our portfolio of investments. Neither we nor the Advisor pay Inland Advisory a fee under the Investment Advisory Agreement and the Advisor is responsible for expenses incurred by Inland Advisory relating to the investment of our assets.

Property Management

We may rely on Inland Commercial and Devon to perform property management, construction management and leasing services for the properties we acquire. Inland Commercial manages our Operating Partnership’s current portfolio of healthcare properties and Devon manages our Operating Partnership’s portfolio of self-storage properties. Any fees paid to our Advisor’s affiliates for any such services will not reduce the management fee payable to our Advisor or the performance participation allocations. Any such arrangements will be at or below market rates.

Services

Pursuant to each property management agreement, Inland Commercial or Devon is responsible for, as applicable, managing, operating and maintaining the property, which includes, among other things: collecting all rents and assessments from the property; paying all expenses of the property from a custodial account established for the property; preparing an annual budget; hiring and supervising employees, including, but not limited to managers, assistant managers, leasing consultants, engineers, janitors and maintenance supervisors; rendering reports for the property; making or causing to be made all ordinary or emergency repairs and replacements necessary to preserve the property; leasing the property; creating a marketing program for the property, upon request; exploring strategic alternatives for the property; and overseeing construction management, upon request.

Term and Termination

Each property management agreement with Inland Commercial and Devon has an initial term of one year, and will automatically renew for successive one-year periods thereafter. A property management agreement with Inland Commercial may be terminated: (1) at any time upon the mutual consent of both parties; (2) by either party upon 60 days’ notice prior to the expiration of the then-current term; (3) in the event the property is sold to a third party; (4) by the applicable owner if the property manager violates the property management agreement and fails to cure after notice, as set forth in the property management agreement, or the property manager experiences a bankruptcy event, as described in the property management agreement; or (5) by the property manager in the event that the owner experiences a “change of control,” as defined in the property management agreement. A property management agreement with Devon may be terminated: (a) by either party without cause upon 60 days’ prior written notice; (b) by either party if the other party has defaulted in the performance of any term of the agreement of the property and such default has not been cured; (c) by either party if the other party experiences a bankruptcy event, as described in the agreement; or (d) by the owner in the event of a sale or the condemnation or destruction of all or substantially all of a property.

Compensation

For the portfolio managed by Inland Commercial, the Operating Partnership pays Inland Commercial a monthly management fee of up to 5.0% of the gross income from any property managed directly by Inland Commercial or its affiliates. Inland Commercial may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For certain properties, the Operating Partnership may also pay monthly administrative fee, in an amount equal to 15% of the common area maintenance costs (if any) for the month in which the administrative fee is paid to Inland Commercial.

The Operating Partnership may also pay, if applicable, a leasing services fee for any leasing services performed by Inland Commercial, which fee will be based upon the prevailing market rates applicable to the geographic market of the property, as mutually agreed upon by the Operating Partnership and Inland Commercial. Additionally, the Operating Partnership may pay, if applicable, a construction management fee for any construction management oversight performed by Inland Commercial pursuant to the property management agreement, which will be based upon the prevailing market rates applicable to the property’s geographic market, as mutually agreed upon by the Operating Partnership and Inland Commercial. The construction management fee will be calculated on the total project cost as budgeted at the start of the construction project.

The Operating Partnership also reimburses Inland Commercial and its affiliates for property-level expenses that they pay or incur on its behalf in connection with the portfolio it manages, including the salaries and performing services for Inland Commercial and its affiliates (excluding the executive officers of Inland Commercial, the Operating Partnership or our Company). Further, in the case of personnel who also provide services for other entities sponsored by, or affiliated with, our sponsor, the Operating Partnership reimburses only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by such persons on our matters compared to the time spent by such persons on all other matters. Additionally, with respect to any lease in portfolio it manages that is structured as a single-tenant “net lease,” the Operating Partnership has no obligation to reimburse Inland Commercial for the costs of salaries and benefits of persons employed by Inland Commercial or its affiliates and performing services for us.

For the portfolio managed by Devon, the Operating Partnership pays Devon a monthly management fee in an amount equivalent to the greater 5.0% of the “gross revenue,” as defined in the agreement, generated on an aggregate basis from the property during the preceding calendar month or $2,500 on an aggregate basis, whichever is greater. If Devon supervises any capital improvement project for the property owner, the Operating Partnership will also pay Devon a development supervision fee, in an amount equal to 10% of the cost of the project if the project is completed by Devon or in an amount equal to 7% if the project is completed by a third party. Additionally, Devon will issue the Operating Partnership a monthly credit equal to any monthly administrative fee collected by Devon in connection with the insurance premiums collected at the property.

Dealer Manager

The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in 1984 for the purpose of participating in and facilitating the distribution of securities of entities sponsored or advised by affiliates of our sponsor. The Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We pay the Dealer Manager selling commissions on Class T shares sold in the primary offering of up to 3.0% of the transaction price per share and a dealer manager fee on Class T shares sold in the primary offering of up to 1.5% of the transaction price per share; provided, however, that the sum of upfront selling commissions and upfront dealer manager fees will not exceed 3.5% of the transaction price. We pay the Dealer Manager selling commissions on Class S shares sold in the primary offering of up to 3.5% of the transaction price per share. We pay the Dealer Manager selling commissions on Class D shares sold in the primary offering of up to 1.5% of the transaction price per share. The foregoing amounts may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. We do not pay selling commissions or dealer manager fees on Class I shares, on shares sold under our distribution reinvestment plan, or on Class T shares or Class S shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law. Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager (1) a distribution fee equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee and a dealer distribution fee, (2) a distribution fee equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (3) a distribution fee equal to equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. See “Plan of Distribution—Underwriting Compensation.” We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution—Underwriting Compensation.”

From time to time, our Operating Partnership may engage the Dealer Manager to conduct the private placements of our OP Units, including as described below under “— DST Program.”

Also, in connection with the private offering of our Class I, Class X-1 and Class X-2 shares, we have entered into a separate dealer manager agreement with the Dealer Manager (the “Private Offering Dealer Manager Agreement”). Under the Private Offering Dealer Manager Agreement, no fees or other compensation (other than the customary reimbursement of expenses and indemnification) are payable to the Dealer Manager.

DST Program

On June 27, 2024, IPC, an affiliate of our sponsor, launched the DST Program through which it sponsors Private Placements of beneficial interests in specific DSTs (the “DST Interests”) owning one or more DST Properties. The DST Program is designed for, but not limited to, prospective investors seeking to defer the recognition of gain on the sale of other real property under Section 1031 of the Code. In connection with the DST Program, the Operating Partnership will receive a fair market value purchase option with respect to each DST as described below under “—Option Agreement.” The first Private Placement launched on June 27, 2024 for up to $77,202,071 in DST Interests.

Option Agreement

In connection with the DST Program, the Operating Partnership, each DST, and each DST investor will enter into an option agreement (the “Option Agreement”) pursuant to which the Operating Partnership is granted an FMV Option, but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require such DST investor to exchange his, her or its DST Interest for Class T OP Units, Class S OP Units, Class D OP Units, Class I OP Units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST Interests pursuant to each Private Placement. In the event the

Operating Partnership exercises the FMV Option, the purchase price for the DST Interests, in the aggregate, will be calculated based on the fair market value of the DST Property reduced by any remaining principal on any loan secured by a blanket lien on the DST Property and any accrued but unpaid expenses or other liabilities encumbering the DST Property as of the date the FMV Option is exercised, which in each case will be assumed, taken subject to, or paid off by the Operating Partnership.

Placement Agent Agreement

In connection with each Private Placement, each DST, the Company, the Operating Partnership and Inland Securities Corporation (in its capacity as placement agent for the Private Placements, the “Placement Agent”), an affiliate of the Company’s sponsor, will enter into a placement agent agreement (the “Placement Agent Agreement”) pursuant to which the Placement Agent will offer and sell DST Interests. The Company and the Operating Partnership are only party to the Placement Agent Agreement for the limited purpose of paying the distribution fees that may be payable to the Placement Agent in connection with an exercise of the FMV Option.

Under the Placement Agent Agreement, in the event that the Operating Partnership exercises an FMV Option, the Operating Partnership will be required to pay the Placement Agent (a) a distribution fee with respect to outstanding Class T OP Units issued pursuant to an FMV Option in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the Company) of such outstanding Class T OP Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T OP Units; provided, however, with respect to Class T OP Units sold through certain selected broker-dealers and registered investment advisors engaged by the Placement Agent, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Class T OP Units; (b) a distribution fee with respect to outstanding Class S OP Units issued pursuant to an FMV Option that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S OP Units; and (c) a distribution fee with respect to outstanding Class D OP Units issued pursuant to an FMV Option that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D OP Units. The Operating Partnership will not be required to pay a distribution fee with respect to Class I OP Units issued pursuant to an FMV Option. The distribution fees will be allocated on a class-specific basis and borne by all holders of the applicable class.

Tax Protection Agreement

As part of the DST Program, the Company and the Operating Partnership may offer to those DST investors that receive OP Units the opportunity to enter into a tax protection agreement (a “Tax Protection Agreement”). The Tax Protection Agreement will provide that: (a) during the five-year period starting on the closing of the exchange of OP Units for the DST Interests pursuant to the FMV Option, the Operating Partnership will not dispose of the property in a taxable transaction, other than in certain enumerated situations and will indemnify the DST investors that receive OP Units for taxes incurred on Code section 704(c) “built-in gain” with respect to the DST Interests that is recognized in any taxable disposition during the five-year period; and (b) during the 10-year period starting on the closing of the exchange of the OP Units for the DST Interests pursuant to the FMV Option, the Operating Partnership will provide such DST investors with opportunities to ensure that they are allocated sufficient liabilities (including, as applicable, through a guarantee by such holders of indebtedness of the Operating Partnership) to prevent gain from being recognized to them as a result of any deemed distributions that would otherwise arise from a decrease in such DST investor’s share of liabilities of the Operating Partnership.

IPC Indemnification Agreement

In connection with the DST Program, IPC, the Company and the Operating Partnership entered into the IPC Indemnification Agreement on June 27, 2024 pursuant to which parties provide mutual indemnification obligations with respect to the Private Placements.

Under the IPC Indemnification Agreement, the Company and the Operating Partnership have agreed to indemnify IPC, its officer and directors, and each person, if any, who controls IPC within the meaning of the Securities Act, against any and all Loss (as defined in the IPC Indemnification Agreement) caused by or based on: (i) any untrue statement or alleged untrue statement of a material fact relating to the Company or the Operating Partnership which was furnished or approved by the Company or the Operating Partnership specifically for inclusion in, and actually contained in the Company Information (excluding any tax consequences related to the OP Units) and (ii) the omission or alleged omission therefrom of a material fact regarding the Company or the Operating Partnership required to be stated in the Company Information (excluding any tax consequences related to the OP Units) or necessary to make the statements in the Company Information, in light of the circumstances under which they were made, not misleading.

Under the IPC Indemnification Agreement, IPC has agreed to indemnify the Company, the Operating Partnership, our Advisor and their respective officers, directors, members, partners, agents, employees and each person, if any, who controls the Company, the

Operating 4 Partnership or the Advisor within the meaning of the Securities Act, from any and all Loss related to the DSTs, the DST Interests, the Private Placements and the FMV Option not arising from the matters discussed in the prior paragraph.

Limited Liability and Indemnification of Directors, Officers, our Advisor and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and our Advisor and any of its affiliates acting as our agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•
an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•
the director or officer actually received an improper personal benefit in money, property or services; or
•
with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, our Advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

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the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
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the indemnitee was acting on our behalf or performing services for us;
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in the case of affiliated directors, our Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and
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in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, our Advisor or any affiliate or any person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

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there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;
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such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or
•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our Advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

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the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
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the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
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the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
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the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act and state securities laws is against public policy and unenforceable.

To the extent consistent with the limitations in our charter, our Operating Partnership must also indemnify us, our directors, our officers, the Advisor and other persons we may designate against losses of any nature that relate to the operations of the Partnership and must also advance expenses relating to the foregoing.

Legal Proceedings

Neither we, nor the Operating Partnership nor our Advisor is currently involved in any material litigation.

Compensation

We pay our Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. In addition, income of the Operating Partnership is allocated to the Special Limited Partner for its performance participation interest.

All of the fees, expenses and performance allocations below are fees, expenses and performance allocations of the Operating Partnership pursuant to the Operating Partnership's partnership agreement, and we will only bear the economic burden of such fees, expenses and performance allocations to the extent that we own interests in the Operating Partnership (regardless of whether we consolidate the Operating Partnership under GAAP).

We do not intend to pay our Advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of our Advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our Advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our Advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager(1)(2)

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $19.4 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.2 million if we sell the maximum amount, in each case in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 25% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the transaction prices of our Class T, Class S and Class D shares remain constant at $25.00.

Distribution Fees(2)(3)— The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees:

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with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For each of Class T shares and Class S shares, the distribution fees will equal approximately $2.1 million per annum if we sell the maximum amount. For Class D shares, the distribution fee will equal approximately $0.6 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 25% of our offering proceeds are from the sale of

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•
with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and
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with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV per share of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distribution Policy” for more information.

each of Class T, Class S and Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $25.00 and that none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $25.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.34 and with respect to a Class D share would total approximately $1.82.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, on the date on which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Organization and Offering Expense Reimbursement(2)(4)—Our Advisor

We will reimburse our Advisor for any organization and offering expenses that it incurs on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, expense reimbursements for wholesaler compensation expenses and actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities and expense reimbursements for retail expenses, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

We estimate our organization and offering expenses to be approximately $10.2 million if we sell the maximum offering amount.

Investment Activities

Acquisition Expense Reimbursement(5)—Our Advisor	We do not intend to pay our Advisor any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of our Advisor) or other similar fees in connection	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

with making investments. We will, however, reimburse our Advisor for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related investments, whether or not such investments are acquired, and make payments to third parties in connection with making investments.

Operational Activities
Management Fee and Expense Reimbursements(6)—Our Advisor

We pay our Advisor a management fee of (i) 1.25% of the aggregate NAV of the Operating Partnership attributable to outstanding Class T units, Class S units, Class D units and Class I units of the Operating Partnership, (ii) 1.00% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-1 units, (iii) 0.75% of the aggregate NAV of the Operating Partnership attributable to outstanding Class X-2 units and (iv) 0.50% of the aggregate NAV of the Operating Partnership attributable to outstanding Class A units, in each case per annum payable monthly in arrears. In calculating the management fee, we will use the NAV of the outstanding Operating Partnership units before giving effect to monthly accruals for the management fee, the performance participation allocations, distribution fees or distributions payable on our shares or Operating Partnership units. The different management fee applicable to our Operating Partnership’s Class X-1, Class X-2 and Class A units are class-specific accruals that will be allocated to the Class X-1, Class X-2 and Class A unitholders specifically. This means Class X-1, Class X-2 and Class A units may receive greater distributions or have a higher NAV per unit or share compared to our other classes of units or shares.

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (ii) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Actual amounts of the management fee depend upon the Operating Partnership’s aggregate NAV. The management fee attributed to the shares sold in this offering, the proceeds of which will be contributed to our Operating Partnership in exchange for Operating Partnership units, will equal approximately $12.5 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per unit of the Operating Partnership’s Class T, Class S, Class D and Class I units remains constant at $25.00 and before giving effect to any shares issued under our distribution reinvestment plan.

Actual amounts of out-of-pocket expenses paid by our Advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The management fee may be paid, at our Advisor’s election, in cash, Class I shares or Class I units of our Operating Partnership. If our Advisor elects to receive any portion of its management fee in our Class I shares or Class I units of our Operating Partnership, we may be obligated to repurchase such Class I shares or Class I units from our Advisor at a later date. Such repurchases will be outside our share repurchase plan and thus will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy that requires the affiliate transaction committee to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Any Class I shares paid as a management fee (or received upon conversion of Class I units paid as a management fee) will have registration rights.

Performance Participation Allocation—The Special Limited Partner

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (a) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined herein), (b) with respect to Class X-1 Operating Partnership units, 10.0% of the Class X-1 Total Return, subject to a 5% Class X-1 Hurdle Amount and a Class X-1 High-Water Mark, with a Class X-1 Catch-Up (each term as defined herein) (the “Class X-1 Performance Allocation”) and (c) with respect to Class A Operating Partnership units, 12.5% of the Class A Total Return, subject to a 5% Class A Hurdle Amount and a Class A High-Water Mark, with a Class A Catch-Up (each term as defined herein) (the “Class A Performance Allocation”). Such allocations will be made annually and accrue monthly. The performance participation allocations are a class-specific accrual. No

Actual amounts of the performance participations depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

performance allocation is made with respect to Class X-2 Operating Partnership units.

Specifically, with respect to Class T, Class S, Class D and Class I Operating Partnership units, the Special Limited Partner will be allocated a Performance Allocation in an amount equal to:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on the Operating Partnership units (excluding Class A units) outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)
the change in aggregate NAV of such units (excluding Class A units) since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership (excluding Class A units) units, (y) any allocation/accrual to the Performance Allocation and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units (excluding Class A units) issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units and any upfront selling commissions and dealer manager fees.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5%

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

annualized internal rate of return on the NAV of the Operating Partnership units (excluding Class A units) outstanding at the beginning of the then-current calendar year and all Operating Partnership units (excluding Class A units) issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units (excluding Class A units) over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units (excluding Class A units) used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Class T, Class S, Class D and Class I Operating Partnership units repurchased during such period, which units will be subject to the Performance Allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the Performance Allocation upon repurchase as described below. As of December 31, 2025, the Loss Carryforward Amount was approximately $24,000. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s Performance Allocation. This is referred to as a “High-Water Mark.”

With respect to Class X-1 Operating Partnership units only, the Special Limited Partner will be allocated a Class X-1 Performance Allocation in an amount equal to:

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

•
First, if the Class X-1 Total Return for the applicable period exceeds the sum of (i) the Class X-1 Hurdle Amount for that period and (ii) the Class X-1 Loss Carryforward Amount (any such excess, “Class X-1 Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 10.0% of the sum of (x) the Class X-1 Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is referred to as a “Class X-1 Catch-Up”); and
•
Second, to the extent there are remaining Class X-1 Excess Profits, 10.0% of such remaining Class X-1 Excess Profits.

“Class X-1 Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on the Class X-1 Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)
the change in aggregate NAV of such Class X-1 Operating Partnership units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class X-1 Operating Partnership units and (y) any allocation/accrual to the Class X-1 Performance Allocation.

For the avoidance of doubt, the calculation of Class X-1 Total Return will (i) include any appreciation or depreciation in the NAV of Class X-1 Operating Partnership units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class X-1 Operating Partnership units.

“Class X-1 Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Class X-1 Operating Partnership units outstanding at the beginning of the then-current calendar year and all Class X-1 Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Class X-1 Operating Partnership units over the period and calculated in accordance with

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

recognized industry practices. The ending NAV of the Class X-1 Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Class X-1 Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Class X-1 Hurdle Amount for any period will exclude any Class X-1 Operating Partnership units repurchased during such period, which units will be subject to the Class X-1 Performance Allocation upon repurchase as described below.

Except as described in Class X-1 Loss Carryforward below, any amount by which Class X-1 Total Return falls below the Class X-1 Hurdle Amount will not be carried forward to subsequent periods.

“Class X-1 Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class X-1 Total Return and decrease by any positive annual Class X-1 Total Return, provided that the Class X-1 Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class X-1 Loss Carryforward Amount will exclude the Class X-1 Total Return related to any Class X-1 Operating Partnership units repurchased during such year, which units will be subject to the Class X-1 Performance Allocation upon repurchase as described below. As of December 31, 2025, the Class X-1 Loss Carryforward Amount was $0. The effect of the Class X-1 Loss Carryforward Amount is that the recoupment of past annual Class X-1 Total Return losses will offset the positive annual Class X-1 Total Return for purposes of the calculation of the Class X-1 Performance Allocation. This is referred to as a “Class X-1 High-Water Mark.”

With respect to Class A Operating Partnership units only, the Special Limited Partner will be allocated a Class A Performance Allocation in an amount equal to:

•
First, if the Class A Total Return for the applicable period exceeds the sum of (i) the Class A Hurdle Amount for that period and (ii) the Class A Loss Carryforward Amount (any such excess, “Class A Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

the Class A Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is referred to as a “Class A Catch-Up”); and
•
Second, to the extent there are remaining Class A Excess Profits, 12.5% of such remaining Class A Excess Profits.

“Class A Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on the Class A Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)
the change in aggregate NAV of such Class A Operating Partnership units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class A Operating Partnership units and (y) any allocation/accrual to the Class A Performance Allocation.

For the avoidance of doubt, the calculation of Class A Total Return will (i) include any appreciation or depreciation in the NAV of Class A Operating Partnership units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class A Operating Partnership units.

“Class A Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Class A Operating Partnership units outstanding at the beginning of the then-current calendar year and all Class A Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Class A Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Class A Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Class A Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Class A Hurdle Amount for any period will exclude any Class A Operating

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Partnership units repurchased during such period, which units will be subject to the Class A Performance Allocation upon repurchase as described below.

Except as described in Class A Loss Carryforward below, any amount by which Class A Total Return falls below the Class A Hurdle Amount will not be carried forward to subsequent periods.

“Class A Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class A Total Return and decrease by any positive annual Class A Total Return, provided that the Class A Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class A Loss Carryforward Amount will exclude the Class A Total Return related to any Class A Operating Partnership units repurchased during such year, which units will be subject to the Class A Performance Allocation upon repurchase as described below. As of December 31, 2025, the Class A Loss Carryforward Amount was $0. The effect of the Class A Loss Carryforward Amount is that the recoupment of past annual Class A Total Return losses will offset the positive annual Class A Total Return for purposes of the calculation of the Class A Performance Allocation. This is referred to as a “Class A High-Water Mark.”

The Special Limited Partner will also be allocated a Performance Allocation, a Class X-1 Performance Allocation and a Class A Performance Allocation, as applicable, with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such Performance Allocation, Class X-1 Performance Allocation or Class A Performance Allocation.

Distributions on the Performance Allocation, Class X-1 Performance Allocation or Class A Performance Allocation may be distributable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to similar repurchase limits that exist under our share repurchase plan.

The Operating Partnership will repurchase any such Class I units for Class I shares of our common stock or cash (at the Special Limited Partner’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class I units will be repurchased for Class I shares of our common stock.

See “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.”

Fees for Other Services—Affiliates of our Advisor

We have retained, and may in the future retain, certain of our Advisor’s affiliates, including Inland Commercial and Devon, from time to time, for services relating to our investments or our operations, which may include accounting and audit services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, loan origination services, debt servicing, brokerage services, transaction support services (which may consist of assembling relevant information with respect to investment acquisitions and dispositions, conducting financial and market analyses, coordinating closing and post-closing procedures, coordinating of design and development works, coordinating with brokers, lawyers, accountants and other advisors, assisting with due diligence, site visits and other services), transaction consulting services and other similar operational matters. Any fees paid to our Advisor’s affiliates for any such services will not reduce the management fee payable to our Advisor or the performance participation allocations. Any such arrangements will be at or below market rates.

Actual amounts depend on to what extent affiliates of the Advisor are actually engaged to perform such services.

(1)
Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

(2)
We will cease paying distribution fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.
(3)
In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.
(4)
These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent and certain wholesaling reimbursements. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, distribution fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.
(5)
We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to our Advisor or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related security, will in no event exceed 6% of the gross purchase price of the property.
(6)
In calculating our management fee, we will use our NAV and the NAV of our Operating Partnership before giving effect to accruals for the management fee, performance participation allocations, distribution fees or distributions payable on our shares.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation allocations, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Performance Participation Allocation Example

The following example illustrates how we would calculate our Special Limited Partner’s Performance Allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. The Class A Performance Allocation will be calculated in the same manner as set forth below. Actual results may differ materially from the following example.

A.	Beginning NAV	$1,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$40,000,000
E.	Change in NAV required to meet 5% annualized internal rate of return(1)	$9,091,408
F.	Hurdle Amount(1) (D plus E)	$49,091,408
G.	Actual change in NAV	$20,000,000
H.	Annual Total Return prior to Performance Allocation (D plus G)	$60,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$10,908,592
J.	Performance Allocation is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up	$7,500,000

(1)
The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances or repurchases of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before our Advisor is entitled to any performance allocation, aligns the interests of our stockholders with our Advisor in a manner that is typically offered to institutional investors.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and our directors. We believe our directors, officers and the Advisor’s personnel will devote a sufficient amount of time to our business to fulfill their responsibilities to us. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Receipt of Fees and Performance Allocation by Our Advisor and its Affiliates

Our Advisor and its affiliates, including Inland Commercial and Devon, receive substantial fees from us, and the Special Limited Partner has received a performance allocation in the Operating Partnership, which fees and performance allocation were not negotiated at arm’s length. These fees and performance allocation could influence our Advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement;
•
equity offerings by us, including using our securities to acquire portfolios or other companies, which would entitle our Advisor to additional asset management fees, which are based on our aggregate NAV irrespective of stockholder returns;
•
the recommendation of higher-yielding but riskier investments, which may be encouraged by the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share;
•
recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the independent valuation advisor or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our Advisor and the Special Limited Partner’s performance participation allocations are based on our NAV;
•
redemptions, which have the effect of reducing asset management fees payable to our Advisor;
•
asset sales, which have the effect of reducing asset management fees if the proceeds are distributed to our stockholders rather than reinvested; and
•
whether we engage affiliates of our Advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us.

Our Affiliates’ Interests in Other Programs or Accounts Sponsored or Managed by Inland

Our Advisor and its affiliates sponsor or manage other programs, such private and public limited partnerships, limited liability companies and Delaware statutory trusts and public, non-listed REITs. All of our executive officers and our affiliated directors are also officers, directors, managers, key professionals or holders of direct or indirect interests in (i) our Advisor, (ii) other affiliated advisors or business managers that are the managers of other programs, or (iii) other Inland-managed or -sponsored investment vehicles. Our Advisor and its affiliates have legal and financial obligations with respect to other programs managed or sponsored by them. In the future, our Advisor and its affiliates are expected to sponsor and manage other programs.

Conflicts of interest may arise between us and the current and future programs advised or sponsored by our Advisor and its affiliates, including with respect to:

•
the allocation of investment opportunities among programs managed by our Advisor and its affiliates (see “—Allocation of Investment Opportunities” below);
•
the allocation of personnel and time among programs managed or sponsored by our Advisor and its affiliates;
•
the acquisition of assets from, or the sale of assets to, other Inland-managed programs; and
•
competition from other Inland-managed programs when leasing a property or selling an asset or hiring service providers.

Allocation of Investment Opportunities

A primary source of proposed real estate investments will consist of DSTs or other private investment programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. These investments are expected to take the form of a transaction structured as a tax-deferred contribution of the property owned by the DST or other IPC-sponsored investment program to our Operating Partnership in exchange for OP Units under Section 721 of the Code. As part of this strategy, IPC has the DST Program through which it sponsors private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of beneficial interests in specific DSTs owning one or more real properties. In connection with the DST Program, the Operating Partnership receives a fair market value purchase option with respect to each DST, giving the Operating Partnership the option, but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require DST investors to exchange their DST interests for Class T OP Units, Class S OP Units, Class D OP Units, Class I OP Units, or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST interests pursuant to each Private Placement. We do not anticipate that our acquisition strategy with respect to these investments will overlap with the strategy of any other Inland Program.

However, with respect to potential real estate investments that do not involve a tax-deferred contribution of the property to our Operating Partnership, there may be overlap of real estate and real estate debt investment opportunities with certain Inland Programs that are actively investing and similar overlap with future Inland Programs. In particular, we may seek to acquire the same alternative property types in which IPC-sponsored programs may invest. Programs sponsored by IPC generally consist of (a) private programs structured to provide replacement properties for investors wishing to complete a Section 1031 exchange, (b) private programs that intend to qualify as “qualified opportunity funds” under the Code and (c) development programs. We do not consider any of these programs to have investment objectives similar to ours.

Any such overlap will from time to time create conflicts of interest, which the Advisor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.

If more than one of the Inland Programs is interested in acquiring an investment, Inland’s allocation committee determines which Inland Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Inland Programs may compete with us with respect to certain investments that we may want to acquire. Certain investment opportunities that are suitable for us may also be suitable for another Inland Program. In the event that an investment opportunity becomes available that is considered suitable for both us and another Inland Program, then the Inland Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

We are presently unable to determine how our status as a company with a limited operating history will impact our ability to obtain investment opportunities. On the one hand, we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other Inland Programs that have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital that cannot be deployed until additional investment opportunities become available to us.

The amount of performance-based compensation charged and/or management fees paid by us may be less than or exceed the amount of performance-based compensation charged and/or management fees paid by one or more of the Inland Programs. Such variation may create an incentive for our sponsor to allocate a greater percentage of an investment opportunity to us or such Inland Programs, as the case may be.

Valuation Conflicts

Our Advisor is paid a management fee for its services based on our NAV. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Advisor. Other components of our NAV will also be based on the subjective judgments of personnel of our Advisor. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Advisor and the distributions payable to the Special Limited Partner.

Certain Conflict Resolution Policies and Measures

Affiliate Transaction Committee

Our board of directors has established an affiliate transaction committee comprised of our independent directors. The primary purpose of the affiliate transaction committee is to review transactions between us and Inland or its affiliates (including the Advisor) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and Inland.

The affiliate transaction committee is responsible for ensuring the fair application of any reasonable method for the allocation of the acquisition of properties by two or more programs of Inland seeking to acquire similar types of assets. The affiliate transaction committee is also responsible for reviewing and approving the terms of all transactions between us and Inland or its affiliates (including the Advisor) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions. In addition, the affiliate transaction committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates.

Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors must evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•
the amount of the fees paid to the Advisor and its affiliates in relation to the size, composition and performance of our investments;
•
whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;
•
the success of the Advisor in generating opportunities that meet our investment objectives;
•
the rates charged to other companies, including other REITs, by advisors performing similar services;
•
additional revenues realized by the Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•
the quality and extent of service and advice furnished by the Advisor;
•
the performance of our investment portfolio; and
•
the quality of our portfolio relative to the investments generated by the Advisor for its own account.

Under our charter, we may only pay the Advisor a disposition fee in connection with the sale of a property in an amount equal to the lesser of (a) one-half of the real estate or brokerage commission that is reasonable, customary and competitive in light of the size, type and location of the property or (b) 3% of the sales price of the property. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the sale, as determined by a majority of the independent directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale may not exceed the lesser of the real estate or brokerage commission that is reasonable, customary and competitive in light of the size, type and location of the property or an amount equal to 6% of the sales price of the property. Although our charter limits the disposition fee we may pay to our Advisor, the Advisory Agreement does not provide for a disposition fee to the Advisor and we do not intend to pay any disposition fee to our Advisor. An amendment of our Advisory Agreement to provide for payment of a disposition fee would require the approval of a majority of our independent directors.

Our charter also limits the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a mortgage loan we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter limits the amount of acquisition fees and expenses we can incur, the Advisory Agreement does not provide for an acquisition fee to the Advisor. An amendment of our Advisory Agreement to provide for payment of an acquisition fee would require the approval of a majority of our independent directors.

Our charter also requires that, in order to be excluded from the limit on Total Operating Expenses described below, any gain from the sale of assets that we may pay the Advisor be reasonable. Such an interest in gain from the sale of assets will be considered presumptively reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the invested capital, plus an amount equal to 6% of the invested capital per year cumulative. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price of such shares at the time of such purchase, reduced by the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan.

Term of Advisory Agreement. The Advisory Agreement may have a term of no more than one year, subject to an unlimited number of successive one-year renewals. A majority of the independent directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor must cooperate with, and take all reasonable steps requested to assist, us and the board of directors in making an orderly transition of the advisory function.

Our Acquisitions. We will not purchase property in which the Advisor, Inland, any of our directors or any of their affiliates has an interest without a determination by a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value.

A majority of our directors shall determine that the consideration we pay for real property shall ordinarily be based on the fair market value of the real property. If a majority of the independent directors on the board of directors or a duly authorized committee of the board determines, or if the real property is acquired from the Advisor, Inland, a director, or their affiliates, such fair market value shall be determined by a qualified independent expert selected by such independent directors.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor, Inland, a director, or their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness or equity interest of the Advisor, Inland, a director, or their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the members of the independent directors) not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and the Advisor, Inland, a director, or their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.

Limitation on Operating Expenses. Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

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“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation allocations, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
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“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to the Advisor, Inland, a director, or their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants granted to the Advisor, Inland, a director, or their affiliates shall not be exercisable for a number of Shares that exceeds 10% of the outstanding shares on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to the Advisor, Inland, a director, or their affiliates in connection with our repurchase of our common stock.

Reports to Stockholders. Our charter requires that our independent directors take reasonable steps to cause us to prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

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financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
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the ratio of the costs of raising capital during the year to the capital raised;
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the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliates of the Advisor by us or third parties doing business with us during the year;
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our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
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a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and
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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, Inland, a director, or their affiliates during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. The Advisor, our directors and their affiliates may not vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, such director(s) or any of their affiliates or any transaction between us and any of them.

Ratification of Charter Provisions. Our board of directors and the independent directors have approved and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Net Asset Value Calculation and Valuation Guidelines

In our valuation guidelines described below, we use “we” and “our” and similar words to mean the Company and the Operating Partnership, combined. Our NAV for each class of shares will be based on the value of our investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of any performance participation to the Special Limited Partner (which is a class-specific accrual), and will also include the deduction of any management fees and distribution fees specifically applicable to such class of shares, in all cases as described below.

General

Our board of directors, including a majority of our independent directors, have adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our Advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our Advisor will review our valuation guidelines and methodologies related to investments in real property and certain real estate debt and other securities (as described below) with our board of directors at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities for the purpose of establishing a purchase and repurchase price for our shares, as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair values generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC Topic 820”). Our independent valuation advisor will calculate the fair value of our real estate properties based in part on values provided by third-party independent appraisers and reviewed by our independent valuation advisor. Our Advisor may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used by REITs under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged SitusAMC to serve as our independent valuation advisor with respect to providing monthly real property appraisals, reviewing annual third-party appraisals of our properties, and assisting in the development and review of these valuation guidelines. SitusAMC, founded in 1931, is one of the longest serving commercial real estate research, valuation and consulting firms in the nation. SitusAMC is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or the Advisor. Our Advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor is responsible for preparing and reviewing our property valuations, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our Advisor is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of our independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by BDO, and such calculation will be reviewed and confirmed by our Advisor.

Pursuant to our valuation services agreement with our independent valuation advisor, our Advisor will receive appraisal reports for our property investments that have been prepared or reviewed by our independent valuation advisor. The appraisals for our property investments will be one of several components that will be used in the calculation of our NAV per share for each class of shares.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to Inland and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Inland and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

For the purposes of calculating our monthly NAV, our investments in real estate will initially be valued at cost, which we expect will represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.

Each property will then be valued by an independent third-party appraisal firm within the first full calendar quarter after acquisition and no less frequently than annually thereafter. Annual appraisals may be delayed for a short period in exceptional circumstances. We seek to schedule the appraisals by third-party appraisal firms evenly throughout the calendar year, such that an approximately equal portion of the real properties in our portfolio are appraised by a third-party appraisal firm each month, although we may have more or fewer appraisals in an individual month. Properties purchased as a portfolio may be valued as a single asset.

Our independent valuation advisor will update the valuations of our properties monthly, based on the then most recent annual third-party appraisals and current material market data and other information deemed relevant. Although monthly reviews of each of our real property valuations will be performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by our Advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. Our Advisor will monitor our properties for events that our Advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify our independent valuation advisor of such events. If an event or conditions become known to our Advisor (including through communication with our independent valuation advisor) that, in the opinion of our Advisor, is likely to have any material impact on previously provided estimated values of the affected properties, our Advisor will adjust the valuation of such properties, subject to the review and confirmation for reasonableness of our independent valuation advisor. If deemed appropriate by our Advisor or our independent valuation advisor, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year, if any, may also trigger an adjustment in the value of a property.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our Advisor or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the effects of such change on our NAV are quantifiable by our Advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Appraisals, whether annual appraisals by independent third-party appraisal firms or monthly appraisals by our independent valuation advisor, are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute) or similar designation. Upon conclusion of the appraisal, the independent valuation advisor or the independent third-party appraisal firm prepares a written report with an estimated gross fair value of the property. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines and will not be considered in the valuation of the applicable property until our independent valuation advisor has confirmed the reasonableness of such appraisal.

We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by the Advisor, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by the Advisor for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. Our independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and our Advisor, and will rely upon our Advisor to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to us to assist our Advisor in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. Our Advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. BDO will then incorporate such adjusted valuations into our NAV, which will then be reviewed and confirmed by our Advisor.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by our Advisor using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate Debt and Other Securities

In general, the fair value of real estate debt and other securities will be determined by our Advisor based on market quotations or utilizing unobservable inputs in accordance with ASC 820 . GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Readily available market quotations

Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our real estate debt and other securities. When reliable market quotations for real estate debt and other securities are available from multiple sources, our Advisor will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by our Advisor to not be reliable, our Advisor may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by our Advisor. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.

No readily available market quotations

If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by our Advisor. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).

Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.

The initial value of preferred equity and private company investments will generally be the acquisition price of such investment. Each such investment will then be valued by our Advisor within the first three full months after we make such investment and no less frequently than quarterly thereafter. Our Advisor may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity or private company investments. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable. For each month that our Advisor does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment.

In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by our Advisor within the first three full months after we make such investment and no less frequently than quarterly thereafter in accordance with the procedures set forth in the immediately following paragraph.

To conduct its initial quarterly valuation and subsequent quarterly revaluations of such loan investments, our Advisor will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, our Advisor will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield. Market yield is estimated as of each quarterly valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by our Advisor. These factors may include, but are not limited to: purchase price/par value of such real estate debt or other difficult to value securities; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such securities, our Advisor will consider the residual value to its securities, following repayment of any senior debt or other obligations of the collateral asset(s). For each month that our Advisor does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment.

Our board of directors has delegated to our Advisor the responsibility for monitoring significant events that may materially affect the values of our real estate debt and other securities investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. Except as otherwise provided in our valuation guidelines, the valuation of our real estate debt and other securities will not be reviewed by our independent valuation advisor or appraised.

Liabilities

We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to our Advisor and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to distribution fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class as described below. Our debt will typically be valued at fair value determined in accordance with ASC Topic 820. Property-level mortgages will be valued monthly by a third-party valuation firm. If we incur other material debt liabilities, we expect that the board of directors would approve a third-party valuation firm to value those on a monthly basis as well.

Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. However, in keeping with standard industry practice, we do not deduct the liability for estimated future distribution fees in our calculation of NAV, which may not become payable under certain circumstances such as in the event of our liquidation.

NAV and NAV Per Share Calculation

Our NAV per share will be calculated by BDO as of the last calendar day of each month and is available generally within 15 calendar days after the end of each applicable month. Our board of directors, including a majority of our independent directors, may replace BDO with another party, including our Advisor, if it is deemed appropriate to do so. Our Advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV.

Each month, before taking into consideration accrued dividends or other class-specific accruals (including management fees and the performance participation allocations), any change in the aggregate NAV (the “Aggregate Fund NAV”) of our outstanding shares of each class of common stock, along with the Operating Partnership units held by third parties, will be allocated among each class of common stock and Operating Partnership unit based on each such class’s relative percentage of the previous Aggregate Fund NAV adjusted for issuances that were effective on the first calendar day of such month, issuances under our distribution reinvestment plan and repurchases that were effective on the last calendar day of such month. Changes in our monthly Aggregate Fund NAV include, without limitation, accruals of our net portfolio income, interest expense, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly Aggregate Fund NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Advisor may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

Following the allocation of the changes in our Aggregate Fund NAV as described above, NAV for each class is adjusted for additional issuances and repurchases of our shares and units, class-specific accruals for distributions, ongoing distribution fees, management fees and the performance participation allocations, to determine the monthly NAV for each class. These accruals are made on a class-specific basis and borne by all holders of the applicable class. These class-specific accruals may differ for each class, even when the NAV per share of each class is the same. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I, Class X-1 and Class X-2 shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV are also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class. Because the purchase price of shares in the primary offering is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and placement fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and placement fees have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

Our valuation guidelines include the following methodology to determine the monthly NAV of our Operating Partnership and the Operating Partnership units. Our Operating Partnership has certain classes of units that are each economically equivalent to our corresponding classes of outstanding shares. Accordingly, on the last day of each month, for such classes of units, the NAV per unit equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our outstanding shares, such units will be valued in a manner consistent with these guidelines. For example, the different management fee and performance participation allocation applicable to our Class A OP Units are class-specific accruals that will be allocated to the Class A OP Units specifically. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.

Relationship between NAV and Our Transaction Price

Purchases and repurchases of shares of our common stock are not made based on the most current monthly NAV per share of our common stock at the time of purchase or repurchase. Generally, our transaction price will equal our most recently disclosed monthly NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on the most recently disclosed monthly NAV per share, such NAV per share may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the most recently disclosed NAV per share. In cases where our transaction price is not based on the most recently disclosed monthly NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. We may determine whether a material change has occurred to our most recently disclosed NAV per share and whether to set a transaction price that differs from such NAV per share, and in such cases, we have discretion over what such transaction price will be.

Our transaction price will be made publicly available by posting it on our website at www.ipcaltreit.com and filing a prospectus supplement with the SEC and in certain cases delivered directly to subscribers. Please see the “How to Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.

As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our real estate and real estate debt are estimates of fair value and may not necessarily correspond to realizable value” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that our Advisor must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•
a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;
•
a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;
•
shares of our common stock would trade at their NAV per share on a national securities exchange;
•
a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or
•
the NAV per share would equate to a market price of an open-ended real estate fund.

February 28, 2026 NAV per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.ipcaltreit.com and is made available on our toll-free, automated telephone line at 866-MY-Inland (866-694-6526). The Advisor is ultimately responsible for determining our NAV. Transactions or events have occurred since February 28, 2026 that could have a material impact on our NAV per share, upon which our transaction price is based. We have included a breakdown of the components of total NAV and NAV per share for February 28, 2026 along with the immediately preceding month.

Our total NAV presented in the following tables shows the Company and the Operating Partnership on a combined basis and includes the NAV of the Company's common stockholders, as well as partnership interests of the Operating Partnership held by parties other than us.

The following table provides a breakdown of the major components of our NAV as of February 28, 2026 (dollars and shares/units in thousands):

Components of NAV	As of February 28, 2026
Investments in real estate	$418,300
Cash and cash equivalents	5,877
Restricted cash	1,923
Other assets	4,420
Debt	(273,322)
Other liabilities (1)	(16,315)
Net asset value	$140,883
Total shares/units outstanding	5,982
(1)
Includes accrued distribution fees. Distribution fees only apply to Class T shares and units, Class S shares and units and Class D shares and units. For purposes of calculating NAV, we recognize the distribution fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the distribution fee as an offering cost at the time we sell Class T shares and units, Class S shares and units, and Class D shares and units. As of February 28, 2026, we had accrued under GAAP $289 of distribution fees payable to the Dealer Manager related to the Class T shares and units and Class D shares and units. As of February 28, 2026, we had not sold or issued any Class S shares or units, therefore, we had not accrued any distribution fees payable to the Dealer Manager related to such shares or units. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

The following table sets forth our NAV and NAV per share/unit by class as of February 28, 2026 (dollars and shares/units in thousands except per share/unit data):

NAV Per Share/Unit	Class T Shares/Units	Class D Shares/Units	Class I Shares/Units	Class X-1 Shares/Units	Class A Units	Total
Net asset value	$4,375	$576	$10,640	$101	$125,191	$140,883
Number of outstanding shares/units	187	25	456	4	5,310	5,982
NAV per share/unit as of February 28, 2026	$23.4211	$23.3660	$23.3550	$23.4833	$23.5750

Set forth below are the weighted averages of the key assumptions used by our independent valuation advisor in the discounted cash flow analysis used for the February 28, 2026 valuations, based on property type:

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.53%	6.32%
Self-Storage	8.17%	6.42%
Student Housing	8.25%	6.75%

A change in these key assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our property investment values:

Property Type	Hypothetical Change	Healthcare	Self-Storage	Student Housing
Discount rate (weighted average)	0.25% decrease	1.76%	1.51%	1.81%
	0.25% increase	(1.91)%	(2.27)%	(1.81)%
Exit capitalization rate (weighted average)	0.25% decrease	2.36%	1.76%	2.04%
	0.25% increase	(2.15)%	(2.52)%	(2.04)%

Our total NAV presented in the following tables shows the Company and the Operating Partnership on a combined basis and includes the NAV of the Company’s common stockholders, as well as partnership interests of the Operating Partnership held by parties other than us.

The following table provides a breakdown of the major components of our NAV as of January 31, 2026 (dollars and shares/units in thousands):

Components of NAV	As of January 31, 2026
Investments in real estate	$414,600
Cash and cash equivalents	5,680
Restricted cash	1,918
Other assets	5,742
Debt	(273,299)
Other liabilities (1)	(14,270)
Net asset value	$140,371
Total shares/units outstanding	6,036
(1)
Includes accrued distribution fees. Distribution fees only apply to Class T shares and units, Class S shares and units and Class D shares and units. For purposes of calculating NAV, we recognize the distribution fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the distribution fee as an offering cost at the time we sell Class T shares and units, Class S shares and units, and Class D shares and units. As of January 31, 2026, we had accrued under GAAP $285 of distribution fees payable to the Dealer Manager related to the Class T shares and units and Class D shares and units. As of January 31, 2026, we had not sold or issued any Class S shares or units, therefore, we had not accrued any distribution fees payable to the Dealer Manager related to such shares or units. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

The following table sets forth our NAV and NAV per share/unit by class as of January 31, 2026 (dollars and shares/units in thousands except per share/unit data):

NAV Per Share/Unit	Class T Shares/Units	Class D Shares/Units	Class I Shares/Units	Class X-1 Shares/Units	Class A Units	Total
Net asset value	$4,311	$567	$10,373	$100	$125,020	$140,371
Number of outstanding shares/units	186	25	450	4	5,371	6,036
NAV per share/unit as of January 31, 2026	$23.1290	$23.0736	$23.0635	$23.1788	$23.2764

PRIOR PERFORMANCE

The information presented in this section presents the historical experience of real estate investment programs sponsored by IREIC and its affiliates that were in their investment or operational phases during the ten-year period ended December 31, 2025, but excludes programs for which IREIC and its affiliates do not have investment discretion or responsibility for day-to-day management, unless otherwise noted. On April 3, 2026, we filed a Current Report on Form 8-K with the SEC that contains additional information and Prior Performance Tables about certain of the programs discussed in this section (the “Prior Performance 8-K”) and that is incorporated herein by reference. Our structure and investment strategy may be different from the prior programs described in this section and our performance will depend on factors that may not be applicable to or affect the performance of these prior programs. Further, certain of the prior programs described in this section and in the Prior Performance Tables included in the Prior Performance 8-K, were conducted through privately held entities that were not subject to all of the laws and regulations that apply to us as a company conducting a public offering. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in these prior programs. The Prior Performance Tables include further information regarding certain prior programs.

During the ten year period ended December 31, 2025, IREIC and its affiliates sponsored five other REITs (including two private REITs), six private programs that invest or have invested primarily in commercial real estate in the United States, 176 private programs structured to provide replacement properties for investors wishing to complete a Section 1031 exchange and seven private programs that intend to qualify as “qualified opportunity funds” under the Code, which altogether have raised more than $10.0 billion from over 45,000 investors. Inland Securities Corporation has served as dealer manager or placement agent for all of these programs.

We consider a program to have investment objectives similar to ours if the program seeks steady income and potential capital appreciation by investing in stabilized or substantially stabilized commercial real estate. Of those programs sponsored by our sponsor or its affiliates during the ten-year period ended December 31, 2025, we consider only the following programs to have investment objectives similar to ours: Inland Real Estate Income Trust, Inc. (“IREIT”), Inland Residential Properties Trust, Inc. (“Inland Residential”), MH Ventures 2019-1, LLC (“MH-2019”), and MH Ventures Fund II, Inc. (“MH Ventures II”) and IVP MHC Fund III, LLC (“MHC Fund III”). Approximately 12% of the aggregate funds raised from investors by all of the programs sponsored by our sponsor or its affiliates during this period were invested in programs with investment objectives similar to ours.

The aggregate cost of the underlying properties of the prior programs with similar investment objectives to our real estate portfolio is approximately 11% of the total aggregate cost incurred by all of the programs sponsored by our sponsor or its affiliates during the ten-year period ended December 31, 2025.

The following discussion and the Prior Performance Tables, included in the Prior Performance 8-K, provide information on the prior performance of the real estate programs sponsored by our sponsor and its affiliates for the applicable periods. Specifically, the Prior Performance Tables set forth information as of the dates indicated regarding the prior programs described therein as to: (1) experience in raising and investing funds (Table I); (2) annual operating results of prior real estate programs (Table III); (3) results of completed programs (Table IV); and (4) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates with like programs. Past performance is not necessarily indicative of future performance.

Summary Information

The following table provides aggregate summarized information concerning certain significant prior programs sponsored by IREIC or its affiliates during the applicable ten year period for each program, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in the Prior Performance 8-K. With the exception of InPoint Commercial Real Estate Income, Inc. (“InPoint”), all of the programs included in the table have investment objectives similar to ours. We have included InPoint in this table because it is the most recent program sponsored by our sponsor to have engaged in a public offering of securities.

This table does not include information for the private programs sponsored by IPC, an affiliate of our sponsor that was formed to provide replacement properties for investors wishing to complete a tax-deferred exchange under Section 1031 of the Code, as well as investors seeking a quality, multiple-owner real estate investment. Programs sponsored by IPC generally consist of (a) private programs structured to provide replacement properties for investors wishing to complete a Section 1031 exchange, (b) private programs that intend to qualify as “qualified opportunity funds” under the Code and (c) development programs. We do not consider any of these programs to have investment objectives similar to ours. These programs are described below, on an aggregate basis, under “Prior Programs of Our Sponsor and its Affiliates.”

Except otherwise disclosed, the information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs through offerings for which Inland Securities has served as dealer manager or placement agent and, where noted, through their respective distribution reinvestment plans; it does not include issuer-dealer sales. All dollar amounts are stated in $000s.

	Public Programs			Private programs
	Inland Real Estate Income Trust, Inc. as of December 31, 2025(1)	Inland Residential Properties Trust, Inc. as of September 30, 2018(2)	InPoint Commercial Real Estate Income, Inc. as of December 31, 2025(1)	MH Ventures 2019-1, LLC as of September 30, 2021(3)	MH Ventures Fund II, Inc. as of December 31, 2025(1)	IVP MHC Fund III, LLC as of December 31, 2025(1)
Number of primary offerings	1	1	3	1	1	1
Approx. aggregate amount raised from investors (4)	$982,544	$52,552	$319,921	$23,980	$159,996	$26,035
Approximate aggregate number of investors	15,958	1,180	3,012	223	1,371	220
Number of investments purchased	57	3	90	13	13	2
Approximate aggregate cost of investments	$1,693,940	$105,527	$1,561,224	$56,207	$133,100	$14,000
Percentage of investments (based on cost) that were:
Commercial properties
Retail	98%	0%	0%	0%	0%	0%
Single-user net lease	2%	0%	0%	0%	0%	0%
Industrial	0%	0%	3%	0%	0%	0%
Offices	0%	0%	17%	0%	0%	0%
Self-Storage	0%	0%	0%	0%	0%	0%
Healthcare	0%	0%	0%	0%	0%	0%
Senior Living	0%	0%	0%	0%	0%	0%
Multifamily properties	0%	100%	73%	0%	0%	0%
Student housing properties	0%	0%	0%	0%	0%	0%
Hospitality properties	0%	0%	0%	0%	0%	0%
Other	0%	0%	7%	100%(6)	100%(6)	100%(6)
Total commercial	100%	100%	100%(5)	100%	100%	100%

Land	0%	0%	0%	0%	0%	0%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	11%	43%	0%	0%	0%	0%
Existing construction	89%	57%	100%	100%	100%	100%

Number of assets sold in whole or in part (includes held for sale)	0	3	71	13	0	0
Number of properties exchanged	0	0	0	0	0	0

Geographic concentration (based on number of properties):
East	26%	33%	12%	0%	0%	0%
Midwest	24%	33%	9%	0%	0%	0%
South	34%	34%	64%	100%	85%	0%
West	16%	0%	15%	0%	15%	100%
(1)
An affiliate of IREIC serves as the business manager or advisor of this program.
(2)
On December 18, 2018, Inland Residential’s stockholders approved a plan of liquidation, consisting of the sale of all or substantially all of the company’s assets, the company’s liquidation and the company’s dissolution. On September 18, 2019, Inland Residential paid a final liquidating distribution. The information contained in this table for Inland Residential is for the period from inception through the last completed quarter prior to stockholder approval of the plan of liquidation.

(3)
On November 23, 2021, MH-2019 sold all of its properties. The information contained in this table for MH-2019 is for the period from inception through the last completed quarter prior to the portfolio sale.
(4)
Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.
(5)
InPoint invests in commercial real estate floating-rate commercial real estate debt, including first mortgage loans, subordinate mortgage and mezzanine loans, and participations in such loans. The percentages set forth herein reflect the property sectors of such commercial real estate debt.
(6)
For each program, 100% of its properties consist of manufactured home and recreation vehicle communities.

Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the SEC by IREIT, Inland Residential and InPoint. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Prior Programs of Our Sponsor and its Affiliates

Our sponsor and its affiliates have sponsored the following prior programs that were in their investment or operational phases during the ten-year period ended December 31, 2025.

Inland Real Estate Income Trust, Inc. was formed in August 2011 and is managed by an affiliate of our sponsor. IREIT may acquire and develop a diversified portfolio of commercial real estate including retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities, with a primary focus on retail properties located in the United States. IREIT may also invest in joint ventures, development projects, real estate loans and real estate-related securities. As of December 31, 2025, IREIT owned 52 retail properties, totaling 7.2 million square feet. As of December 31, 2025, grocery-anchored or grocery shadow-anchored shopping center properties represented 87% of IREIT’s annualized base rent. A grocery shadow-anchored shopping center is a shopping center which IREIT owns that is located near a grocery store that IREIT does not own but that it believes generates traffic for the shopping center. As of December 31, 2025, the portfolio properties had an economic occupancy of 92.2% and staggered lease maturity dates.

IREIT commenced its initial public offering on October 18, 2012. As of October 16, 2015, the date IREIT completed its initial public offering, IREIT had sold a total of approximately 33.5 million shares of its common stock through its “best efforts” offering and raised approximately $834 million in total gross offering proceeds. In addition, through December 31, 2025, IREIT had issued 6,760,659 shares through its distribution reinvestment plan, which it had amended, effective November 2, 2015, to offer up to 25,000,000 shares of its common stock to stockholders who elect to participate in IREIT’s amended distribution reinvestment plan.

Following an announcement in September 2024, IREIT’s board of directors had been reviewing strategic alternatives including sale of the company. IREIT’s board retained a financial advisor and through the financial advisor engaged in discussions with potential purchasers. Based on this engagement and subsequent follow-up review and discussion, IREIT stated that its board decided not to pursue the sale of the company. The board asked IREIT’s business manager to evaluate the company’s business plan and related strategy and to consider and present alternatives and enhancements to this plan and strategy for board review. IREIT’s goal is to increase assets and cash flow on an accretive basis as well as enhance its capital (primarily equity) and provide liquidity to its stockholders over time.

Inland Residential Properties Trust, Inc. was formed in December 2013. Inland Residential owned a diversified portfolio of multifamily properties located primarily in the top 100 United States metropolitan statistical areas. Inland Residential completed its initial public offering on January 3, 2018 and sold a total of approximately 1.4 million Class A shares of its common stock, 390,230 Class T shares of its common stock and 255,666 Class T-3 shares of its common stock, generating gross proceeds of approximately $49.6 million. As of September 30, 2018, the last completed quarter prior to the stockholder approval of the plan of liquidation, Inland Residential’s portfolio was comprised of three multifamily properties.

On December 18, 2018, Inland Residential’s stockholders approved a plan of liquidation, consisting of the sale of all or substantially all of the company’s assets, the company’s liquidation and the company’s dissolution. On September 18, 2019, Inland Residential paid a final liquidating distribution as part of a plan of liquidation and dissolution of Inland Residential.

InPoint Commercial Real Estate Income, Inc. was formed in September 2016 and is managed by an affiliate of our sponsor. InPoint may acquire and manage a diversified portfolio of commercial real estate (“CRE”) investments primarily comprised of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. InPoint may also invest in floating-rate CRE securities, such as commercial mortgage-backed securities and senior unsecured debt of publicly traded REITs, loan participations and select equity investments in single-tenant, net leased properties. As of December 31, 2025, InPoint’s investment portfolio consisted of 15 commercial mortgage loans, valued at $347.9 million, and five properties acquired through non-judicial foreclosure transactions.

On October 25, 2016, InPoint commenced a private offering of up to $500 million in Class P shares of its common stock (“Class P shares”), which InPoint terminated on June 28, 2019. InPoint issued and sold 10,258,094 Class P shares in its private offering for total gross proceeds of $276.7 million.

On May 3, 2019, InPoint commenced its initial public offering of up to $2.35 billion in shares of its common stock, consisting of up to $2.0 billion in shares in its primary offering and up to $350 million in shares pursuant to its distribution reinvestment plan, and terminated upon commencement of its second public offering on November 2, 2022. On November 2, 2022, InPoint commenced a second public offering of up to $2.2 billion in shares of its common stock, consisting of up to $2.0 billion in shares in its primary offering and up to $200 million in shares pursuant to its distribution reinvestment plan. On January 30, 2023, in light of the pace of fundraising in InPoint’s public offering and the amount of monthly redemption requests pursuant to its share repurchase plan, InPoint’s board of directors suspended the company’s primary offering, effective as of January 30, 2023, and its distribution reinvestment plan, effective as of February 10, 2023. InPoint’s second public offering terminated on November 1, 2025. In its two public offerings, InPoint received gross proceeds of $44.9 million, including proceeds from the distribution reinvestment plan.

On September 22, 2021, InPoint closed its underwritten public offering of 3,500,000 shares of its 6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a public offering price of $25.00 per share (the “Preferred Stock Offering”). In addition, on October 15, 2021, the underwriters partially exercised their over-allotment option to purchase an additional 100,000 shares of Series A Preferred Stock. InPoint received net proceeds in the Preferred Stock Offering of $86.3 million after underwriter’s discount and issuance costs.

MH Ventures 2019-1, LLC was formed in 2019. MH-2019 owned, through individual operating companies, the land and improvements comprising 13 manufactured home and recreation vehicle communities in Bradenton, Port Richey and Hudson, Florida featuring a total of 992 manufactured home sites and 312 recreational vehicle sites, along with 24 residential rental units within buildings at certain of the communities. MH-2019 completed a private placement offering in October 2020 and sold a total of 2,477 units for total gross proceeds of $23,978,601 through its “best efforts” offering. On November 23, 2021, MH-2019 sold all 13 communities for $93.0 million.

MH Ventures Fund II, Inc. was formed in September 2020 and is managed by an affiliate of our sponsor. MH Ventures II was formed for the purpose of acquiring and owning manufactured housing and recreational vehicle communities throughout the United States. As of December 31, 2025, MH Ventures II owned and operated eleven manufactured housing communities and two recreational vehicle communities containing a total of approximately 984 manufactured housing sites and approximately 269 recreational vehicle sites, including 12 vacancies. These communities are located in Florida, California and Arizona.

MH Ventures II commenced a private placement offering on October 1, 2020. As of November 21, 2022, the date MH Ventures II completed its private placement offering, MH Ventures II had sold a total of approximately 1.64 million shares of its common stock through its “best efforts” offering and raised approximately $160.0 million in total gross offering proceeds.

IVP MHC Fund III, LLC was formed in September 2022 and is managed by an affiliate of our sponsor. MHC Fund III was formed for the purpose of acquiring and owning manufactured housing and recreational vehicle communities throughout the United States. As of December 31, 2025, MHC Fund III owned and operated two communities and its portfolio was 85% recreational vehicle based. These communities are located in Arizona and Oregon.

MHC Fund III commenced a “best efforts” private placement offering on July 31, 2023, which offering terminated in October 2025. Though its private placement offering, MHC Fund III sold a total of approximately 264,891 shares of its common stock and raised approximately $26.0 million in total gross offering proceeds. As of the date of this prospectus, MHC Fund III’s manager had begun the process of exploring liquidation strategies.

IPC-Sponsored Programs. As of December 31, 2025, IPC had sponsored 329 private placement programs (collectively, the “IPC Programs”). As of December 31, 2025, the IPC Programs had raised approximately $11 billion in equity to over 29,000 investors. The 329 IPC Programs include 948 properties, comprised of over 84.5 million square feet of gross leasable area, and including over 29,000 residential units, which were purchased for an aggregate purchase price of $19 billion. Of these properties, based on purchase price, 17.9% are retail properties and centers, 8.9% are office buildings, 3.5% are medical outpatient/healthcare, 6.0% are industrial and distribution centers, 35.3% are multifamily properties, 10.2% are student housing properties, 11.1% are self-storage facilities, 2.2% are hospitality properties and 4.9% are senior living properties. In the aggregate, based on purchase price, 91% of the properties were existing construction and 9% were new construction (the year of completion is within one year of the year of the offering). The IPC Programs include six programs that intend to qualify as “qualified opportunity funds” under the Code, and to develop hotel, multifamily, self-storage and student housing properties. As of December 31, 2025, 419 of the assets for the IPC Programs had been sold.

Liquidity of IREIC’s Prior Programs

Each of the three public REITs previously sponsored by IREIC that were in their investment or operational phases during the ten-year period ended December 31, 2025 disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually, but none of these REITs specified a date or time period at which the REIT might be liquidated. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

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IREIT stated that the company did not anticipate evaluating a liquidity event until at least 2017. IREIT announced on February 11, 2019, the adoption by its board of directors of a strategic plan to consider a liquidity event, market conditions permitting, most likely through a listing on a public securities exchange. The timing of any such liquidity event has been affected by the COVID-19 pandemic and its economic effects. On September 18, 2024, IREIT announced its board’s decision to review strategic alternatives, including sale of IREIT. In connection with the strategic review, on September 18, 2024, IREIT sent a letter to its stockholders announcing that the company has suspended its distribution reinvestment plan and share repurchase program. On October 28, 2024, IREIT announced that its board had engaged a financial advisor to assist with this review. In its quarterly report for the period ended September 30, 2025, IREIT disclosed that based on this engagement and subsequent follow-up review and discussion, IREIT’s board decided not to pursue the sale of the company. The IREIT board asked IREIT’s business manager to evaluate the company’s business plan and related strategy and to consider and present alternatives and enhancements to this plan and strategy for board review. IREIT’s goal is to increase assets and cash flow on an accretive basis as well as enhance its capital (primarily equity) and provide liquidity to its stockholders over time.
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Inland Residential stated that the company did not anticipate that its board would evaluate a liquidity event to occur until after the company had completed raising capital under its initial public offering or any subsequent primary offering and invested substantially all of the net proceeds thereof. Inland Residential paid a final liquidating distribution of $7.81 per share on September 18, 2019. This final liquidating distribution was the final distribution made pursuant to a plan of liquidation and dissolution of Inland Residential, including the sale of all of the company’s assets, that was approved by Inland Residential’s stockholders on December 18, 2018.
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InPoint is structured as a non-exchange traded, perpetual-life REIT. On January 30, 2023, in light of the pace of fundraising in InPoint’s public offering and the amount of monthly redemption requests pursuant to its share repurchase plan, InPoint’s board of directors suspended the company’s share repurchase plan. The board of directors also suspended the company’s primary offering, effective as of January 30, 2023, and its distribution reinvestment plan, effective as of February 10, 2023. In its annual report for the year ended December 31, 2025, InPoint disclosed that its goal is to position the portfolio to pursue a future strategic transaction when capital market conditions have improved, in order to maximize stockholder value and potentially provide its investors with access to some level of liquidity, noting that InPoint is continually impacted by evolving market conditions and other complex factors such as (i) the state of the commercial real estate market and financial markets, (ii) its ability to access additional capital or leverage and (iii) changes in general economic conditions such as high interest rates, among other factors.

Material Adverse Developments for Prior Programs

IREIC and its affiliates have sponsored and managed real estate programs through various economic cycles and through periods of disruption, including most recently, the COVID-19 pandemic. Adverse business developments in prior programs were generally the result of broader economic distress and, in most cases, were, or are expected to be temporary in nature. The global outbreak of the COVID-19 pandemic adversely impacted global commercial activity and has contributed to significant volatility in financial markets. As such, the COVID-19 pandemic presents material uncertainty and risk with respect to the performance and financial results of certain prior programs. Specifically, certain of our sponsor’s prior programs have investments in retail and hospitality properties, some of which have values that declined during the COVID-19 pandemic.

Due to the uncertainty surrounding the COVID-19 pandemic and the need to preserve cash for the payment of operating and other expenses, such as debt payments, IREIT’s board of directors suspended distributions from the first quarter of 2020 until July 2021. In addition, IREIT’s share repurchase program was suspended effective on June 26, 2020 and resumed effective August 2021. In connection with the board’s decision to review strategic alternatives, on September 18, 2024, IREIT sent a letter to its stockholders announcing that the company had suspended its distribution reinvestment plan and share repurchase program, effective as of October 1, 2024. These plans were reinstated effective February 1, 2026. Under IREIT’s Sixth Amended and Restated Share Repurchase Program adopted by IREIT’s board on December 17, 2025 and effective on February 1, 2026, the repurchase price will be equal to the then-current Estimated Per Share NAV for the Exceptional Repurchases (defined as repurchases made upon the death of a stockholder or qualifying disability) and equal to 80 percent of the then-current Estimated Per Share NAV for “ordinary repurchases.”

Similarly, InPoint’s share repurchase plan was suspended on March 24, 2020, was reinstated for stockholders requesting repurchase of shares as a result of the death or qualified disability of the holder on March 1, 2021 and was reinstated for all stockholders on July 1, 2021. On January 30, 2023, in light of the pace of fundraising in InPoint’s public offering and the amount of monthly redemption requests pursuant to its share repurchase plan, InPoint’s board of directors suspended the company’s share repurchase plan. The board of directors also suspended the company’s primary and distribution reinvestment plan offerings, effective as of February 10, 2023. InPoint’s second public offering subsequently terminated on November 1, 2025.

Certain prior programs have from time-to-time realized losses on investments, had tenants file for protection from creditors under the bankruptcy code, had tenants vacate properties prior to or at the end of, or cease operations during, a lease term, and experienced litigation with tenants involving lease defaults and sales of properties. These developments caused a reduction in cash flow and an increase in administrative expenses during certain periods for the prior programs that owned these properties.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Nature of Beneficial Ownership	Percent of Applicable Class
Directors and Officers
Ella S. Neyland	3,336	Class I shares	*
Anthony Chereso	44	Class I shares	*
Michael W. Reid	3,790	Class I shares	1.0%
Daniel Rigby	3,572	Class I shares	*
Alan Feldman	1,182	Class I shares	*
Denise C. Kramer	888	Class I shares	*
Jerry Kyriazis	2,165	Class I shares	*
Joseph E. Binder	2,442	Class I shares	*
Kristin A. Orlando	110	Class I shares	*
All officers and directors as a group (9 persons)	17,529		4.6%
5% Stockholders
Inland Private Capital Corporation	99,634	Class I shares	26.1%

*Less than 1%

Description of Capital Stock

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.

Under our charter, we have authority to issue a total of 2,200,000,000 shares of capital stock. Of the total shares of stock authorized, 2,100,000,000 shares are classified as common stock with a par value of $0.01 per share, of which 400,000,000 shares are classified as Class T shares, 400,000,000 shares are classified as Class S shares, 400,000,000 shares are classified as Class D shares, 400,000,000 shares are classified as Class I shares, 200,000,000 shares are classified as Class X-1 shares, 200,000,000 shares are classified as Class X-2 shares and 100,000,000 shares are classified as Class A shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. (previously known as DST Systems, Inc.) acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Upfront Selling Commissions and Dealer Manager Fees – Class T, Class S and Class D Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees will be paid with respect to purchases of shares of any class sold pursuant to our distribution reinvestment plan.

Ongoing Distribution Fees and Conversion – Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees (i) with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (ii) with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV per share of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distribution Policy” for more information.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $25.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.34 and with respect to a Class D share would total approximately $1.82.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, on the date on which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each

Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Class I Shares

Class I shares are offered in this offering and our ongoing private offering of Class I, Class X-1 and Class X-2 shares. No upfront selling commissions or dealer manager fees or distribution fees are paid for sales of any Class I shares in any offering.

Class X-1 and Class X-2 Shares

We are not offering Class X-1 or Class X-2 shares in this offering. We commenced a private offering of our Class I, Class X-1 and Class X-2 shares to “accredited investors” as defined in Regulation D promulgated under the Securities Act during the year ended December 31, 2025. No upfront selling commissions or dealer manager fees or distribution fees will be paid with respect to any purchases of Class X-1 and Class X-2 shares. Class X-1 and Class X-2 shares are subject to lower management fees and performance allocations than Class T, Class S, Class D and Class I shares. We expect the lower management fees and performance allocations for Class X-1 and Class X-2 shares will normally result in a higher NAV per share for Class X-1 and Class X-2 shares than the Class T, Class S, Class D and Class I shares. Holders of Class X-1 and Class X-2 shares are entitled to the same voting rights as holders of other classes of our common stock.

Class A Shares

We are not offering Class A shares in this offering, and we currently have no Class A shares outstanding. However, pursuant to our Operating Partnership’s partnership agreement, Class A units may be redeemed for our common stock and/or cash, at the sole election of our Company. If we were to issue shares in exchange for Class A units, we would expect to issue Class A shares with economic features that mirror those of Class A units, including class-specific allocations for the management fee to our Advisor and the performance participation allocation of the Special Limited Partner.

Unless, immediately after the occurrence of any of the following events, we are externally advised with different management fee allocations (which may or may not include different performance allocations) for holders of Class A shares and holders of Class I shares, each Class A share will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. Further, immediately before any liquidation, dissolution or winding up of our company, each Class A share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Eligibility for Classes

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity, (F) by our executive officers and directors and their immediate family members, as well as officers and employees of our Advisor, Inland or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, our charter provides that when a privately issued share of preferred stock is entitled to vote on a matter with the holders of shares of our common stock, the relationship of (i) the number of votes per such share of preferred stock to (ii) the consideration paid to us for such share of preferred stock shall not exceed the relationship of (x) the number of votes per publicly issued share of common stock to (y) the book value per outstanding share of common stock, all as determined on the date of issuance of such privately issued share of preferred stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock and shall have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the delivery of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, (4) election or removal of our directors, and (5) such other matters that our board of directors have declared advisable and directed that the matter be submitted to our stockholders for approval or ratification. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If our Advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, our Advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: IPC Alternative Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter and as our board of directors may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Distribution Policy

We intend to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class S, Class D and Class I shares will likely differ because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). We expect to use the “record share” method of determining the per share amount of distributions on Class T shares, Class S shares, Class D shares and Class I shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific distribution fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific distribution fees allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. Section 2-311(a)(1) of the MGCL prohibits distributions if, after giving effect to the distribution, (i) the corporation would not be able to pay its indebtedness as such indebtedness becomes due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, the amount that would be needed to satisfy the preferential rights of the stockholders whose preferential rights on dissolution are superior to those receiving the distribution. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Advisor elects to receive its management fee in Class I shares or Class I units and the Special Limited Partner elects to receive distributions on its performance participation allocations in Class I units, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment of our assets, borrowings or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related securities. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions of in-kind property in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind property distributions, and (c) in-kind property distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The distribution fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

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a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

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a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “against” the Roll-up Transaction the choice of:

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accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or
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one of the following:
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remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or
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receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

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that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election of directors, the removal of our Advisor, the directors or any of their affiliates, any transaction between the Company and our Advisor, the directors or any of their affiliates, annual reports, annual and special meetings, amendment of our charter, and our dissolution;
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that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;
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in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or
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in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Registration Rights Agreements

The Advisory Agreement provides that with respect to any class of shares of our common stock paid as a management fee (or received upon conversion of any class of units paid as a management fee), within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our Advisor for the shares received as payment for the management fee (or received upon conversion of Class I units paid as a management fee), with terms mutually agreeable to us and our Advisor. This obligation survives the termination of the Advisory Agreement.

Similarly, our Operating Partnership’s partnership agreement provides that with respect to any Class I shares of our common stock held by the Special Limited Partner or its affiliates that were issued (or are issuable) upon exchange of Class I units issued in connection with the performance participation interest, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner for these shares, with terms mutually agreeable to us and the Special Limited Partner.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other things, the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of our common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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one-tenth or more but less than one-third;
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one-third or more but less than a majority; or
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a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board of directors;
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a two-thirds vote requirement for removing a director;
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a requirement that the number of directors be fixed only by vote of the directors;
•
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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that at such time as we become eligible to make the election provided for under Subtitle 8 of Title 3 of the MGCL, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Until such time, the stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

We will not elect to be subject to any provision of Subtitle 8 of Title 3 of the MGCL if doing so would adversely affect the rights, preferences and privileges of stockholders unless each election would be of no force or effect following a vote of the stockholders to ratify such election if such vote failed to garner the approval of a majority of the outstanding shares entitled to vote on the matter. We will use our best efforts to hold such stockholders’ meetings as soon as possible following such election but may adjourn or postpone the meeting to solicit additional votes if at the time of such adjournment or postponement a majority of the shares represented by proxy have indicated support for such election.

Vacancies on Board of Directors; Removal of Directors

Any vacancy on our board of directors may be filled by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Determinations by Our Board of Directors

Our charter contains a provision that codifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our board of directors owes to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the board of directors’ duties under Maryland law or which did not comply with the requirements of the provision.

Summary of Our Operating Partnership Agreement

We have summarized the material terms and provisions of the Second Amended and Restated Limited Partnership Agreement of IPC Alternative Real Estate Operating Partnership, LP, as amended and restated, which we refer to as the “partnership agreement.”

Management of Our Operating Partnership

IPC Alternative Real Estate Operating Partnership, LP was formed on June 21, 2021 to acquire and hold assets on our behalf. We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. As of December 31, 2025, we had invested only approximately $11.0 million in the Operating Partnership and therefore did not own a significant interest in its underlying properties. As we raise proceeds in this offering, we will contribute additional capital to the Operating Partnership in exchange for additional economic interests such that we expect to eventually consolidate the Operating Partnership. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the limited partners of the Operating Partnership consist of the holders of Class A units and IPC REIT Special Limited Partner, LP, the special limited partner of the Operating Partnership and an affiliate of Inland. Additionally, the Operating Partnership issued 4,381 Class T units and 91,711 Class I units on April 5, 2024 in connection with the acquisition of four self-storage properties. See “Selected Information Regarding Our Operations—Self-Storage Portfolio Acquisition” for additional discussion.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to our Advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The Special Limited Partner has expressly acknowledged and any current and future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering and our private offerings, after payment of fees and expenses attributable to our offerings and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, the purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.

Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into five classes of units: (a) Class T units; (b) Class S units; (c) Class D units; (d) Class I units; and (e) Class A units.

Class T Units, Class S Units, Class D Units, Class I Units, Class X-1 Units, Class X-2 Units and Class A Units

In general, the Class T units, Class S units, Class D units, Class I units, Class X-1 units and Class X-2 units are intended to correspond on a one-for-one basis with our Class T shares, Class S shares, Class D shares, Class I shares, Class X-1 shares and Class X-2 shares. Similarly, Class A units will correspond on a one-for-one basis with our Class A shares if we ever issue Class A shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.

Because the Operating Partnership is responsible for all of our expenses pursuant to the partnership agreement and because each class of Operating Partnership units is economically equivalent to the corresponding class of our common stock, the fees, expenses and allocations that each class of Operating Partnership units are subject to are identical to the fees, expenses and allocations applicable to the corresponding class of our common stock. The Operating Partnership is required to reimburse us for all expenses incurred by us, which means that all of our expenses are expenses of the Operating Partnership. In the event that a holder of OP Units exchanges their OP Units for our common stock, such individual will be subject to the fees, expenses and allocations applicable to all holders of their class of common stock.

In general, each Class T unit, Class S unit, Class D unit, Class I unit, Class X-1 unit, Class X-2 unit and Class A unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Distributions made with respect to Operating Partnership units, and the NAV per unit, may differ among classes of units as a result of class-specific accruals, just as they do with respect to our classes of common stock. For example, we pay our Advisor a lower management fee with respect to our Class X-1 units, Class X-2 and Class A units compared to our outstanding classes of common stock; thus, holders of Class X-1 units, Class X-2 and Class A units will be allocated a lower class-specific accrual for management fees than holders of our Class T, Class S, Class D and Class I common stock. Holders of Class X-1 units and Class A units are also allocated a separate accrual for the Special Limited Partner’s Class X-1 Performance Allocation and Class A Performance Allocation, respectively. Upon the Operating Partnership’s liquidation, Class T units, Class S units, Class D units, Class A units, Class X-I units and Class X-2 units will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class T unit, Class S unit, Class D unit, Class I unit, Class X-1 unit, Class X-2 unit or Class A unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.

The partnership agreement also provides that OP Units received by investors in connection with an acquisition of beneficial interests in a DST sponsored by IPC will automatically convert into a number of Class I units equal to the Class T Conversion Rate, Class S Conversion Rate or Class D Conversion rate (as applicable) (as each such term is defined in the partnership agreement) at the end of the month in which the Dealer Manager and/or the Company, in conjunction with the Operating Partnership’s transfer agent, determines that the distribution fees paid with respect to such OP Units would equal or exceed, in the aggregate, 8.75% (or a lower a limit agreed upon in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such OP Units) of the value of the limited partner’s OP Units received by the limited partner at the closing of the transaction, as recorded on the Operating Partnership’s books and records. The partnership agreement also provides that if such OP Units have not converted into Class I units, such OP Units will automatically and without any action on the part of the holder thereof convert into a number of Class I units with an equivalent NAV as such Operating Partnership on the earliest of (a) a listing of Class I shares, (b) the Company’s merger or consolidation with or into another entity in which we are not the surviving entity or (c) the sale or other disposition of all or substantially all of the Company’s assets.

Our Advisor may elect to receive its management fee in cash, Class I shares or Class I units, and distributions on the Special Limited Partner’s performance participation allocations may be payable in cash or Class I units at the election of the Special Limited Partner. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements” above and “—Special Limited Partner Interest” below.

For holders other than us, our Advisor or the Special Limited Partner, after owning an Operating Partnership unit for two years, Operating Partnership unitholders generally may, subject to certain restrictions, require the Operating Partnership to redeem all or a portion of their Operating Partnership units for, at our discretion, cash or a corresponding number of shares of our common stock. During the year ended December 31, 2025, certain Class A OP unitholders requested redemption of their units, for an aggregate of 121,924 Class A OP Units, amounting to approximately $2.9 million, all of which we accepted and agreed to redeem for cash. Our Advisor and the Special Limited Partner may exchange Class I units for a corresponding number of Class I shares at any time. Our Advisor and the Special Limited Partner will have the option of exchanging Class I shares for an equivalent aggregate NAV amount of Class T, Class S or Class D shares and will have registration rights with respect to shares of our common stock. See “Description of Capital Stock—Registration Rights Agreements.”

Private Offerings of Operating Partnership Units to Acquire Properties

The Operating Partnership may from time to time engage the Dealer Manager to conduct private placements of Class T units, Class S units, Class D units or Class I units to acquire beneficial interests in property-owning DSTs sponsored by IPC. The partnership agreement provides that Operating Partnership units received by investors in connection with an acquisition of beneficial interests in a DST sponsored by IPC will automatically convert into a number of Class I units equal to the Class T Conversion Rate, Class S Conversion Rate or Class D Conversion rate (as applicable) (as each such term is defined in the partnership agreement) at the end of the month in which the Dealer Manager and/or we, in conjunction with our transfer agent, determine that the distribution fees paid with respect to such Operating Partnership units would equal or exceed, in the aggregate, 8.75% (or a lower a limit agreed upon in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such Operating Partnership units) of the value of the limited partner’s units received by the limited partner at the closing of the transaction, as recorded on the Operating Partnership’s books and records. The partnership agreement also provides that if such Operating Partnership units have not converted into Class I units, such Operating Partnership units will automatically and without any action on the part of the holder thereof convert into a number of Class I units with an equivalent NAV as such Operating Partnership on the earliest of (a) a listing of Class I shares, (b) our merger or consolidation with or into another entity in which we are not the surviving entity or (c) the sale or other disposition of all or substantially all of our assets. In connection with such private placements, we and the Operating Partnership may offer tax protection agreements to the selling interest owners.

Special Limited Partner Interest

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (a) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined herein), (b) with respect to Class X-1 Operating Partnership units, 10.0% of the Class X-1 Total Return, subject to a 5% Class X-1 Hurdle Amount and a Class X-1 High-Water Mark, with a Class X-1 Catch-Up (each term as defined herein) (the “Class X-1 Performance Allocation”) and (c) with respect to Class A Operating Partnership units, 12.5% of the Class A Total Return, subject to a 5% Class A Hurdle Amount and a Class A High-Water Mark, with a Class A Catch-Up (each term as defined herein) (the “Class A Performance Allocation”). Such allocations will be made annually and accrue monthly. The performance participation allocations are a class-specific accrual. No performance allocation is made with respect to Class X-2 Operating Partnership units.

Specifically, with respect to Class T, Class S, Class D and Class I Operating Partnership units, the Special Limited Partner will be allocated a Performance Allocation in an amount equal to:

•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on the Operating Partnership units (excluding Class A units) outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)
the change in aggregate NAV of such units (excluding Class A units) since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership (excluding Class A units) units, (y) any allocation/accrual to the Performance Allocation and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units (excluding Class A units) issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units and any upfront selling commissions and dealer manager fees.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Operating Partnership units (excluding Class A units) outstanding at the beginning of the then-current calendar year and all Operating Partnership units (excluding Class A units) issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units (excluding Class A units) over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units (excluding Class A units) used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Class T, Class S, Class D and Class I Operating Partnership units repurchased during such period, which units will be subject to the Performance Allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the Performance Allocation upon repurchase as described below. As of December 31, 2025, the Loss Carryforward Amount was approximately $24,000. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s Performance Allocation. This is referred to as a “High-Water Mark.”

With respect to Class X-1 Operating Partnership units only, the Special Limited Partner will be allocated a Class X-1 Performance Allocation in an amount equal to:

•
First, if the Class X-1 Total Return for the applicable period exceeds the sum of (i) the Class X-1 Hurdle Amount for that period and (ii) the Class X-1 Loss Carryforward Amount (any such excess, “Class X-1 Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 10.0% of the sum of (x) the Class X-1 Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is referred to as a “Class X-1 Catch-Up”); and
•
Second, to the extent there are remaining Class X-1 Excess Profits, 10.0% of such remaining Class X-1 Excess Profits.

“Class X-1 Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(iii)
all distributions accrued or paid (without duplication) on the Class X-1 Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus

(iv)
the change in aggregate NAV of such Class X-1 Operating Partnership units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class X-1 Operating Partnership units and (y) any allocation/accrual to the Class X-1 Performance Allocation.

For the avoidance of doubt, the calculation of Class X-1 Total Return will (i) include any appreciation or depreciation in the NAV of Class X-1 Operating Partnership units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class X-1 Operating Partnership units.

“Class X-1 Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Class X-1 Operating Partnership units outstanding at the beginning of the then-current calendar year and all Class X-1 Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Class X-1 Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Class X-1 Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Class X-1 Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Class X-1 Hurdle Amount for any period will exclude any Class X-1 Operating Partnership units repurchased during such period, which units will be subject to the Class X-1 Performance Allocation upon repurchase as described below.

Except as described in Class X-1 Loss Carryforward below, any amount by which Class X-1 Total Return falls below the Class X-1 Hurdle Amount will not be carried forward to subsequent periods.

“Class X-1 Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class X-1 Total Return and decrease by any positive annual Class X-1 Total Return, provided that the Class X-1 Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class X-1 Loss Carryforward Amount will exclude the Class X-1 Total Return related to any Class X-1 Operating Partnership units repurchased during such year, which units will be subject to the Class X-1 Performance Allocation upon repurchase as described below. As of December 31, 2025, the Class X-1 Loss Carryforward Amount was $0. The effect of the Class X-1 Loss Carryforward Amount is that the recoupment of past annual Class X-1 Total Return losses will offset the positive annual Class X-1 Total Return for purposes of the calculation of the Class X-1 Performance Allocation. This is referred to as a “Class X-1 High-Water Mark.”

With respect to Class A Operating Partnership units only, the Special Limited Partner will be allocated a Class A Performance Allocation in an amount equal to:

•
First, if the Class A Total Return for the applicable period exceeds the sum of (i) the Class A Hurdle Amount for that period and (ii) the Class A Loss Carryforward Amount (any such excess, “Class A Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Class A Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is referred to as a “Class A Catch-Up”); and
•
Second, to the extent there are remaining Class A Excess Profits, 12.5% of such remaining Class A Excess Profits.

“Class A Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)
all distributions accrued or paid (without duplication) on the Class A Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year plus
(ii)
the change in aggregate NAV of such Class A Operating Partnership units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class A Operating Partnership units and (y) any allocation/accrual to the Class A Performance Allocation.

For the avoidance of doubt, the calculation of Class A Total Return will (i) include any appreciation or depreciation in the NAV of Class A Operating Partnership units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Class A Operating Partnership units.

“Class A Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Class A Operating Partnership units outstanding at the beginning of the then-current calendar year and all Class A Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Class A Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Class A Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Class A Performance Allocation and applicable distribution fee expenses. For the avoidance of doubt, the calculation of the Class A

Hurdle Amount for any period will exclude any Class A Operating Partnership units repurchased during such period, which units will be subject to the Class A Performance Allocation upon repurchase as described below.

Except as described in Class A Loss Carryforward below, any amount by which Class A Total Return falls below the Class A Hurdle Amount will not be carried forward to subsequent periods.

“Class A Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class A Total Return and decrease by any positive annual Class A Total Return, provided that the Class A Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class A Loss Carryforward Amount will exclude the Class A Total Return related to any Class A Operating Partnership units repurchased during such year, which units will be subject to the Class A Performance Allocation upon repurchase as described below. As of December 31, 2025, the Class A Loss Carryforward Amount was $0. The effect of the Class A Loss Carryforward Amount is that the recoupment of past annual Class A Total Return losses will offset the positive annual Class A Total Return for purposes of the calculation of the Class A Performance Allocation. This is referred to as a “Class A High-Water Mark.”

The Special Limited Partner will also be allocated a Performance Allocation, a Class X-1 Performance Allocation and a Class A Performance Allocation, as applicable, with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such Performance Allocation, Class X-1 Performance Allocation or Class A Performance Allocation.

Distributions on the Performance Allocation, Class X-1 Performance Allocation or Class A Performance Allocation may be distributable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to similar repurchase limits that exist under our share repurchase plan.

The Operating Partnership will repurchase any such Class I units for Class I shares of our common stock or cash (at the Special Limited Partner’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class I units will be repurchased for Class I shares of our common stock.

The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participations will be prorated for the portion of the calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

The Special Limited Partner will not be obligated to return any portion of performance participations paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the Performance Allocation, Class X-1 Performance Allocation and Class A Performance Allocation are calculated from the Operating Partnership’s Total Return, Class X-1 Total Return and Class A Total Return, respectively, over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the Performance Allocation, Class X-1 Performance Allocation and Class A Performance Allocation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated Performance Allocation, Class X-1 Performance Allocation and Class A Performance Allocation at such time, even if no Performance Allocation, Class X-1 Performance Allocation and Class A Performance Allocation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued Performance Allocation, Class X-1 Performance Allocation and Class A Performance Allocation with respect to all Operating Partnership units as of the date of such termination.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

Without the consent of a majority in interest of the limited partners of the Operating Partnership, including interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions relating to the operations of the Operating Partnership unless it is established that the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty or constituted willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner and others. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides that we will be indemnified by our Operating Partnership for losses of any nature unless it is established that the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty or constituted willful misconduct or gross negligence. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, non-U.S. holders that are “withholding qualified holders,” foreign governments or “controlled entities” of foreign governments, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any state, local, foreign, alternative minimum, Medicare or estate or other tax considerations not specifically addressed below. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction (including state, local and non-U.S. jurisdictions).

References to “partnerships” in this section refer to any entities treated as a partnership for U.S. federal income tax purposes, and references to “corporations in this section refer to any entities treated as corporations for U.S. federal income tax purposes.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2024. Until that time, we were subject to taxation at regular corporate rates under the Code. Furthermore, we intend to operate in such a manner as to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

In connection with this offering, DLA Piper LLP (US) rendered an opinion dated September 22, 2023 that, commencing with our taxable year ended December 31, 2024, we had organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual and proposed method of operation had enabled and would enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of DLA Piper LLP (US) was based upon customary assumptions, was conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and assumes that such representations and covenants were accurate and complete and that we would take no action inconsistent with our status as a REIT. Investors should be aware that opinions of counsel are not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of DLA Piper LLP (US) was based on existing U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given by DLA Piper LLP (US) or us that our actual results of operations for any particular taxable year will satisfy such requirements. In addition, DLA Piper LLP (US) has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following sets forth only the material aspects of those sections. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C” corporation. A “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.
•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate.
•
If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.
•
If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.
•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”
•
If we fail to distribute during each calendar year at least the sum of:
o
85% of our ordinary income for such calendar year;

o
95% of our capital gain net income for such calendar year; and
o
any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
•
We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
•
If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT “C” corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT “C” corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. We may also be subject to payroll taxes, property and other taxes on our assets and operations. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)
that is managed by one or more trustees or directors;
(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)
the beneficial ownership of which is held by 100 or more persons;
(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked;
(8)
that uses a calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the U.S. federal income tax laws; and
(9)
that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, and (8) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. Thus, the Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership (or disregarded entity) in which it holds an interest, will be treated as the Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Company has decision-making power over the Operating Partnership as its general partner and intends to operate the Operating Partnership in a manner that is consistent with the requirements for the qualification of the Company as a REIT. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” (“TRS”) is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging facility or health care property or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Under the REIT Investment and Diversification and Empowerment Act of 2007, or RIDEA, although a TRS may not operate or manage a lodging facility or health care property, it may lease or own such a facility so long as the facility is a qualified lodging facility or a “qualified health care property” and such facility or property is operated on behalf of the TRS by an eligible independent contractor. A “qualified healthcare property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. We intend to structure our investments in lodging facilities or health care properties in a REIT compliant manner including in compliance with RIDEA, as appropriate. However, there can be no assurance that the IRS would not challenge our conclusions as to whether an operator qualifies as an eligible independent contractor or whether such properties qualify as qualified health care properties, or that a court would agree with our conclusions. If a challenge to such conclusions were successful, we could potentially lose our REIT status.

We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•
rents from real property;
•
interest on debt obligations secured by mortgages on real property or on interests in real property;
•
dividends or other distributions on, and gain from the sale of, stock in other REITs;
•
gain from the sale or other disposition of real property or mortgage loans (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;
•
abatements and refunds of taxes on real property;
•
income and gain derived from foreclosure property (as described below);
•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. All interest earned on a mortgage loan secured by both real property and personal property shall be treated as qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

Certain mezzanine loans are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we invest in mezzanine loans, we intend to do so in a manner that will enable us to satisfy the gross income tests and asset tests.

We expect that the CMBS and RMBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. If certain requirements are satisfied, we may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

We may also lease qualified health care properties and qualified lodging facilities on an arm’s-length basis to a TRS if the property is operated on behalf of such subsidiary by a person who qualifies as an independent contractor and who is, or is related to a person who is, actively engaged in the trade or business of operating health care properties or lodging facilities, as applicable, for any person unrelated to us or our TRS. Generally, the rent that we receive from our TRS in such structures will be treated as “rents from real property.”

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or
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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated CMBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

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At least 75% of the value of our total assets must be represented by the following:
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interests in real property, including leaseholds and options to acquire real property and leaseholds (including, for the avoidance of doubt, personal property leased with real property to the extent rents attributable to such personal property would be treated as rents from real property as described above under “—Income Tests”);
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interests in mortgages on real property;
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stock in other REITs and debt instruments issued by publicly offered REITs;
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cash and cash items (including certain receivables);
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government securities;
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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.
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Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.
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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.
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Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
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Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT “C” corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

It is not possible to state whether, in all circumstances, we will be entitled to these relief provisions.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus
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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year for which the applicable period for assessment has not expired and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. The overall effect of these rules on us is uncertain. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

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a citizen or resident of the United States;
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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT “C” corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income and certain holding period requirements. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

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a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or
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an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other “C” corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

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the amount of cash and the fair market value of any property received on such disposition; and
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the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

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The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
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The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder,” a “withholding qualified holder” or an entity all the interests of which are owned by “withholding qualified holders.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

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the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;
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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
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the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) or an entity all the interests of which are owned by “withholding qualified holders” and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

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our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
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the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Withholding qualified holders. Any distribution to a withholding qualified holder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

Withholding qualified holders are not “foreign persons” for purposes of FIRPTA and are thus exempt from FIRPTA on their disposition of U.S. real property interests. Withholding qualified holders include (i) qualified holders and (ii) foreign partnerships all of the interests of which are held by qualified holders, including through one or more partnerships. Qualified holders include “qualified foreign pension funds” and “qualified controlled entities.” Generally, a qualified foreign pension fund is a trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Generally, a “qualified controlled entity” is a trust or corporation created or organized under the laws of a foreign jurisdiction all of the interests of which are held by one or more qualified foreign pension funds directly or indirectly through one or more qualified controlled entities.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

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it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and
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either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). No assurance can be given that we will not be a “pension-held REIT.” Prospective tax-exempt holders should consult with their tax advisors regarding the tax consequences of investing in our common stock and any potential UBTI.

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax at a rate of 24% may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. The REIT will not pay additional amounts in respect of any amounts withheld (under FATCA or otherwise). Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

Certain ERISA And Related Considerations

The following is a summary of certain considerations associated with the purchase and holding of our shares of common stock by (i) (A) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA, (B) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”) or (C) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (A), (B) and (C), a “Covered Plan”), (ii) plans and other arrangements that are subject to provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (ii) (each of the foregoing described in clauses (i), (ii) and (iii) being referred to as a “Plan”).

General Fiduciary Matters

Title I of ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Covered Plan and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider, to the extent applicable, whether an investment in the shares is appropriate for the Plan, taking into account the requirements of ERISA, the Code and Similar Laws, the provisions of the Plan documents, the overall investment policy of the Plan, the composition of the Plan’s investment portfolio, and the prudence and diversification requirements. Further, a fiduciary should consider that in the future there may be no market in which the Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Covered Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Covered Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Covered Plan fiduciary making the decision to acquire or hold the shares on behalf of a Covered Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of a Covered Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when a Covered Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either (i) that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or (ii) that the entity is an “operating company” as defined in the Plan Assets Regulation.

For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition or disposition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The definition of an “operating company” in the Plan Assets Regulation includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Assets Regulation includes an entity that qualifies as a “real estate operating company” (“REOC”). An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company under the Investment Company Act. However, we intend to either (i) limit benefit plan investors such that they will hold less than 25% of the total value of our common stock, or (ii) to qualify as a VCOC or REOC within the meaning of the Plan Assets Regulation, until we meet the publicly offered securities exception, described below.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

We intend to either (i) limit benefit plan investors such that they will hold less than 25% of the total value of our common stock, or (ii) to qualify as a VCOC or REOC within the meaning of the Plan Assets Regulation, until we meet the publicly offered securities exception.

If our assets are deemed to constitute ERISA “plan assets,” certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of a Covered Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Covered Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Covered Plan. In such case, a Covered Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Covered Plan, the fiduciary of any such Covered Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for a Covered Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the Covered Plan.

Representation

By acceptance of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of shares of our common stock to a Covered Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to our Advisor, the Special Limited Partner, the Dealer Manager, Inland or any of our or their respective affiliates about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in our shares.

Plan of Distribution

We are offering up to $1,250,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Inland Securities Corporation, the Dealer Manager, a registered broker-dealer affiliated with our Advisor. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $1,000,000,000 in shares in our primary offering and up to $250,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing distribution fees.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity, (F) by our executive officers and directors and their immediate family members, as well as officers and employees of our Advisor, Inland or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. We also offer our shares in private offerings from time to time. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Dealer Manager. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and distribution fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

We are offering up to $1,250,000,000 in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares. The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Each class of shares will be sold at the then-current offering price for such class, which is equal to the sum of (a) the transaction price for such class plus (b) applicable upfront selling commissions and dealer manager fees, if any. Because the transaction price for shares of our common stock is generally the prior month’s NAV per share for the applicable share class, the NAV per share of such class as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, or we may suspend our offering and/or our share repurchase plan. Each class of shares may have a different NAV per share because of distribution fees which are different for certain classes. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

Special Notice to Pennsylvania Investors

Because the minimum offering amount is less than $125,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions.

We will not sell any shares in this offering to Pennsylvania investors until either (i) we have received, prior to the termination of our primary offering, purchase orders for at least $62,500,000 (including subscription orders by residents of other jurisdictions and by Inland, its affiliates and our directors and officers) of shares of our common stock in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares and/or (ii) we obtain, prior to the termination of our primary offering, $62,500,000 in assets (including by consolidating the Operating Partnership in our financial statements under GAAP). Pending satisfaction of at least one of these conditions, all Pennsylvania subscription orders will be placed in an escrow account held by the escrow agent, UMB Bank, N.A., in trust for Pennsylvania subscribers’ benefit, pending release to us. Pennsylvania subscribers may elect to withdraw their purchase order and request a full refund of their investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. In the event we do not meet either of the conditions above before the termination of our primary offering, we will promptly return all funds held in escrow for the benefit of Pennsylvania subscribers (in which case, Pennsylvania subscribers will not be required to request a refund of their investment).

Until we have raised at least $62,500,000 or obtained $62,500,000 in assets (including by consolidating the Operating Partnership in our financial statements under GAAP), Pennsylvania investors should make their checks payable, or wire transfers should be directed, to “UMB Bank, N.A., as Escrow Agent for IPC Alternative Real Estate Income Trust, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable, or wire transfers should be directed, to “IPC Alternative Real Estate Income Trust, Inc.”

Underwriting Compensation

We will enter into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None
(1)
Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price

The following table shows the distribution fees we pay the Dealer Manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

Distribution Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)
Consists of a representative distribution fee and a dealer distribution fee.

Upfront Selling Commissions and Dealer Manager Fees

Class T, Class S and Class D Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers will not reduce the gross proceeds we are deemed to have received for purposes of calculating the Fee Limit described below under “—Distribution Fees—Class T, Class S and Class D Shares” and may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.

Class I Shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.

Distribution Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as distribution fees (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to us to the extent a broker-dealer is not eligible to receive them.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares generally differs because of different class-specific distribution fees that are deducted from the gross distributions for each share class. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV per share of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock—Distribution Policy” for more information.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the Fee Limit. At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $25.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.34 and with respect to a Class D share would total approximately $1.82.

In addition, after termination of a primary offering registered under the Securities Act, we will cease paying the distribution fees with respect to each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, on the date when, we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

Other Compensation

We or our Advisor may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).

Limitations on Underwriting Compensation

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit described above in “—Distribution Fees—Class T, Class S and Class D Shares,” each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, on the date on which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and our Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our Advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) 25% of all shares sold in the offering are from each of our Class T shares, Class S shares, Class D shares and Class I shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T and Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share remains $25.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying distribution fees with respect to any Class T, Class S and Class D stockholder after the time the total upfront selling commissions and distribution fees paid with respect to such Class T, Class S and Class D shares in such stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class T, Class S and Class D shares in the aggregate (assuming such stockholder purchased all of his/her Class T, Class S or Class D shares at the same time).

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $1,000,000,000

Upfront selling commissions and dealer manager fees	$20,602,794	2.06%
Distribution fees(1)	45,022,206	4.50%
Other Dealer Manager expenses(2)	16,703,853	1.67%
Total	$82,328,853	8.23%

(1)
We will pay the Dealer Manager a distribution fee with respect to our outstanding Class T, Class S and Class D shares as described above under “—Distribution Fees—Class T, Class S and Class D Shares.” The numbers presented reflect that distribution fees are paid over a number of years, and as a result, will cumulatively increase above the per annum percentage over time. The Dealer Manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will waive distribution fees to us to the extent a broker-dealer is not eligible to receive them.

(2)
Other Dealer Manager expenses consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) transaction-based and non-transaction based compensation, including bonuses, paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, (e) promotional items and (f) Dealer Manager legal expenses.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the distribution fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Distribution Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law, our charter and the NASAA REIT Guidelines, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Role of the Dealer Manager

The Dealer Manager is a broker-dealer whose purpose is to distribute investment products sponsored by IREIC. The Dealer Manager provides services to its Inland affiliates, not to investors in its funds, strategies or other products. The Dealer Manager has not and will not make any recommendation regarding, and will not monitor, any investment. As such, when the Dealer Manager presents an investment strategy or product to an investor or a prospective investor, the Dealer Manager does not collect the information necessary to determine—and the Dealer Manager does not engage in a determination regarding—whether an investment in the strategy or product is in the best interests of, or is suitable for, the investor. You should exercise your own judgment and/or consult with your own financial professional to determine whether it is advisable for you to invest in any investment products sponsored by IREIC. Please note that the Dealer Manager will not provide the kinds of financial services that you might expect from another financial intermediary, such as overseeing any brokerage or similar account. For financial advice relating to an investment in any IREIC strategy or product, contact your own financial professional.

How to Subscribe

You may buy or request that we repurchase shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase plan.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Before investing, investors should carefully read this entire prospectus and any appendices and supplements accompanying this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Dealer Manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.
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Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. However, Pennsylvania investors should follow the instructions set forth in “Plan of Distribution—Special Notice to Pennsylvania Investors.” For Class T, Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.
•
By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first business day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.ipcaltreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price

Each class of shares will be sold at the then-current offering price for such class, which is equal to the sum of (a) the transaction price for such class plus (b) applicable upfront selling commissions and dealer manager fees, if any. Because the transaction price for shares of our common stock is generally the prior month’s NAV per share for the applicable share class, the NAV per share of such class as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, or we may suspend our offering and/or our share repurchase plan. Each class of shares may have a different NAV per share because of distribution fees which are different for certain classes.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
•
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.
•
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.
•
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 866-My-Inland (866-694-6526).
•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.ipcaltreit.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

Share Repurchases

General

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•
Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your broker-dealer first if you want to request the repurchase of your shares.
•
Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last business day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 3:00 p.m. (Central time) on the fourth to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.
•
A stockholder may withdraw his or her repurchase request by notifying Inland Investor Services, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, 866-My-Inland (866-694-6526). The line is open on each business day between the hours of 8:00 a.m. and 5:00 p.m. (Central time). Repurchase requests must be cancelled before 12:00 p.m. (Central time) on the last business day of the applicable month.
•
If a repurchase request is received after 3:00 p.m. (Central time) on the fourth to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.
•
Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan filed as an exhibit to this registration of which this prospectus forms a part and which is available on our website, www.ipcaltreit.com, or available by telephone request from Inland Investor Services at 866-My-Inland (866-694-6526). Written requests should be sent to the transfer agent at the following address:

Regular Mail:

IPC Alternative Real Estate Income Trust, Inc.

c/o SS&C GIDS, Inc.

PO Box 219182

Kansas City, MO 64121-9182

Overnight Address:

IPC Alternative Real Estate Income Trust, Inc.

c/o SS&C GIDS, Inc.

801 Pennsylvania Avenue

Kansas City, MO 64105-1307

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•
For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or Automated Clearing House (“ACH”) transfer, as further described below.
•
Stockholders may also receive repurchase proceeds via ACH transfer, provided that ACH instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via ACH transfer, the funds will be deposited to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be sent via ACH only to U.S. financial institutions (ACH network members).
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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by ACH to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.
•
If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.
•
In the event that we, at our sole discretion, elect to issue Class A shares to unitholders of the Operating Partnership seeking redemption, we expect to amend the share repurchase plan to address the repurchase of Class A shares on the same terms that are applicable to the Class T, Class S, Class D and Class I shares.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class T, Class S, Class D, Class I, Class X-1 and Class X-2 shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock but excluding any Early Repurchase Deduction applicable to the repurchased shares) will be limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months).

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death or disability. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at www.ipcaltreit.com and in prospectus supplements filed with the SEC.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders. Although our share repurchase plan may be suspended for an indefinite amount of time, our board of directors will not terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan is in our best interests and the best interests of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan if it is suspended before stockholder requests will be considered again.

Shares held by our Advisor acquired as payment of our Advisor’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the Early Repurchase Deduction, and will not be included in the calculation of our aggregate NAV for purposes of the 2% monthly or 5% quarterly limitations on repurchases. Notwithstanding the foregoing, we have adopted a policy that requires the affiliate transaction committee to approve any repurchase request of the Advisor for Class I shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Early Repurchase Deduction

There is no minimum holding period for shares of our common stock, and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.

The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):

•
repurchases resulting from death or qualifying disability;
•
in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance; or
•
due to trade or operational error.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a stockholder who is a natural person, including shares held by such stockholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months after the death of the stockholder or the initial determination of the stockholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death or disability does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•
if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;
•
you will not receive interest on amounts represented by uncashed repurchase checks;
•
under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•
all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•
any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;
•
transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and
•
transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•
purchases and requests for repurchase of our shares in the amount of $2,500 or less;
•
purchases or repurchases initiated by us; and
•
transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At our discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

Supplemental Sales Material

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

Reports to Stockholders

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•
financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
•
the ratio of the costs of raising capital during the year to the capital raised;
•
the aggregate amount of the management fee and the aggregate amount of any other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;
•
our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;
•
a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and
•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.ipcaltreit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

Legal Matters

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US). DLA Piper LLP (US) has also reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

Experts

The financial statements of IPC Alternative Real Estate Income Trust, Inc. incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of IPC Alternative Real Estate Operating Partnership, LP incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments,” relating to the role of our independent valuation advisor, have been reviewed by SitusAMC Real Estate Valuation Services, LLC, an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.

Where You Can Find More Information; Incorporation by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference:

•
our Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 18, 2026;
•
our Current Reports on Form 8-K filed January 7, 2026, January 28, 2026, January 29, 2026, February 26, 2026, March 5, 2026, March 30, 2026 and April 3, 2026.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.

Website Disclosure

Our website at www.ipcaltreit.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.ipcaltreit.com.

APPENDIX A: Amended and Restated Distribution Reinvestment Plan

This Amended and Restated Distribution Reinvestment Plan (the “Plan”) has been adopted by IPC Alternative Real Estate Income Trust, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for shares of the Company’s common stock (the “Shares”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Participants”) and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be the date of the commencement of the Company’s initial public offering (such offering or any other private or public offering of Shares, an “Offering”).

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing a subscription agreement for Shares (which may provide for automatic enrollment unless such Stockholder opts out), an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for an Offering or any soliciting dealer participating in the distribution of Shares for an Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then-current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus, offering memorandum or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares. Participants will acquire Shares from the Company under the Plan at a price equal to the most recently disclosed transaction price per Share applicable to the class of Shares purchased by the Participant on the date that the Distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, but such Shares will be subject to ongoing distribution fees if applicable to that class. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated. Shares to be distributed by the Company in connection with the Plan will be supplied from the Company.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 business days’ prior written notice to the Company. This notice must be received by the Company 10 business days prior to a Distribution payment date in order for a Participant’s termination to be effective for such Distribution payment date. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect

A-1

the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional Share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 business days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

A-2

Appendix B: Form of Subscription Agreement

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

INVESTOR SUBSCRIPTION AGREEMENT

A - INVESTMENT

1.	☐	INITIAL INVESTMENT	☐	ADDITIONAL INVESTMENT (Minimum $500)
		Total Invested: $		Account Number:

2.		METHOD OF INVESTMENT:
	☐	CHECK ENCLOSED - Make check payable to IPC ALTERNATIVE REAL	☐	FUNDS WIRED
		ESTATE INCOME TRUST, INC. c/o INLAND (We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.)		Wiring Instructions:
				UMB Bank	ABA # 101000695
	☐	FUNDS SENT SEPARATELY		1008 Oak Street	DDA Account # 9871975967
				Kansas City, MO 64106	FBO: Name of Stockholder

3.	TYPE OF PURCHASE (Please select one)
	☐	CLASS T SHARES (Minimum investment $2,500) (5285)
	☐	CLASS S SHARES (Minimum investment $2,500) (5286)
	☐	CLASS D SHARES (Minimum investment $2,500. Available to certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus.) (5287)
	☐	CLASS I SHARES (Minimum investment $1,000,000 unless waived by dealer manager. Available to certain fee-based and wrap accounts and other eligible investors as disclosed in the prospectus.) (5288)

	☐	VOLUME DISCOUNT	☐	EMPLOYEE or AFFILIATE, check if applicable.
Class T or S Shares if purchase qualifies for a breakpoint as described in the prospectus.

B - TYPE OF OWNERSHIP

PLEASE COMPLETE EITHER SECTION 1 OR 2
1.	NON-CUSTODIAL ACCOUNT TYPE			2.	CUSTODIAL ACCOUNT TYPE
	☐	Individual Ownership			☐	Traditional IRA
		☐	Transfer on Death (See section C-11)		☐	Beneficiary IRA
	☐	Joint Tenants with Rights of Survivorship*				Decedent Name
		☐	Transfer on Death (See section C-11)			Date of Death
	☐	Tenants in Common*			☐	Roth IRA
	☐	Community Property*			☐	SEP IRA
	☐	Trust (Trust Certification Required)			☐	Brokerage Account
		☐ Revocable ☐	Irrevocable		☐	Pension or PSP
	☐	Pension or PSP (Plan Documents Required)			☐	Other
	☐	UTMA / UGMA			Custodian Information (To be completed by Custodian)
		State of			Custodian Name
		Guardian			Custodian Address
	☐	Corporate Ownership (Corporate Resolution Required)
		☐ C-Corp ☐	S-Corp
	☐	LLC Ownership (LLC Agreement Required)			Custodian Tax ID #
	☐	Other			Custodian Account #
		* All Parties Must Sign			Custodian Telephone #

IPC ALT REIT SUB DOC	Page 1 of 6	03.20.25

C - INVESTOR INFORMATION

1.	INVESTOR/BENEFICIAL OWNER

Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name			Date of Birth

First	Middle	Last	MM/DD/YYYY

2.	Social Security/Tax ID #

3.	Citizenship Status (Required)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien (attach an original completed Form W-8BEN)

4.	CO-INVESTOR/BENEFICIAL OWNER
	Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Guardian’s Name			Date of Birth

	First	Middle	Last	MM/DD/YYYY

5.	Social Security/Tax ID #

6.	Citizenship Status (Required)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien (attach an original completed Form W-8BEN)

7.	If Trust/Pension/PSP or Other Entity, Please Provide Complete Title - See Section B-1 for documentation requirements

Tax ID #	OR	Social Security #	Date of Trust/Pension/PSP/Other

8.	Residence Address - Required by Law - No P.O. Boxes

City	State	Zip

9.	Alternate Mailing Address - P.O. Boxes are Acceptable

City	State	Zip

10.	Telephone Number	☐	Home	☐	Cell	☐	Work

11.

Transfer on Death (Beneficiary information, if applicable) - Not available for residents of Louisiana. Individual or joint account with rights of survivorship only. Social security number optional, however date of birth is required. Designate whole percentages only. Must equal 100%. TOD designation shall be governed by the laws of the State of Missouri.

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

IPC ALT REIT SUB DOC	Page 2 of 6

D - DISTRIBUTION OPTIONS (select only one)

Please read the following section carefully.

You are automatically enrolled in our Distribution Reinvestment Plan (DRP) unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS,

NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you are not automatically enrolled in the DRP and will receive cash distributions unless you elect to enroll in the DRP.

1. Cash Distribution Election

(A) If you are a resident of the states listed above, you are not automatically enrolled in the DRP. You will receive cash distributions unless you elect to enroll in the DRP. If you want to receive cash distributions, complete this Section 1. If you want to enroll in the DRP, continue to Section 2(A).

(B) If you are not a resident of the states listed above, you are automatically enrolled in the DRP. If you want to elect to receive cash distributions, complete this Section 1. If you want to remain enrolled in the DRP, continue to Section E - Electronic Delivery.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

☐ Mail to Residence Address

☐ Mail Distributions to a Third Party (Complete Section Below)

Name of Bank, Brokerage Firm, or Individual

Mailing Address

City	State	Zip

Account #

☐ Send Distributions via ACH

I authorize IPC Alternative Real Estate Income Trust, Inc. (the “Company”) or its agent to deposit my distribution into my checking or savings account. This authorization will remain in force until I notify the Company in writing to cancel it. In the event the Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

☐ Checking (Attach a pre-printed VOIDED check)	☐ Savings (Attach a VOIDED deposit slip)

2. Distribution Reinvestment Election

(A) If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, initial below to enroll in the DRP and continue to Section E - ELECTRONIC DELIVERY.

Investor Initials	Co-Investor Initials

(B) If you are not a resident of the states listed above, you are automatically enrolled in the DRP. If you want to remain enrolled in the DRP, continue to Section E - ELECTRONIC DELIVERY.

E - ELECTRONIC DELIVERY

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from IPC Alternative Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By consenting below to electronically receive stockholder communications, including your account specific information (when available), you authorize us to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in our sole discretion elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

Initials
Investor	Co-Investor

		I consent to electronic delivery	E-mail Address
(Please provide only one email address)

IPC ALT REIT SUB DOC	Page 3 of 6	03.20.25

F - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES

1.
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

PLEASE NOTE: Items (A) through (E) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator, from ALL states and jurisdictions. Items (F) through (X) must be initialed if you reside in one of the applicable states listed below.

Initials
Investor	Co-Investor

	(A)	I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented.

(B)

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D)	I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.

(E)

I understand that the transaction price per share at which my investment will be executed will be made available at
www.ipcaltreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying Inland Investor Services, through my financial intermediary or directly on the Company’s toll-free, telephone line, 866.694.6526.

Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards are in addition to the general suitability requirements above and exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. Unless otherwise indicated, “liquid net worth” is defined as that portion of new worth that consists of cash, cash equivalents and readily marketable investments.

Initials
Investor	Co-Investor

(F)

For Alabama residents: Effective for subscriptions accepted after January 1, 2026, the following suitability standard applies to Alabama investors in our offering: For Alabama residents: Investors residing in Alabama must have either (a) a minimum of $100,000 annual gross income and a new worth of $100,000, or (b) a net worth at least $350,000. In addition, an Alabama investor’s aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made as a result of participation in a distribution reinvestment program nor to an investor who is an “accredited investor” as defined in Rule 501 (a) of Regulation D under the Securities Act of 1933, as amended. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

(G)

For California residents: Investors residing in California may not invest more than 10% of their net worth in this offering. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(H)

For Idaho residents: Investors residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

(I)

For Iowa residents: Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(J)

For Kansas residents: It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

(K)	For Kentucky residents: Investors residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated public, non-listed REITs.

(L)

For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

(M)

For Massachusetts residents: Investors residing in Massachusetts must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (ii) a minimum liquid net worth of $350,000. For purposes of Massachusetts’ suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

(N)	For Missouri residents: No more than 10% of any one Missouri investor’s liquid net worth shall be invested in us.

IPC ALT REIT SUB DOC	Page 4 of 6

(O)

For Nebraska residents: Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other public, non-listed direct participation programs to 10% of such investor’s net worth.

(P)

For New Jersey residents: Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. In addition, the total investment in us, our affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that Class T shares, Class S shares and Class D shares are subject to upfront selling commissions, dealer manager fees, and/or distribution fees, in such amounts as described in the prospectus.

(Q)

For New Mexico residents: Investors residing in New Mexico, who are not “accredited investors” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed REITs.

(R)

For North Dakota residents: Investors residing in North Dakota must have a net worth of at least ten times their investment in us. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(S)

For Ohio residents: Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other public, non-listed REITs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

(T)

For Oregon residents: Non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

(U)

For Pennsylvania residents: Investors residing in Pennsylvania may not invest more than 10% of their net worth in us. In addition, because the minimum offering amount is less than $125,000,000, Pennsylvania investors are cautioned to carefully evaluate the Company’s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of the Company’s subscriptions. Further, subscriptions from Pennsylvania residents will not be released from escrow until either (i) the Company has received, prior to the termination of its primary offering, purchase orders for at least $62,500,000 (including subscription orders by residents of other jurisdictions and by The Inland Real Estate Group of Companies, Inc., its affiliates and the Company’s directors and officers) of shares of the Company’s common stock in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares and/or (ii) the Company obtains, prior to the termination of our primary offering, $62,500,000 in assets (including by consolidating the Company’s operating partnership in our financial statements under GAAP).

(V)

For Puerto Rico residents: Investors residing in Puerto Rico may not invest more than 10% of that investor’s liquid net worth in us, our affiliates, and in other public, non-listed REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary resident, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(W)	For Tennessee residents: Investors residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

(X)

For Vermont residents: Investors residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth.

As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc. but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by Inland Real Estate Investment Corporation (“IREIC”), which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange or (iv) Inland Residential Properties Trust, Inc., a REIT previously sponsored by IRIEC which was liquidated in 2019.

2.

THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. See Form W-9 instructions at http://www.irs.gov

	Exempt payee code (if any)	Exemption from FATCA reporting code (if any)

Signature - Investor/Trustee/Administrator/POA*	Print Name - Investor/Trustee/Administrator/POA	MM/DD/YYYY

Signature - Co-Investor/Co-Trustee (If Applicable)	Print Name - Co-Investor/Co-Trustee (If Applicable)	MM/DD/YYYY

Signature - Custodian (If Applicable)	Print Name - Custodian (If Applicable)	MM/DD/YYYY

*Must Include Supporting Document(s)

☐

I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. For Washington residents, except in the case of fiduciary accounts, the investor may not grant any person a power-of-attorney to make such representations on his or her behalf.

IPC ALT REIT SUB DOC	Page 5 of 6

G - SELLING PARTY ACKNOWLEDGEMENT AND SIGNATURE

To be completed by the Registered Representative (RR) of the participating Broker Dealer (BD) or the Investment Advisor Representative (IAR) of the participating Registered Investment Advisor (RIA).

RR/IAR Name(s)
Mailing Address

City	State	Zip

Telephone Number	E-mail Address
BD or RIA Firm Name

Rep ID # (Required)	Branch ID # (Required)

Client Account #	IAR CRD #

The undersigned confirm on behalf of the Broker Dealer or Registered Investment Advisor that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the limited liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth in Section F of this subscription agreement; (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (viii) understand that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934.

BD Only: The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm's existing Anti-Money Laundering Program and Customer Identification Program.

Signature - RR or IAR (Required)	Print Name - RR or IAR	Date MM/DD/YYYY

Signature - Broker Dealer Principal (If Required by Broker Dealer)	Print Name - Broker Dealer Principal	Date MM/DD/YYYY

For Non-Custodial Ownership Accounts:

Please send the completed and executed subscription agreement and your check made payable to:

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC. c/o INLAND to the address below.

For Brokerage/Custodial Ownership Accounts:

Checks should be made payable to the custodian and sent along with the completed and executed subscription agreement to the custodian.

MAIL OR FAX COMPLETED FORM TO:

Regular Mail: IPC Alternative Real Estate Income Trust, Inc. c/o SS&C GIDS, Inc Attn: Inland P.O. Box 219182 Kansas City, MO 64121-9182	Overnight Delivery: IPC Alternative Real Estate Income Trust, Inc. c/o SS&C GIDS, Inc. Attn: Inland 801 Pennsylvania Avenue Kansas City, MO 64105-1307

Fax: 855-223-2479	Wiring Instructions: UMB Bank 1008 Oak Street Kansas City, MO 64106
Questions: Inland Investor Services 866-My-Inland (866-694-6526)		ABA # 101000695 DDA Account # 9871975967 FBO: Name of Stockholder

IPC ALT REIT SUB DOC	Page 6 of 6	03.20.25

IPC Alternative Real Estate Income Trust, Inc.

Maximum Offering of $1,250,000,000

Common Stock

Prospectus

April 3, 2026

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by IPC Alternative Real Estate Income Trust, Inc. and referred to in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses to be incurred by IPC Alternative Real Estate Income Trust, Inc. (the “Company”, “we”, “our” or the “registrant”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee and the FINRA filing fee.

SEC registration fee	$137,750
FINRA filing fee	188,000
Legal	2,100,000
Printing and mailing	1,500,000
Accounting and tax	1,000,000
Blue sky	500,000
Advertising and Sales Literature	120,000
Due diligence	800,000
Technology	50,000
Escrow agent fees and expenses	15,000
Transfer agent fees and expenses	1,500,000
Issuer costs related to training and education meetings and retail conferences	2,300,000
Total	$10,210,750

Item 32. Sales to Special Parties.

We were originally formed on June 17, 2021 as a Delaware limited liability company named “Inland Private Capital Alternative Assets Fund, LLC.” IPC Alternative Assets Fund HoldCo, LLC (“HoldCo”), an affiliate of Inland Real Estate Investment Corporation (“IREIC”), our sponsor, made a capital contribution of $1,000 and owned 100% of the interests in our company. On June 12, 2023, (i) we converted to a Maryland corporation, (ii) HoldCo’s interests in us were converted into a share of our common stock, (iii) HoldCo distributed that share to its owner which in turn distributed it to IREIC and (iii) IREIC contributed an additional $199,000 to us in consideration of an additional 199 shares of our common stock. All of these 200 shares of common stock were subsequently re-classified as Class I shares. The offer and sale of shares to HoldCo and IREIC is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

On October 2, 2023, Ella S. Neyland and Michael W. Reid received combined awards of restricted shares of Class I common stock having a total fair market value as of the date of grant equal to approximately $23,000. On March 19, 2024, the Company granted its independent directors a total of 2,387 restricted Class I shares with a total value of approximately $60,000. On August 1, 2024, the Company granted its independent directors a total of 3,336 restricted Class I shares with a total value of approximately $83,000. On August 1, 2025, the Company granted its independent directors a total of 3,548 restricted Class I shares with a total value of approximately $83,000. Restricted stock issued will generally vest one year from the date of grant and become fully vested earlier upon a liquidity event or upon the termination of a director by reason of his or her death or disability. These issuances were consummated without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On April 5, 2024, IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), an entity for which the Company acts as general partner, acquired all of the beneficial interests (“Interests”) in Self-Storage Portfolio V DST (the “Trust”), a Delaware statutory trust whose trustee is Self-Storage Portfolio V Exchange, L.L.C., an affiliate of the Company’s external advisor, from investors in such Trust (the “Investors”) in exchange for an aggregate of $23,153,318.91 in cash, $109,585.96 Class T Operating Partnership units (“Class T Units”) and $2,293,999.68 Class I Operating Partnership units (“Class I Units,” and together with the Class T Units, the “OP Units”) (the “Transaction”). Each Investor was given the opportunity to receive a number of OP Units based on the number of Interests each such Investor owned and the then-current net asset value (“NAV”) per OP Unit (as determined in accordance with the valuation guidelines of the Company). In connection with the Transaction, on April 5, 2024 the Operating Partnership issued 4,381.0900 Class T OP Units in exchange for $109,585.96 Interests and 91,710.8300 Class I OP Units in exchange for $2,293,999.68 Interests, in each case to the Investors who elected to receive OP Units in exchange for such investor’s Interest in the Trust. The offer and sale of the OP Units was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Regulation D thereunder.

Item 33. Recent Sales of Unregistered Securities.

The information set forth above under Item 32 is incorporated herein by reference.

Private Offering of Class I, Class X-1 and Class X-2 Shares of Common Stock

On August 28, 2025, we initiated a private offering exempt from registration under the Securities Act (the “Private Offering”). In connection with the Private Offering, on August 28, 2025, we and our dealer manager, Inland Securities Corporation (the “Dealer Manager”), an affiliate of our external advisor, entered into a dealer manager agreement (the “Private Offering DM Agreement”) under which shares of Class I common stock, par value $0.01 per share (the “Class I Common Shares”), shares of Class X-1 common stock, par value $0.01 per share (the “Class X-1 Common Shares”) and shares of Class X-2 common stock, par value $0.01 per share (the “Class X-2 Common Shares”) in the Company will be sold through the Dealer Manager. We will not pay the Dealer Manager any dealer manager fees, selling commissions or ongoing distribution fees in respect of the purchase of any Class I Common Shares, Class X-1 Common Shares, Class X-2 Common Shares or any shares acquired pursuant to our distribution reinvestment plan. We, the Dealer Manager or our advisor IPC Alternative Real Estate Advisor, LLC may reimburse investment advisers or other fiduciaries for their out-of-pocket expense associated with conducting due diligence on us in connection with the Private Offering.

The table below shows the issuances of Class X-1 shares in the Private Offering as of April 3, 2026. No Class I or X-2 shares have been issued in the Private Offering as of April 3, 2026.

Date of Unregistered Sale	Number of Class X-1 Shares Issued	Aggregate Consideration
December 23, 2025	4,298	$100,000
March 2, 2026	6,471	$150,000
April 1, 2026	7,452	$175,000

Class I and Class X-1 shares sold in the Private Offering will be exchanged for Class X-2 shares without registration in reliance on the exemption from registration under the Securities Act afforded by Section 3(a)(9) thereof at an exchange rate based on the net asset value per share of each class as of the exchange date if the gross proceeds by the applicable distribution participant reaches the target specified by the Company’s dealer manager.

Item 34. Indemnification of Directors, Officers and Others.

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Advisor and any of its affiliates acting as our agent subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor or any affiliate or any person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We intend to enter into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act and state securities laws is against public policy and unenforceable.

IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership of which we are the general partner, must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner and in their capacity as directors and officers of the general partner.

Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

1.	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•
The financial statements of the Company and the Operating Partnership included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026.
•
The prior performance tables contained in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2026.

2.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

(i)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(F)

To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(iii)

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(iv)

The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1

Dealer Manager Agreement, dated September 28, 2023, by and between IPC Alternative Real Estate Income Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2023)

1.2	Form of Participating Broker-Dealer Agreement (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed June 16, 2023)

1.3	Form of Selected RIA Agreement (incorporated by reference to Exhibit 1.3 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed June 16, 2023)

1.4

Dealer Manager Agreement - Private Offering, dated August 28, 2025, by and between the Company and the Dealer Manager (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

1.5

Form of Selected Dealer Agreement - Private Offering (included as Exhibit A to the Dealer Manager Agreement - Private Offering filed as Exhibit 1.4 hereto) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

1.6

Form of Selected RIA Agreement - Private Offering (included as Exhibit B to the Dealer Manager Agreement - Private Offering filed as Exhibit 1.4 hereto) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (File. No. 333-272750) filed September 22, 2023)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

4.1	Amended and Restated Distribution Reinvestment Plan (included in Appendix A to the prospectus)

4.2

Amended and Restated Share Repurchase Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

4.3	Net Asset Value Calculation and Valuation Guidelines (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed March 20, 2024)

5.1

Opinion of DLA Piper LLP (US) as to Legality of Securities (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

8.1	Opinion of DLA Piper LLP (US) as to Tax Matters (incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

10.1

Amended and Restated Advisory Agreement, dated August 28, 2025, by and among the Company, the Operating Partnership and the Advisor (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

10.2

Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated August 28, 2025 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on September 3, 2025)

10.3

Trademark License Agreement, dated June 12, 2023, by and between IPC Alternative Real Estate Income Trust, Inc. and The Inland Real Estate Group, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed June 16, 2023)

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed June 16, 2023)

10.5	Director Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2025)

10.6	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

10.7	Form of Property Management Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

10.8

Revolving Credit Facility Loan Agreement, dated October 27, 2023, by and between IPC Alternative Real Estate Operating Partnership, LP and Inland Private Capital Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 30, 2023)

10.9

Revolving Promissory Note, dated October 27, 2023, by IPC Alternative Real Estate Operating Partnership, LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 30, 2023)

10.10

Dealer Manager Agreement, dated February 13, 2024, by and among IPC Alternative Real Estate Operating Partnership, LP, IPC Alternative Real Estate Income Trust, Inc. (for purposes of Section 4(a)) and Inland Securities Corporation in connection with DST Transaction (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 15, 2024)

10.11

Form of Selected Dealer Agreement to be entered into by Inland Securities Corporation in connection with DST Transaction (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 15, 2024)

10.12

Form of Selected RIA Agreement to be entered into by Inland Securities Corporation in connection with DST Transaction (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed February 15, 2024)

10.13

Purchase Obligation Agreement, dated February 13, 2024, by and among IPC Alternative Real Estate Operating Partnership, LP and Self-Storage Portfolio V Exchange, L.L.C., in its capacity as signatory trustee of Self-Storage Portfolio V DST, Self-Storage Portfolio V DST, AL Self-Storage DST, and GA Self-Storage DST, and Inland Private Capital Corporation as a joinder party (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed February 15, 2024)

10.14	Form of Placement Agent Agreement for DST Program (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2024)

10.15	Form of Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2024)

10.16	Form of Tax Protection Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2024)

10.17

Indemnification Agreement by and between Inland Private Capital Corporation, the Company and IPC Alternative Real Estate Operating Partnership, LP, dated June 27, 2024 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2024)

10.18

Second Modification to Loan Documents Agreement, dated November 19, 2025, by and between IPC Alternative Real Estate Operating Partnership, LP and Inland Private Capital Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 24, 2025)

10.19

Loan Agreement, dated September 30, 2021, by and among BMO Harris Bank N.A., as administrative agent and lender, and certain subsidiaries of the Operating Partnership (MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.) as borrowers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed March 18, 2026)

10.20

First Amendment to Loan Agreement, dated August 1, 2022, by and among BMO Harris Bank N.A., as administrative agent and lender, and certain subsidiaries of the Operating Partnership (MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.) as borrowers (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed March 18, 2026)

10.21

Second Amendment to Loan Agreement, dated October 24, 2023, by and among BMO Bank N.A., as administrative agent and lender, and certain subsidiaries of the Operating Partnership (MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.) as borrowers (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed March 18, 2026)

10.22

Joinder Agreement and Third Amendment to Loan Agreement, dated February 23, 2024, by and among BMO Bank N.A., as administrative agent and lender, MOB West Jordan, L.L.C., a subsidiary of the Operating Partnership and certain other subsidiaries of the Operating Partnership (entities listed in Exhibit A attached thereto) as borrowers (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed March 18, 2026)

10.23

Fourth Amendment to Loan Agreement, dated January 26, 2026, by and among BMO Bank N.A., as administrative agent and lender, and certain subsidiaries of the Operating Partnership (MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., MOB West Jordan, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.) as borrowers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 29, 2026)

10.24

Amended and Restated Loan Agreement, dated October 30, 2025, by and among Capital One, National Association, as administrative agent and collateral agent for the Lenders (as defined therein) the parties who are or thereafter become parties to the agreement as Lenders, and certain subsidiaries of the Operating Partnership (parties listed on Exhibit B attached thereto) as borrowers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 5, 2025)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File. No. 333-272750) filed April 4, 2025)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Independent Registered Public Accounting Firm

23.3*	Consent of Independent Valuation Advisor

23.4	Consent of DLA Piper LLP (US) (contained in its opinions filed as Exhibits 5.1 and 8.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on form S-11 (File No. 333-272750) filed September 22, 2023)

99.1	Policy with Respect to Repurchase of Advisor Shares (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed September 22, 2023)

107	Filing fee table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-11 (File No. 333-272750) filed June 16, 2023)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on April 3, 2026.

IPC Alternative Real Estate Income Trust, Inc.

By:	/s/ Denise C. Kramer
Denise C. Kramer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-11 has been signed by the following persons in the following capacities on April 3, 2026.

Signature	Title

/s/ Denise C. Kramer	Chief Executive Officer
Denise C. Kramer	(principal executive officer)

*	Director and Chair of the Board
Ella S. Neyland

/s/ Jerry Kyriazis	Chief Financial Officer
Jerry Kyriazis	(principal financial officer and principal accounting officer)

*	Independent Director
Michael W. Reid

*	Independent Director
Daniel Rigby

/s/ Alan Feldman	Independent Director
Alan Feldman

*	Director
Anthony Chereso

*By: /s/ Jerry Kyriazis
Jerry Kyriazis
Attorney-in-fact